UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 14, 2020

Dear Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Endurance International Group Holdings, Inc., a Delaware corporation, which we refer to as “we,” “us,” “Endurance” or the “Company,” to be held on January 14, 2021 at 10:00 a.m., Eastern time. Due to public health and travel concerns related to coronavirus (COVID-19), the special meeting will be a virtual stockholder meeting, conducted via live audio webcast. You may attend the special meeting online, vote your shares electronically and submit questions during the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join and participate in the special meeting. Instructions on how to attend and participate online will be posted at www.virtualshareholdermeeting.com/EIGI2021SM before the special meeting. Online check-in will begin at 9:45 a.m. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

On November 1, 2020, the Company entered into an agreement and plan of merger, which we refer to as the “merger agreement,” with Endure Digital Intermediate Holdings, Inc., a Delaware corporation (formerly known as Razorback Technology Intermediate Holdings, Inc.), which we refer to as “Parent,” and Endure Digital, Inc., a Delaware corporation (formerly known as Razorback Technology, Inc.) and a wholly-owned subsidiary of Parent, which we refer to as “Merger Sub,” providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by affiliates of Clearlake Capital Group, L.P. (“Clearlake”), which is a private equity firm based in California specializing in investments in the technology, industrials and consumer sectors.

At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to adopt the merger agreement, as it may be amended from time to time in accordance with its terms;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 76 of the accompanying proxy statement; and

•

a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting.

If the merger is consummated, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger will, other than as provided below, be converted into the right to receive $9.50 in cash, without interest and subject to deduction for any required withholding tax. We refer to this consideration per share of Company common stock to be paid in the merger as the “merger consideration.” The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who do not vote in favor of the proposal to adopt the merger agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, (b) shares held in the treasury of the Company and (c) shares owned by any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent. The merger consideration of $9.50 per share of Company common stock represents a 79% premium over Endurance’s closing share price of $5.30 on September 25, 2020, the last full trading day prior to media speculation about a potential acquisition of the Company, and a 64% premium over its closing share price of $5.81 on October 30, 2020, the last full trading day prior to the public announcement of the merger.

The board of directors of the Company, which we refer to as the “board of directors,” has unanimously (1) determined and declared that the merger agreement, the merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and its stockholders, (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (3) declared that the terms of the merger are fair to the Company and the Company’s stockholders, (4) determined that it is advisable and in the best interests of the Company for the board of directors to submit the merger agreement to the Company’s stockholders for adoption and directed that the merger agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption and (5) recommended that the Company’s stockholders adopt the merger agreement. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. After careful consideration, the board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the shares of Company common stock that are issued and outstanding as of the record date.

Your vote is very important. Whether or not you plan to attend the special meeting online, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting. You may revoke your proxy at any time before it is exercised at the special meeting by delivering a properly executed proxy card bearing a later date or a written revocation of your proxy to our tabulator, Broadridge Financial Solutions, Inc., not later than January 13, 2021, the day before the special meeting, submitting a later-dated proxy electronically via the Internet or telephonically, or by voting online while virtually attending the special meeting. Attending the special meeting will not, in itself, revoke a previously submitted proxy. To revoke a proxy at the special meeting, you must vote online while virtually attending the special meeting. The failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee how to vote your shares of Company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. Your bank, brokerage firm or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Under Delaware law, if the merger is completed, holders of Company common stock who do not vote in favor of adoption of the merger agreement and who satisfy other conditions set forth in Section 262 of the General

Corporation Law of the State of Delaware will have the right to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Company common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving the merger consideration if the merger is completed. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote to adopt the merger agreement at the special meeting, you must not vote in favor of adoption of the merger agreement and you must comply with all other Delaware law procedures set forth in Section 262 of the General Corporation Law of the State of Delaware and explained in the accompanying proxy statement. See “Appraisal Rights” beginning on page 119 of the accompanying proxy statement, Section 262 of the General Corporation Law of the State of Delaware is reproduced in its entirety in Annex E to the accompanying proxy statement.

The accompanying proxy statement provides you with detailed information about the Company, the special meeting, the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

The proxy statement also describes the actions and determinations of the Company’s board of directors in connection with its evaluation of the merger agreement and the merger. We urge you to carefully read the entire proxy statement and its annexes, including the merger agreement, as they contain important information. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information.”

If you have any questions or need assistance voting your shares of Company common stock, please call Morrow Sodali, the Company’s proxy solicitor, at +1 (212) 300-2470.

Thank you in advance for your cooperation and continued support.

Sincerely,

Jeffrey H. Fox

Chief Executive Officer

The accompanying proxy statement is dated December 14, 2020 and is first being mailed to our stockholders, together with the enclosed form of proxy card, on or about December 14, 2020.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

10 Corporate Drive

Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Notice is given that a special meeting of stockholders of Endurance International Group Holdings, Inc., a Delaware corporation will be held at the following time and place, for the following purposes:

Time and Date	10:00 a.m., local time, on Thursday, January 14, 2021

Place	Due to public health and travel concerns related to coronavirus (COVID-19), the special meeting will be held virtually, conducted via live audio webcast. You may attend the special meeting online, vote your shares electronically and submit questions during the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join and participate in the special meeting. Instructions on how to attend and participate online will be posted at www.virtualshareholdermeeting.com/EIGI2021SM before the special meeting. Online check-in will begin at 9:45 a.m. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

Items of Business	To consider and vote on:

•

a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2020, as it may be amended from time to time in accordance with its terms, which we refer to as the “merger agreement,” by and among Endurance International Group Holdings, Inc., which we refer to as the “Company,” Endure Digital Technology Intermediate Holdings, Inc., a Delaware corporation (formerly known as Razorback Technology Intermediate Holdings, Inc.), which we refer to as “Parent,” and Endure Digital, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (formerly known as Razorback Technology, Inc.), which we refer to as “Merger Sub.” A copy of the merger agreement is attached as Annex A to the accompanying proxy statement;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 76 of the accompanying proxy statement; and

•	any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

These items of business are more fully described in the proxy statement accompanying this notice.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting.

Record Date	You are entitled to receive notice of, and to vote at, the special meeting if you were a stockholder of record of the Company at the close of business on December 11, 2020.

Proxy Voting	Your vote is very important, regardless of the number of shares of Company common stock you own. The merger and other transactions contemplated by the merger agreement cannot be consummated unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of Company common stock that are issued and outstanding as of the record date. Even if you plan to virtually attend the special meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet, using the instructions on the enclosed proxy card, prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, voting online while virtually attending the special meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to virtually attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares online while virtually attending the special meeting unless you request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.

Recommendation

After careful consideration, the board of directors of the Company, which we refer to as the “board of directors,” has unanimously approved the merger agreement and recommends that all Company stockholders vote in favor of the proposal to adopt the merger agreement. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. After careful consideration, the board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Attendance	Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee to attend the special meeting.

Appraisal Rights	Under Delaware law, if the merger is completed, holders of Company common stock who do not vote in favor of adoption of the merger agreement and who satisfy other conditions set forth in Section 262 of the General Corporation Law of the State of Delaware will have the right to seek an appraisal by the Delaware Court of Chancery of the fair value of their shares of Company common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving the merger consideration if the merger is completed. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote to adopt the merger agreement at the special meeting, you must not vote in favor of adoption of the merger agreement and you must comply with all other Delaware law procedures set forth in Section 262 of the General Corporation Law of the State of Delaware and explained in the accompanying proxy statement. See “Appraisal Rights” beginning on page 119. Section 262 of the General Corporation Law of the State of Delaware is reproduced in its entirety in Annex E of the accompanying proxy statement and is incorporated in this notice by reference.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU VOTE ONLINE WHILE VIRTUALLY ATTENDING THE SPECIAL MEETING, YOUR VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By order of the Board of Directors,

DAVID C. BRYSON

Secretary

December 14, 2020

Burlington, Massachusetts

IMPORTANT INFORMATION

Even if you plan to virtually attend the special meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet, using the instructions on the enclosed proxy card, prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend.

If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the proposal to adopt the merger agreement.

If you are a stockholder of record, voting online while virtually attending the special meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to virtually attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.

We urge you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of Company common stock, please contact our proxy solicitor: Morrow Sodali, at +1 (212) 300-2470.

PROXY STATEMENT

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about December 14, 2020 to our stockholders who owned shares of Company common stock as of the close of business on December 11, 2020.

SUMMARY

The following summary highlights selected information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of stockholders described herein. Accordingly, we urge you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 126.

Parties to the Merger (Page 34)

In this proxy statement, we refer to the agreement and plan of merger, dated as of November 1, 2020, as it may be amended from time to time in accordance with its terms, among Parent, Merger Sub and the Company, as the “merger agreement,” and the merger of Merger Sub with and into the Company as the “merger.” The parties to the merger agreement and the merger are:

•

Endurance International Group Holdings, Inc., which we refer to as “we,” “us,” “Endurance” or the “Company,” is a leading provider of cloud-based platform solutions that helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. Our family of brands includes: Constant Contact, Bluehost, HostGator, and Domain.com, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,800 people across the United States, Brazil, India and the Netherlands. Shares of Endurance common stock are traded on The Nasdaq Global Select Market under the symbol “EIGI.” The principal executive offices of Endurance are located at 10 Corporate Drive, Burlington, Massachusetts 01803, and its telephone number is (781) 852-3450.

•

Endure Digital Intermediate Holdings, Inc., which we refer to as “Parent,” (formerly known as Razorback Technology Intermediate Holdings, Inc.) is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Parent is owned by funds managed by affiliates of Clearlake Capital Group, L.P. (“Clearlake”) and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Parent. The principal executive offices of Parent are located at 233 Wilshire Boulevard, Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

•

Endure Digital, Inc., which we refer to as “Merger Sub,” (formerly known as Razorback Technology, Inc.) is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the “surviving corporation.” The principal executive offices of Merger Sub are located at 233 Wilshire Boulevard, Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

The Special Meeting (Page 28)

Time, Place and Purpose of the Special Meeting (Page 28)

The special meeting of the stockholders of the Company, which we refer to as the “special meeting,” will be held on January 14, 2021, starting at 10:00 a.m., Eastern time. Due to public health and travel concerns related to coronavirus (COVID-19), the special meeting will be held virtually, conducted via live audio webcast. Holders of record of the Company’s common stock at the close of business on December 11, 2020, the record date for the special meeting, may attend the special meeting online, vote their shares electronically and submit questions during the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join and participate in the special meeting.

At the special meeting, holders, which we refer to as “stockholders,” of common stock of the Company, $0.0001 par value per share, which we refer to as “Company common stock,” will be asked to consider and vote on:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 76; and

•

a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting.

Record Date and Quorum (Page 28)

You are entitled to receive notice of, attend and to vote at, the special meeting if you owned shares of Company common stock as of the close of business on December 11, 2020, which is the date we have set as the record date for the special meeting, and which we refer to as the “record date.” You will be entitled to cast one vote on each matter presented at the special meeting for each share of Company common stock that you owned at the close of business on the record date. As of the close of business on the record date, there were 141,713,327 shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary to adopt the merger agreement and approve the nonbinding advisory proposal regarding “golden parachute” compensation at the special meeting. A majority of the shares of Company common stock that are issued and outstanding at the close of business on the record date, present virtually or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Your shares of Company common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote online at the meeting or you attend the special meeting but abstain from voting. The special meeting may be adjourned whether or not a quorum is present.

Vote Required (Page 29)

Approval of the proposal to adopt the merger agreement and completion of the merger requires the affirmative vote of the holders of a majority of the shares of Company common stock that are issued and outstanding as of the close of business on the record date. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal.

Under our amended and restated by-laws, which we refer to as our “by-laws,” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on such matters.

Shares Owned by Our Directors and Executive Officers (Page 31)

As of the close of business on the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 73,505,584 shares of Company common stock, representing 52% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. The shares described above include shares beneficially owned by investment funds and entities affiliated with Warburg Pincus LLC, which we refer to as “Warburg Pincus,” and Goldman Sachs & Co. LLC, which we refer to as “Goldman Sachs.” James C. Neary, Chandler J. Reedy and Justin L. Sadrian are partners of Warburg Pincus & Co, an affiliate of Warburg Pincus. All shares indicated as owned by Messrs. Neary, Reedy and Sadrian are included because of their affiliation with the Warburg Pincus entities. Joseph P. DiSabato is a managing director of Goldman Sachs. All shares indicated as owned by Mr. DiSabato are included because of his affiliation with the Goldman Sachs entities. Warburg Pincus and Goldman Sachs are obligated, pursuant to voting and support agreement entered into on November 1, 2020 between Parent and each of such stockholders, to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock in favor of the adoption of the merger agreement and any matter that would reasonably be expected to facilitate the merger.

Proxies and Revocation (Page 31)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote online while virtually attending the special meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., on January 13, 2021 in order for your shares to be voted at the special meeting. If your shares of Company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Company common stock in “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote online while virtually attending the special meeting, you must request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee (your attendance at the special meeting virtually will not, by itself, revoke your proxy; you must vote virtually at the special meeting to revoke your proxy).

If you fail to submit a proxy or to vote online while virtually attending the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of Company common stock will not have an effect on approval of the advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised at the special meeting, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our tabulator, Broadridge Financial Solutions, Inc., not later than January 13, 2021, the day before the special meeting. Your attendance at the special meeting virtually will not, by itself, revoke your proxy; you must vote virtually at the special meeting to revoke your proxy.

The Merger (Page 35)

Pursuant to the terms of the merger agreement, subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and the applicable provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” at the effective time of the merger, (i) Merger Sub will merge with and into the Company (ii) the separate existence of Merger Sub will cease and (iii) the Company will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Parent and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 83)

In the merger, each share of Company common stock, other than as provided below, will be converted into the right to receive $9.50 in cash, without interest and subject to deduction for any required withholding tax. We refer to this consideration per share of Company common stock to be paid in the merger as the “merger consideration.” The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who do not vote in favor of the proposal to adopt the merger agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, appraisal rights under Section 262 of the DGCL, (b) shares held in the treasury of the Company and (c) shares owned by any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent. We sometimes refer to the shares described in the foregoing sentence, collectively, as the “excluded shares.”

Reasons for the Merger; Recommendation of the Board of Directors (Page 45)

After consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the board of directors of the Company, which we refer to as the “board of directors,” by a unanimous vote of all directors, (a) determined and declared that the merger agreement, the merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and the Company’s stockholders, (b) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (c) declared that the terms of the merger are fair to the Company and its stockholders, (d) determined that it is advisable and in the best interests of the Company for the board of directors to submit the merger agreement to the Company’s stockholders for adoption and directed that the merger agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption and (e) recommended that the Company’s stockholders adopt the merger agreement.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 69.

The board of directors recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute”

compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Opinion of Centerview Partners LLC (Page 50)

The Company retained Centerview Partners LLC, which we refer to as “Centerview,” as financial advisor to the board of directors in connection with the proposed merger and the other transactions contemplated by the merger agreement, which we refer to collectively as the “Transaction.” In connection with this engagement, the board of directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Company common stock (other than (i) Dissenting Shares (as defined in the merger agreement), (ii) shares held by the Company as treasury stock or owned by Parent, the Company or any of their subsidiaries, and (iii) shares held by any affiliate of the Company or Parent, which we refer to collectively as “Excluded Shares,” of the merger consideration proposed to be paid to such holders pursuant to the merger agreement.

On November 1, 2020, Centerview rendered to the board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 1, 2020 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated November 1, 2020, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person to as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter. The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Opinion of Goldman Sachs & Co. LLC (Page 57)

Goldman Sachs & Co. LLC, which we refer to as “Goldman Sachs,” delivered its opinion to the Company’s board of directors that, as of November 1, 2020 and based upon and subject to the factors and assumptions set forth therein, the $9.50 in cash per share of the Company’s common stock to be paid to the holders (other than Parent and its affiliates) of shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated November 1, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the board of directors of the Company in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of the Company’s common stock should vote with respect to the merger or any other matter.

Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of the announcement of the merger, to be approximately $21,000,000, $1,000,000 of which became payable at announcement of the merger, and the remainder of which is contingent upon consummation of the merger.

Financing of the Merger (Page 67)

On November 1, 2020, in connection with the merger agreement, Merger Sub entered into a debt commitment letter, which we refer to as the “debt commitment letter” (as further amended and restated) with JPMorgan Chase Bank, N.A., which we refer to as “JPMCB,” Bank of America, N.A., which we refer to as “Bank of America,” BofA Securities, Inc. or any of its designated affiliates, which we refer to as “BofA Securities,” Deutsche Bank Securities Inc., which we refer to as “DBSI,” Deutsche Bank AG New York Branch, which we refer to as “DBNY,” Deutsche Bank AG Cayman Islands Branch, which we refer to as “DBCI” and together with DBSI and DBNY, “Deutsche Bank,” UBS AG, Stamford Branch together with any of its designated affiliates, which we refer to as “UBS AG,” and UBS Securities LLC together with any of its designated affiliates, which we refer to as “UBSS” and together with UBS AG, “UBS” for commitments with respect to the financing required by Merger Sub to consummate the merger, to retire or redeem the Company’s 10.875% Senior Notes due 2024, which we refer to as the “Company notes,” and to refinance the Company’s credit facility.

The financing under the debt commitment letter, the availability of which is contingent on the satisfaction of certain conditions, including the closing of the merger, provides for credit facilities in an aggregate principal amount of up to $2,500 million, consisting of: (i) a senior secured first lien term loan facility in an aggregate principal amount of $1,830 million, (ii) a senior secured revolving credit facility in an aggregate principal amount of $200 million and (iii) a senior unsecured bridge facility in an aggregate principal amount of up to $470 million, which would be incurred by Merger Sub to the extent Merger Sub has not, or cannot, on or prior to the consummation of the merger, issue “Rule 144A-for-life” senior unsecured notes generating up to $470 million in gross proceeds in a private placement.

The facilities to be provided under the debt commitment letter will bear interest at LIBOR or the base rate plus an applicable margin. The senior secured credit facilities to be provided under the debt commitment letter will be secured by liens on substantially all of the Company’s assets, and will be guaranteed by, and secured by the assets of, its direct parent entity and certain of its subsidiaries. The one-year senior unsecured bridge facility of up to $470 million, which we refer to as the “bridge facility,” will be unsecured but guaranteed by the same guarantors as those under the senior secured credit facilities. Various economic and other terms of the financing under the debt commitment letter are subject to change in the process of syndication as set forth in the debt commitment letter.

In connection with the transaction, the indebtedness outstanding under the Company’s existing credit facility will be repaid and the commitments thereunder terminated at or prior to the closing of the transaction. In addition, the Company notes will be retired or redeemed at or prior to the closing of the transaction.

The provision of debt financing under the debt commitment letter is not a condition to the closing of the transaction.

In addition, Parent has obtained an equity commitment letter dated as of November 1, 2020, which we refer to as the “equity commitment letter,” from Clearlake Capital Partners VI, L.P., Clearlake Capital Partners VI (Offshore), L.P., Clearlake Capital Partners VI (USTE), L.P., and Clearlake Flagship Plus Partners (Master), L.P., which we refer to collectively as the “Guarantors.” The equity commitment letter provides for up to $980 million in the aggregate of equity financing on the terms and subject to the conditions set forth therein, which was delivered to the Company concurrently with the execution of the merger agreement.

Limited Guarantee(Page 68)

In connection with entering into the merger agreement, the Guarantors provided the Company with a limited guarantee pursuant to which each Guarantor guarantees, severally, and not jointly, the payment and performance of such Guarantor’s respective percentage of Parent’s obligations to the Company with respect to the payment of the Parent termination fee (as discussed below), enforcement expenses related to the Parent termination fee and certain indemnification obligations related to financing cooperation and any debt tender offer (as described below), subject to a maximum aggregate obligation of $119,656,000.00.

Interests of Certain Persons in the Merger (Page 69)

In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders in reaching its decision to approve and adopt the merger agreement, and in making their recommendation that our stockholders vote in favor of adoption of the merger agreement as described in “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 45. These interests include:

•

accelerated vesting of outstanding and unexercised options to purchase shares of Company common stock held by the Company’s directors and executive officers and cancellation and conversion of each such Company stock option into the right to receive a cash payment equal to the total number of shares of Company common stock then underlying such stock option multiplied by the excess, if any, of the merger consideration of $9.50 over the exercise price per share of such Company stock option;

•

accelerated vesting of Company restricted stock unit awards held by the Company’s directors and executive officers, and cancellation and conversion of each such restricted stock unit award into the right to receive a cash payment equal to the merger consideration of $9.50 multiplied by the total number of shares of Company common stock underlying such restricted stock unit award on the terms set forth in the merger agreement;

•

in the event of certain terminations of employment, cash payments payable, and payment of or reimbursement for premiums with respect to continued health, dental and vision coverage benefits provided, to executive officers of the Company pursuant to certain employment and severance agreements between the Company and our executive officers; and

•	continued indemnification and liability insurance for directors and officers following completion of the merger.

See “The Merger — Interests of Certain Persons in the Merger” beginning on page 69 for additional information.

Approval of “Golden Parachute” Compensation (page 75)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that will or may become payable to our named executive officers in connection with the merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 76. The board of directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Approval of the proposal regarding “golden parachute” compensation requires the approval of a majority of the votes cast on this proposal. Approval of this proposal is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

U.S. Federal Income Tax Consequences of the Merger (Page 77)

The exchange of shares of Company common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the merger) who exchanges shares of Company common stock for cash pursuant to the merger agreement generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. You should read “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 77 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 80)

The merger is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act.” On November 23, 2020, the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger. Under the terms of the merger agreement, the merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

Litigation Relating to the Merger (Page 80)

On December 8, 2020, a complaint was filed against the Company and each of its directors in the United States District Court for the Southern District of New York. The lawsuit, captioned Stamps v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-10321, alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against the defendants for allegedly disseminating a materially incomplete and misleading preliminary proxy statement in connection with the proposed merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The plaintiff seeks to enjoin the defendants from proceeding with the stockholder vote to approve the proposed merger, or from consummating the proposed merger, unless and until the Company discloses to the Company’s public common stockholders the allegedly material information discussed in the complaint; or, in the event the proposed merger is consummated, the plaintiff seeks to recover damages. The plaintiff also seeks an award of costs, expert fees, and attorneys’ fees.

On December 11, 2020, a complaint was filed against the Company and each of its directors in the United States District Court for the District of Delaware. The lawsuit, captioned Baker v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-01691, alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against the defendants for allegedly disseminating a materially incomplete and misleading preliminary proxy statement in connection with the proposed merger of

Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The plaintiff seeks to enjoin the defendants from proceeding with or consummating the proposed merger, or, in the event the proposed merger is consummated, the plaintiff seeks to rescind it or recover damages and seeks a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9. The plaintiff also seeks an award of costs, expert fees, and attorneys’ fees.

The Merger Agreement (Page 81)

Merger Consideration (Page 83)

If the merger is completed, each share of Company common stock, other than the excluded shares, will be automatically converted into the right to receive $9.50 in cash, without interest and subject to deduction for any required withholding tax, will no longer be outstanding, will automatically be cancelled and will cease to exist.

Treatment of Company Stock Awards (Page 85)

Effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock will vest in full. If any such Company stock option is not exercised prior to the effective time of the merger, then at the effective time of the merger such Company stock option will automatically be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, without any interest thereon and subject to all applicable withholding. In the event that the exercise price of any Company stock option is equal to or greater than the merger consideration, such Company stock option will be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit, other than a specified restricted stock unit as described in the next paragraph, that is then outstanding and unvested will vest in full. Each Company restricted stock unit, other than a specified restricted stock unit, that is outstanding as of the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the merger consideration without any interest thereon and subject to all applicable withholding taxes.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that was granted (i) on or after October 27, 2020 to new hires or (ii) in connection with any acquisition that closed in 2020, which we refer to collectively as the “specified restricted stock units,” will automatically be cancelled and converted into the right to receive an amount in cash equal to the merger consideration the holder of the specified restricted stock unit would have received pursuant to the preceding paragraph, with payment of the merger consideration made at the vesting dates, subject to the holder of the specified restricted stock units remaining in continuous service with Parent, the surviving corporation or any of its subsidiaries through each such vesting date. The specified restricted stock units granted on or after October 27, 2020 to new hires will vest as to one-third on the first anniversary of their date of grant and the remainder on the first anniversary of the effective time of the merger, subject to acceleration in full upon a termination without cause, and the specified restricted stock units granted in connection with any acquisition that closed in 2020 will vest based on their pre-effective time vesting schedules with certain accelerations to be determined and with further acceleration upon a termination without cause within 12 months following the effective time of the merger. The merger consideration payable with respect to the specified restricted stock units will be net of any applicable withholding taxes and will be paid on the first administratively practicable payroll date following the vesting date.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock award that is then outstanding and unvested will vest in full and will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock award multiplied by (B) the merger consideration, without any interest thereon and subject to all applicable withholding taxes.

Restrictions on Solicitation of Other Offers (Page 93).

Under the merger agreement, during the period beginning on the date of the merger agreement until the earlier of the termination of the merger agreement and the receipt of the Company stockholder approval, the Company and its subsidiaries will not, and the Company will instruct its directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, which we refer to collectively as “representatives,” not to, and will not authorize or knowingly permit any of its representatives to, directly or indirectly:

•

solicit, initiate or propose the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

•

terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential acquisition proposal, except under the circumstances permitted under the merger agreement; or

•

other than informing persons of the existence of the applicable provisions of the merger agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal or any proposal or inquiry that is reasonably expected to lead to an acquisition proposal.

Notwithstanding the foregoing restrictions or anything to the contrary set forth in the merger agreement, subject to compliance with the terms of the merger agreement, at any time prior to receipt of the Company stockholder approval the Company may:

•

furnish non-public information with respect to the Company and its subsidiaries to any person who has made an acquisition proposal that did not result from a material breach of the merger agreement that the board of directors determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a superior proposal, which we refer to as a qualified person (and the representatives of such qualified person), pursuant to a confidentiality agreement not materially less restrictive with respect to the confidentiality obligations of the qualified person than the confidentiality agreement between the Company and Clearlake, provided that such confidentiality agreement will not (x) grant any exclusive right to negotiate with such counterparty, (y) prohibit the Company from satisfying its obligations under the merger agreement or (z) require the Company or its subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses;

•

engage in discussions or negotiations (including solicitation of revised acquisition proposals) with any qualified person (and the representatives of such qualified person) regarding any acquisition proposal; or

•	amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company common stock with any qualified person.

However, the Company may only furnish such non-public information and engage in such discussions or negotiations if: (x) the Company and its subsidiaries are not in material breach of their non-solicitation obligations pursuant to the terms of the merger agreement and (y) the board of directors of the Company has determined that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law. The Company must promptly make available to Parent any non-public information concerning the Company and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Parent. You should read “The Merger Agreement (Proposal One) — Restrictions on Solicitation of Other Offers” beginning on page 93 for the definition of “acquisition proposal,” “superior proposal” and “Company stockholder approval.”

Restrictions on Changes of Recommendation to Company Stockholders (Page 95).

Under the merger agreement, the board of directors must submit the merger agreement to the Company’s stockholders for adoption and must recommend that the Company’s stockholders vote in favor of adopting the merger agreement. Prior to the earlier of the termination of the merger agreement and the receipt of the Company stockholder approval:

•

the board of directors (a) must not withhold, withdraw or modify, in a manner adverse to Parent, its recommendation to the Company’s stockholders that the Company’s stockholders adopt the merger agreement at the special meeting, (b) must publicly reaffirm its recommendation within ten business days of a request therefor in writing by Parent (the Company will have no obligation to make such reaffirmation on more than three (3) separate occasions), (c) must not (and any committee thereof must not) make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the board of directors (or any committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (though the board of directors (or any committee thereof) may refrain from taking a position with respect to an acquisition proposal until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with such acquisition proposal), (d) must not fail to include its recommendation in this proxy statement, and (e) must not, except as contemplated by the terms of the merger agreement, adopt, approve, endorse or recommend any acquisition proposal or any proposal that is reasonably expected to lead to an acquisition proposal (we refer to the actions listed in the preceding clauses (a) through (e) as a “Company board recommendation change”); and

•

the Company must not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any acquisition proposal (other than entering into a confidentiality agreement in the circumstances described above in the section entitled “— Restrictions on Solicitations of Other Offers”).

However, prior to receipt of the Company stockholder approval, the board of directors may effect a board recommendation change in response to a superior proposal or an intervening event if each of the following conditions is satisfied: (a) the board of directors has determined in good faith (after consultation with outside counsel and its outside financial advisor) that the failure to effect a Company board recommendation change would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; (b) the Company and its subsidiaries are not in material breach of their obligations pursuant to the merger agreement with respect to an acquisition proposal underlying such Company board recommendation change; (c) the Company has notified Parent in writing that it intends to effect a Company board recommendation change, describing in reasonable detail the reasons for such Company board recommendation change (which we refer to as a “recommendation change notice”); (d) if requested by Parent, the Company has made its representatives available to negotiate (to the extent that Parent desires to so negotiate) with Parent’s representatives any proposed modifications to the terms and conditions of the merger agreement during the three business day period following delivery by the Company to Parent of such recommendation change notice; and (e) if Parent has delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of the merger agreement during such three business day period, the board of directors has determined in good faith (after consultation with outside counsel), after considering the terms of such offer by Parent, that the failure to effect a Company board recommendation change would still be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

In the event of any material revisions to an acquisition proposal underlying a potential Company board recommendation change, the Company is required to notify Parent of such revisions and the applicable three business day period described above will be extended until two business days after the time Parent receives notification from the Company of such revisions.

Conditions to the Merger (Page 105).

The obligation of the parties to effect the merger are subject to the satisfaction of a number of conditions, including:

•	the Company’s stockholders have adopted the merger agreement at the special meeting;

•	the waiting period (and any extension thereof) under the HSR Act has expired or early termination thereof has been granted;

•

no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

•

each party’s respective representations and warranties in the merger agreement are true and correct as of the closing date, subject to specified exceptions, including the Company’s representation regarding the absence of a Company Material Adverse Effect (as defined below under “The Merger Agreement (Proposal One) — Definition of Company Material Adverse Effect”) since June 30, 2020;

•	each party has performed in all material respects its covenants and obligations required to be performed by it under the merger agreement on or prior to closing date; and

•

each of Parent and the Company has received a certificate signed by an executive officer of the other party certifying as to the satisfaction of the foregoing conditions relating to the other party’s respective representations and warranties in the merger agreement and performance of the other party’s covenants and obligations in the merger agreement.

Termination (Page 106)

The merger agreement may be terminated and the merger may be abandoned:

•	by mutual written consent of Parent and the Company at any time prior to the effective time of the merger;

•

by either Parent or the Company, if the effective time of the merger has not occurred on or before April 30, 2021, which we refer to as the “outside date,” except that (a) a party to the merger agreement will not be permitted to terminate the merger agreement under this provision if the failure of such party to fulfill any obligation under the merger agreement has been a principal cause of or primarily resulted in the failure of the effective time to occur on or before the outside date, (b) if the marketing period (described below) has commenced but has not been completed by the date that is three business days prior to the outside date, but all other conditions to the closing (other than those conditions that by their terms are to be satisfied at the closing) have been satisfied or, to the extent permitted by law, waived, then the outside date will be extended to the third business day following the final day of the marketing period, and such date will become the outside date; and (c) no party will be permitted to terminate the merger agreement within the three business day notice period referenced in the final bullet in this section entitled “— Termination;”

•

by either Parent or the Company at any time prior to the effective time if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger, except that a party to the merger agreement will not be permitted to terminate the merger agreement in accordance with the foregoing if the failure of such party to fulfill any obligation under the merger agreement has been a principal cause of or primarily resulted in the issuance of any such order, decree, ruling or the taking of such other action;

•

by Parent or the Company if the Company stockholder approval is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken; provided, however, that a party will not be permitted to terminate the merger agreement for such reason if such failure to obtain the Company stockholder approval is attributable to the failure of such party to perform in any material respect any covenant in the merger agreement required to be performed by such party at or prior to the effective time of the merger;

•

by Parent, prior to the effective time of the merger, if the board of directors has effected a Company board recommendation change, which we refer to as a “trigger event,” except that any such termination must occur within 10 business days after the occurrence of the trigger event;

•

by the Company, at any time prior to receipt of the Company stockholder approval, in the event that: (a) the Company has received a superior proposal; (b) the board of directors has determined in good faith (after consultation with outside counsel) that the failure to proceed with such superior proposal would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; (c) the Company and its subsidiaries are not in material breach of their obligations under the merger agreement with respect to such superior proposal; (d) the Company has notified Parent in writing that it intends to enter into a definitive agreement relating to such superior proposal, specifying the material terms and conditions of such superior proposal, which we refer to as a “superior proposal notice;” (e) if requested by Parent, the Company has made its representatives available to negotiate with Parent’s representatives any proposed modifications to the terms and conditions of the merger agreement during the three business day period following delivery of such superior proposal notice (except that in the event of any material revisions to such superior proposal, the Company will be required to notify Parent of such revisions and the applicable three business day period described above will be extended until two business days after the time Parent receives notification from the Company of such revisions); (f) if Parent has delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of the merger agreement during such three Business Day period, the board of directors has determined in good faith (after consultation with outside counsel), after considering the terms of such offer by Parent, that the superior proposal giving rise to such superior proposal notice continues to be a superior proposal and it would still be reasonably likely to be inconsistent with the fiduciary obligations of the board of directors under applicable law not to accept such superior proposal; and (g) concurrently with the termination of the merger agreement, the Company pays Parent the termination fee (described below) and enters into the definitive agreement to consummate the transaction contemplated by such superior proposal;

•

by Parent, prior to the effective time of the merger, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in the merger agreement, which breach or failure to perform would cause one of certain conditions to the obligations of Parent to effect the closing set forth in the merger agreement not to be satisfied, and will not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure to perform from Parent; except that neither Parent nor Merger Sub is then in material breach of any representation, warranty or covenant under the merger agreement;

•

by the Company, prior to the effective time, if there has been a breach of, or failure to perform any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement, which breach or failure to perform would cause one of certain conditions to the obligations of the Company to effect the closing set forth in the merger agreement not to be satisfied, and will not have been cured within 20 business days following receipt by Parent of written notice of such breach or failure to perform from the Company; except that the Company is not then in material breach of any representation, warranty or covenant under the merger agreement; or

•

by the Company if (a) the mutual closing conditions and the closing conditions to the obligations of Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been satisfied, (b) the Company has confirmed by notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) or that it is willing to waive any unsatisfied conditions; and (c) the merger has not been consummated within three business days after delivery of such notice.

Termination Fees (Page 108)

Subject to certain limitations, the Company will pay Parent a termination fee equal to $37,393,000 in the event that the merger agreement is terminated:

•	by Parent if the board of directors has effected a Company board recommendation change;

•	by the Company in order to enter into a definitive agreement providing for a superior proposal; or

•

(i) by either Parent or the Company if the effective time of the merger has not occurred on or before the outside date and such termination occurs prior to obtaining the Company stockholder approval, (ii) by Parent or the Company if the Company stockholder approval is not obtained at the Company stockholders meeting (or applicable adjourned or postponed meeting) or (iii) by Parent if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in the merger agreement, which breach or failure to perform would cause one of certain closing conditions set forth in the merger agreement not to be satisfied, and will not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure to perform from Parent, if (in each of the preceding clauses (i), (ii) and (iii)) (A) before the date of such termination, an acquisition proposal has been publicly announced and not withdrawn, (B) with respect to a termination for failure to obtain the stockholder approval, at the time of the stockholder vote, the financing letters will not have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by the merger agreement and (C) within 12 months after the date of termination, the Company has consummated any acquisition transaction or entered into a definitive agreement with respect to an acquisition transaction that is thereafter consummated.

Subject to certain limitations, Parent will pay the Company a termination fee equal to $119,656,000 in the event that the merger agreement is terminated:

•

by the Company, prior to the effective time, if there has been a material breach of or failure to perform Parent’s financing covenants, which material breach or failure to perform would cause one of certain closing conditions set forth in the merger agreement not to be satisfied and will not have been cured within 20 business days following receipt by Parent of written notice of such breach or failure to perform from the Company; or

•

by the Company if (i) the closing conditions applicable to Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) have been satisfied, (ii) the Company has confirmed by notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) or that it is willing to waive any unsatisfied conditions; and (iii) the merger will not have been consummated within three business days after delivery of such notice.

Voting Agreement (Page 111)

On November 1, 2020, concurrently with the execution of the merger agreement, Parent entered into a voting and support agreement, which we refer to as the “voting agreement,” with certain funds affiliated with Goldman Sachs and certain funds affiliated with Warburg Pincus, each a stockholder of the Company, pursuant to which such stockholders agreed, among other things, to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock in favor of the adoption of the merger agreement, and agreed to certain restrictions on their ability to take actions with respect to the Company and such shares. As of the record date, these stockholders beneficially owned approximately 48% of the issued and outstanding shares of Company common stock. A copy of the voting agreement is attached as Annex D to this proxy statement.

Market Price of Company Common Stock (Page 115)

On September 25, 2020, the last full trading day prior to media speculation about a potential acquisition of the Company, the closing price for Company common stock on the Nasdaq Stock Market was $5.30. On October 30, 2020, the last full trading day prior to the public announcement of the merger, the closing price for Company common stock on the Nasdaq Stock Market was $5.81 per share. On December 11, 2020, the latest practicable trading day before the printing of this proxy statement, the closing price for Company common stock on the Nasdaq Stock Market was $9.43 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Appraisal Rights (Page 119)

If the merger is effected, record holders of Company common stock who submit a written demand for appraisal before the vote is taken on the adoption of the merger agreement, who do not vote in favor of the adoption of the merger agreement, who hold their shares of Company common stock continuously through the effective time of the merger and who otherwise fully comply with the procedures set forth in Section 262 of the DGCL may elect to pursue their appraisal rights to receive, in lieu of the $9.50 per share merger consideration, an amount in cash equal to the judicially determined “fair value” of their shares. The amount determined to be fair value by the court will be determined as of the effective time of the merger and could be more or less than, or the same as, the per share merger consideration for the Company common stock. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares. For a summary of the procedures set forth in Section 262 of the DGCL, see “Appraisal Rights” beginning on page 119. An executed proxy that is not marked “AGAINST” or “ABSTAIN” with respect to the adoption of the merger agreement will be voted “FOR” the adoption of the merger agreement and the stockholder submitting that proxy will lose the right to seek an appraisal of his, her or its shares of Company common stock.

A copy of Section 262 of the DGCL is reproduced in its entirety in Annex E to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We urge you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX E CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Delisting and Deregistration of Company Common Stock (Page 124)

If the merger is consummated, the Company common stock will be delisted from, and no longer be traded on, the Nasdaq Stock Market and deregistered under the Exchange Act. Accordingly, following the consummation of the merger, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC,” on account of the Company common stock.

Conduct of Our Business if the Merger is Not Completed (Page 124)

In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or Merger Sub for their shares of Company common stock. Instead, we would remain a public company, our common stock would continue to be listed and traded on the Nasdaq Stock Market and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 126.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.

The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any rights as a Company stockholder other than your right to receive the merger consideration. In addition, the Company common stock is expected to be delisted from and no longer be traded on, the Nasdaq Stock Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock. For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We urge you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q.	What will I receive if the merger is consummated?

A.

Upon completion of the merger, you will be entitled to receive the per share merger consideration of $9.50 in cash, without interest and subject to deduction for any required withholding tax, for each share of Company common stock that you own immediately prior to the effective time, unless you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 1,000 shares of Company common stock immediately prior to the effective time, you will receive $9,500 in cash in exchange for your shares of Company common stock, without interest and subject to deduction for any required withholding tax. You will not receive any shares of the capital stock in the surviving corporation.

Q.	How does the per share merger consideration compare to the market price of Company common stock prior to announcement of the merger?

A.

The merger consideration of $9.50 per share of Company common stock represents a 79% premium over the Company’s closing share price of $5.30 on September 25, 2020, the last full trading day prior to media speculation about a potential acquisition of the Company, and a 64% premium over its closing share price of $5.81 on October 30, 2020, the last full trading day prior to the public announcement of the merger.

Q.	What will holders of Company stock awards receive if the merger is consummated?

A.

Effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock will vest in full. If any such Company stock option is not exercised prior to the effective time of the merger, then at the effective time of the merger such Company stock option will automatically be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, without any interest thereon and subject to all applicable withholding taxes. In the event that the exercise price of any Company stock option is equal to or greater than the merger consideration, such Company stock option will be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit, other than a specified restricted stock unit as described in the next paragraph, that is then outstanding and unvested will vest in full. Each Company restricted stock unit, other than a specified restricted stock unit, that is outstanding as of the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the merger consideration without any interest thereon and subject to all applicable withholding taxes.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that was granted (i) on or after October 27, 2020 to new hires or (ii) in connection with any acquisition that closed in 2020, which we refer to collectively as the “specified restricted stock units,” will automatically be cancelled and converted into the right to receive an amount in cash equal to the merger consideration the holder of the specified restricted stock unit would have received pursuant to the preceding paragraph, with payment of the merger consideration made at the vesting dates, subject to the holder of the specified restricted stock units remaining in continuous service with Parent, the surviving corporation or any of its subsidiaries through each such vesting date. The specified restricted stock units granted on or after October 27, 2020 to new hires will vest as to one-third on the first anniversary of their date of grant and the remainder on the first anniversary of the effective time of the merger, subject to acceleration in full upon a termination without cause, and the specified restricted stock units granted in connection with any acquisition that closed in 2020 will vest based on their pre-effective time vesting schedules with certain accelerations to be determined and with further acceleration upon a termination without cause within 12 months following the effective time of the merger. The merger consideration payable with respect to the specified restricted stock units will be net of any applicable withholding taxes and will be paid on the first administratively practicable payroll date following the vesting date.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock award that is then outstanding and unvested will vest in full and will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock award multiplied by (B) the merger consideration, without any interest thereon and net of any applicable withholding taxes.

Q.	How does the board of directors recommend that I vote?

A.

The board of directors recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q.	Why is the board of directors recommending that I vote “FOR” approval of the proposal to adopt the merger agreement?

A.

After consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the board of directors, by a unanimous vote of all directors, (a) determined and declared that the merger agreement, the merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and the Company’s stockholders, (b) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (c) declared that the terms of the merger are fair to the Company and its stockholders, (d) determined that it is advisable and in the best interests of the Company for the board of directors to submit the merger agreement to the Company’s stockholders for adoption and directed that the merger agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption and (e) recommended that the Company’s stockholders adopt the merger agreement.

Q.	When do you expect the merger to be consummated?

A.

We are working towards completing the merger as soon as possible. In order to complete the merger, the Company must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the merger agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we currently anticipate that the merger will be consummated during the first fiscal quarter of 2021, although the Company cannot assure completion by any particular date, if at all. Since the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q.	What happens if the merger is not consummated?

A.

If the merger agreement is not adopted by the stockholders of the Company or if the merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be listed and traded on the Nasdaq Stock Market. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the merger agreement or Parent may be required to pay to the Company a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement — Termination Fees” beginning on page 108.

Q.	Is the merger expected to be taxable to me?

A.

Yes. The exchange of shares of Company common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the merger) who exchanges shares of Company common stock for cash pursuant to the merger agreement generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. You should read “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 77 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. Because individual circumstances may differ, you should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or foreign taxes.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders, in reaching its decision to approve and adopt the merger agreement, and in making their recommendation that our stockholders vote in favor of adoption of the merger agreement. For additional information regarding the interests of our directors and executive officers in the merger, see “The Merger — Interests of Certain Persons in the Merger” beginning on page 69.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the board of directors for use at the special meeting because you have been identified as a holder of Company common stock as of the close of business on the record date for the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.	When and where is the special meeting?

A.

The special meeting of stockholders of the Company will be held on January 14, 2021 at 10:00 a.m., Eastern time. Due to public health and travel concerns related to coronavirus (COVID-19), the special meeting will be held virtually, conducted via live audio webcast. You may attend the special meeting online, vote your shares electronically and submit questions during the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join and participate in the special meeting. Instructions on how to attend and participate online will be posted at www.virtualshareholdermeeting.com/EIGI2021SM before the special meeting. Online check-in will begin at 9:45 a.m. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on:

•	a proposal to adopt the merger agreement that provides for the acquisition of the Company by Parent, as it may be amended from time to time in accordance with its terms;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 76; and

•

a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q.	What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.

The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Company common stock that are issued and outstanding as of the record date. Pursuant to the voting and support agreement entered into on November 1, 2020 between Parent and certain funds affiliated with Goldman Sachs and certain funds affiliated with Warburg Pincus, each a stockholder of the Company, such stockholders agreed, among other things, to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock in favor of the adoption of the merger agreement and any matter that would reasonably be expected to facilitate the merger. As of the record date, these stockholders beneficially owned approximately 48% of the issued and outstanding shares of Company common stock.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of Company common stock rather than on the number of votes actually cast, if you fail to submit a proxy or to vote online while virtually attending the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q.	What vote is required for the Company’s stockholders to approve the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A.

Approval of the proposals regarding “golden parachute” compensation, on a nonbinding advisory basis, and adjournment of the special meeting, if necessary or appropriate, require the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on each of these proposals.

If you vote “ABSTAIN” on the proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement, this will have no effect on these proposals. If you fail to submit a proxy or to vote online while virtually attending the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals, and thus will have no effect on these proposals.

Q.	Why am I being asked to cast a nonbinding advisory vote to approve “golden parachute” compensation that the Company’s named executive officers will receive in connection with the merger?

A.

The SEC’s rules require us to seek a nonbinding advisory vote with respect to certain payments that will be made to our named executive officers in connection with the merger, or “golden parachute” compensation.

Q.	What will happen if stockholders do not approve the “golden parachute” compensation at the special meeting?

A.

Approval of “golden parachute” compensation payable under existing agreements with the Company and, in certain cases, new agreements with Parent that our named executive officers may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

Q.	Who can vote at the special meeting?

A.

All of our holders of Company common stock of record as of the close of business on December 11, 2020, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the close of business on the record date.

Q.	What is a “broker non-vote”?

A.

Under the rules of the Nasdaq Stock Market, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting.

Q.	What constitutes a quorum for the special meeting?

A.

A quorum is necessary to adopt the merger agreement and approve the proposal regarding “golden parachute” compensation at the special meeting. The presence at the special meeting, virtually or by proxy, of the holders of a majority of the shares of Company common stock that are issued and outstanding at the close of business on the record date constitutes a quorum for the purposes of the special meeting. Abstentions and “broker non-votes” (as described above), if any, will be counted as present for the purpose of determining whether a quorum is present. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the special meeting. The special meeting may be adjourned whether or not a quorum is present.

Q.	How do I attend the special meeting virtually?

A.

Due to public health and travel concerns related to coronavirus (COVID-19), we will be hosting the special meeting via live audio webcast on the Internet. You will not be able to attend the meeting in person. You may attend the special meeting online, vote your shares electronically and submit questions during the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join the special meeting.

The webcast will start at 10:00 a.m., Eastern time, on January 14, 2021. Online check-in will begin at 9:45 a.m. Instructions on how to attend and participate online will be posted at www.virtualshareholdermeeting.com/EIGI2021SM before the special meeting. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

Q.	How do I vote?

A.

Whether or not you plan to attend the special meeting, we urge you to submit a proxy to ensure your vote is counted. You may still attend and vote at the special meeting even if you have already submitted a proxy to vote your shares. If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•

Online while virtually attending the special meeting — the special meeting will be held virtually via live audio webcast. You may attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join and participate in the special meeting.

•	By proxy—stockholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:

•	over the Internet—the website for Internet proxy submission is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of Company common stock in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote online while virtually attending the special meeting, you must request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Q.	What is the difference between holding shares as a stockholder of record and in “street name”?

A.

If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Q.	If my shares of Company common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement and your shares of Company common stock will not have an effect on approval of the advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Q.	How can I change or revoke my proxy?

A.

If you are the record holder of Company common stock, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised at the final vote at the special meeting, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our tabulator, Broadridge Financial Solutions, Inc., not later than January 13, 2021, the day before the special meeting, or by voting online while virtually attending the special meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” The board of directors has designated Jeffrey H. Fox, Marc Montagner, David Bryson and Timothy Oakes, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.	If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.

Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Q.	How are votes counted?

A.

With respect to the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

With respect to the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on these proposals.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.

The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights in connection with the merger with respect to the transferred shares.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged Morrow Sodali to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Morrow Sodali a fee of approximately $12,000. The Company will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to virtually attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to vote online while virtually attending the special meeting, your vote at the special meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. A letter of transmittal will be mailed to you promptly, and in any event within two business days, after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	What should I do if I have lost my stock certificate?

A.

If you have lost your stock certificate, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449 or info@astfinancial.com, to obtain replacement certificates.

Q.	What rights do I have if I oppose the merger?

A.

Stockholders are entitled to exercise appraisal rights under Delaware law in connection with the merger but only if they follow the procedures and satisfy the requirements specified in Section 262 of the DGCL. A copy of Section 262 of the DGCL is reproduced in its entirety in Annex E to this proxy statement. We urge you to read these provisions carefully and in their entirety. See “Appraisal Rights” beginning on page 119.

Q.	Are there any other risks to me from the merger that I should consider?

A.	Yes. There are risks associated with all business combinations, including the merger. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 27.

Q.	Who can help answer my other questions?

A.

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call Morrow Sodali, our proxy solicitor, at +1 (212) 300-2470.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, including all documents incorporated by reference in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements,” including all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates, litigation and other information with respect to our plans and strategies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “intends,” “anticipates,” “plans,” “estimates,” “expects” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including the occurrence of any event or proceeding that could give rise to the termination of the merger agreement; the inability to complete the merger due to the failure of the closing conditions to be satisfied; the outcome of any legal proceedings that may be instituted in connection with the merger; and the other factors described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, in each case filed with the SEC. In addition, any forward-looking statements represent our estimates only as of the date they were made and should not be relied upon as representing our estimates as of any subsequent date. Except to the extent otherwise required by law, while we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on January 14, 2021, starting at 10:00 a.m., Eastern time, or at any adjournment or postponement thereof. Due to public health and travel concerns related to coronavirus (COVID-19), the special meeting will be held virtually, conducted via live audio webcast. You may attend the special meeting online, vote your shares electronically and submit questions during the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join and participate in the special meeting. Instructions on how to attend and participate online will be posted at www.virtualshareholdermeeting.com/EIGI2021SM before the special meeting. Online check-in will begin at 9:45 a.m. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

At the special meeting, holders of Company common stock will be asked to consider and vote on (i) the proposal to adopt the merger agreement as it may be amended from time to time in accordance with its terms, (ii) the proposal, to approve the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the merger and (iii) the proposal to approve one or more adjournments of the special meeting, to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on December 11, 2020 as the record date for the special meeting, and only holders of record of Company common stock as of the close of business on the record date are entitled to receive notice of and vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. As of the close of business on the record date, there were 141,713,327 shares of Company common stock outstanding and entitled to vote. Each share of Company common stock owned as of the close of business on the record date entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Company common stock that are issued and outstanding at the close of business on the record date, present virtually or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock for which a stockholder directs voting “ABSTAIN,” as well as broker non-votes, if any, will be counted for purposes of establishing a quorum. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the special meeting. A quorum is necessary to adopt the merger agreement and approve the proposal regarding “golden parachute” compensation at the special meeting. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Company common stock that are issued and outstanding as of the record date. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the proposal to adopt the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote online while virtually attending the special meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company common stock in “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares.

Under the rules of the Nasdaq Stock Market, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “broker non-votes.” These broker non-votes, if any, will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the special meeting.

Approval of the advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, require a majority of the votes cast on each of these proposals. For the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of each of these proposals, if you fail to submit a proxy or to vote online while virtually attending the special meeting, or if you have given a proxy and vote “ABSTAIN,” the shares of Company common stock will not be counted in respect of, and will not have any effect on, the proposal.

If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•

Online while virtually attending the special meeting — the special meeting will be held virtually via live audio webcast. You may attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/EIGI2021SM. You will need to have your 16-Digit Control Number, included in your proxy card or in the instructions that accompanied your proxy materials, to join the virtual special meeting.

•	By proxy — stockholders of record have a choice of voting by proxy:

•	over the Internet — the website for Internet proxy submission is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Company common stock held in “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company common stock held in “street name” and wish to vote online while virtually attending the special meeting, you must request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our tabulator, Broadridge Financial Solutions, Inc., not later than January 13, 2021, the day before the special meeting. Please do not send in your stock certificates with your proxy card. Following the consummation of the merger, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

If you have any questions or need assistance voting your shares, please call Morrow Sodali, our proxy solicitor, at +1 (212) 300-2470.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS MAY REVOKE THEIR PROXIES BY VOTING ONLINE WHILE VIRTUALLY ATTENDING THE SPECIAL MEETING.

Shares Owned by Our Directors and Executive Officers

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 73,505,584 shares of Company common stock, representing 52% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement. The shares described above include shares beneficially owned by investment funds and entities affiliated with Warburg Pincus and Goldman Sachs. James C. Neary, Chandler J. Reedy and Justin L. Sadrian are partners of Warburg Pincus & Co., an affiliate of Warburg Pincus. All shares indicated as owned by Messrs. Neary, Reedy and Sadrian are included because of their affiliation with the Warburg Pincus entities. Joseph P. DiSabato is a managing director of Goldman Sachs. All shares indicated as owned by Mr. DiSabato are included because of his affiliation with the Goldman Sachs entities. Warburg Pincus and Goldman Sachs are obligated, pursuant to voting and support agreement entered into on November 1, 2020 between Parent and each of such stockholders, to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock, in favor of the adoption of the merger agreement and any matter that would reasonably be expected to facilitate the merger.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote online while virtually attending the special meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by January 13, 2021, the day before the special meeting, in order for your shares to be voted at the special meeting. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote online while virtually attending the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised at the special meeting, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our tabulator, Broadridge Financial Solutions, Inc., not later than January 13, 2021, the day before the special meeting, or by voting online while virtually attending the special meeting (your attendance at the special meeting virtually will not, by itself, revoke your proxy; you must vote virtually at the special meeting to revoke your proxy).

Adjournments and Recesses

Although it is not currently expected, the special meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we currently anticipate that the merger will be consummated during the first quarter of 2021, although the Company cannot assure completion by any particular date, if at all. Since the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Appraisal Rights

If the merger is effected, record holders of our common stock who submit a written demand for appraisal before the vote is taken on the adoption of the merger agreement, who do not vote in favor of the proposal to adopt the merger agreement, who hold their shares of Company common stock continuously through the effective time of the merger and who otherwise fully comply with the procedures set forth in Section 262 of the DGCL may elect to exercise their appraisal rights to receive, in lieu of the $9.50 per share merger consideration, an amount in cash equal to the judicially determined “fair value” of their shares. The amount determined to be fair value by the court will be determined as of the effective time of the merger and any appraisal amount determined by the court could be more or less than, or the same as, the per share merger consideration for the common stock. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares. For a summary of the procedures set forth in Section 262 of the DGCL, see “Appraisal Rights” beginning on page 119. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and the stockholder submitting that proxy will lose the right to seek an appraisal of his, her or its shares of Company common stock.

A copy of Section 262 of the DGCL is reproduced in its entirety in Annex E to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX E CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Morrow Sodali to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Morrow Sodali a fee of approximately $12,000. The Company will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Morrow Sodali, our proxy solicitor, at +1 (212) 300-2470.

PARTIES TO THE MERGER

THE COMPANY

Endurance International Group Holdings, Inc.

10 Corporate Drive

Burlington, Massachusetts 01803

(781) 852-3450

Endurance is a leading provider of cloud-based platform solutions that helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. Our family of brands includes: Constant Contact, Bluehost, HostGator, and Domain.com, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,800 people across the United States, Brazil, India and the Netherlands. Shares of Endurance common stock are traded on The Nasdaq Global Select Market under the symbol “EIGI.” The principal executive offices of Endurance are located at 10 Corporate Drive, Burlington, Massachusetts 01803, and its telephone number is (781) 852-3450.

For more information about the Company, see “Where You Can Find More Information” beginning on page 126.

PARENT

Endure Digital Intermediate Holdings, Inc.

c/o Clearlake Capital Group, L.P.

233 Wilshire Boulevard, Suite 800

Santa Monica, CA 90401

(310) 400-8800

Endure Digital Intermediate Holdings, Inc., is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Parent is owned by funds managed by affiliates of Clearlake and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Parent. The principal executive offices of Parent are located at 233 Wilshire Boulevard, Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

MERGER SUB

Endure Digital, Inc.

c/o Clearlake Capital Group, L.P.

233 Wilshire Boulevard, Suite 800

Santa Monica, CA 90401

(310) 400-8800

Endure Digital, Inc. is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the “surviving corporation.” The principal executive offices of Merger Sub are located at 233 Wilshire Boulevard, Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Overview of the Merger

The Company, Parent and Merger Sub entered into the merger agreement on November 1, 2020. Under the terms of the merger agreement, among other things, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The following will occur in connection with the merger:

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Each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares) will be automatically converted into the right to receive the per share merger consideration, without interest and subject to deduction for any required withholding tax.

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Effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock will vest in full. If any such Company stock option is not exercised prior to the effective time of the merger, then at the effective time of the merger such Company stock option will automatically be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, without any interest thereon and subject to all applicable withholding. In the event that the exercise price of any Company stock option is equal to or greater than the merger consideration, such Company stock option will be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

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Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit, other than a specified restricted stock unit as described in the next paragraph, that is then outstanding and unvested will vest in full. Each Company restricted stock unit, other than a specified restricted stock unit, that is outstanding as of the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the merger consideration without any interest thereon and subject to all applicable withholding taxes.

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Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that was granted (i) on or after October 27, 2020 to new hires or (ii) in connection with any acquisition that closed in 2020, which we refer to collectively as the “specified restricted stock units,” will automatically be cancelled and converted into the right to receive an amount in cash equal to the merger consideration the holder of the specified restricted stock unit would have received pursuant to the preceding bullet, with payment of the merger consideration made at the vesting dates, subject to the holder of the specified restricted stock units remaining in continuous service with Parent, the surviving corporation or any of its subsidiaries through each such vesting date. The specified restricted stock units granted on or after October 27, 2020 to new hires will vest as to one-third on the first anniversary of their date of grant and the remainder on the first anniversary of the effective time of the merger, subject to acceleration in full upon a termination without cause, and the specified restricted stock units granted in connection with any acquisition that closed in 2020 will vest based on their pre-effective time vesting schedules with certain accelerations to be determined and with further acceleration upon a termination without cause within 12 months following the effective time of the merger. The merger consideration payable with respect to the specified restricted stock units will be net of any applicable withholding taxes and will be paid on the first administratively practicable payroll date following the vesting date.

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Effective as of immediately prior to the effective time of the merger, each Company restricted stock award that is then outstanding and unvested will vest in full and will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock award multiplied by (B) the merger consideration, without any interest thereon and subject to all applicable withholding taxes.

Following and as a result of the merger:

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as of the effective time of the merger, all shares of Company common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder will cease to have any rights with respect thereto, except the right to receive the merger consideration. Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

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shares of Company common stock are expected to be delisted from and will no longer be traded on the Nasdaq Stock Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•	the registration of shares of Company common stock under the Exchange Act is expected to be terminated.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Background of the Merger

The board of directors, together with members of the Company’s senior management, regularly reviews and assesses the Company’s operations, financial condition, competitive landscape and industry developments in the context of the Company’s strategic plans and, in connection with this review and assessment, periodically considers strategic acquisitions, strategic alliances, business combinations, capital raising opportunities and other strategic alternatives. In addition, from time to time the Company and the board of directors had informal discussions in connection with such review and assessment with representatives of Centerview and Goldman Sachs, who were selected based their reputation and experience as financial advisors in the Company’s industry.

In late 2018, Party A (a private equity firm) and Party B (a potential strategic counterparty) inquired about exploring a potential strategic transaction with the Company, and the Company engaged in exploratory discussions with them. Pursuant to non-disclosure agreements, the Company provided certain business information to each of Party A and Party B. The non-disclosure agreement with Party A included standstill obligations that would terminate upon the signing of a definitive agreement with a third party for the sale of the Company. The non-disclosure agreement with Party B did not include a standstill provision.

On October 30, 2019, the board of directors held a regularly scheduled meeting, with members of senior management and representatives of the Company’s financial advisors, Centerview and Goldman Sachs, and legal counsel, WilmerHale, present. As part of a general update process for the board of directors, representatives of Centerview and Goldman Sachs reviewed with the board of directors various strategic alternatives available to the Company, including the continued operation of the Company on a standalone basis (including the possibility of making acquisitions or raising additional equity capital), the divestiture of individual businesses and the sale of the Company as a whole. The financial advisors also identified certain potential participants if the Company were to conduct a sale process of some or all of the Company. The board of directors determined to continue to discuss available strategic alternatives and agreed to schedule a meeting of the board of directors in December 2019 to continue such discussion together with representatives of Centerview and Goldman Sachs.

On December 4, 2019, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs reviewed with the board of directors certain considerations in determining whether to pursue a sale of all or a part of the Company, and discussed with the board of directors parties that might be interested in acquiring all or a part of the Company. A representative of WilmerHale reviewed for the board of directors the fiduciary duties of directors in considering a possible strategic transaction and certain governance considerations relating to potential conflicts of interest in a sale process. The board of directors authorized management to resume exploratory discussions with Party B in response to renewed outreach from Party B, but advised management that it was not making a decision at that time as to whether to pursue a transaction with Party B or any other business combination transaction.

On January 21, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs led a discussion with the board of directors regarding unsolicited inquiries received by the Company and provided an update on exploratory conversations with Party B about a potential strategic transaction with the Company, noting that Party B had indicated that it was not interested in pursuing a cash acquisition of the Company. The financial advisors also discussed how the Company might structure a sale process, including an indicative timeline, as well as a preliminary list of potentially interested parties to contact with respect to the sale of all or a portion of the Company, selected based on their likely interest in a potential transaction. The board of directors determined to defer any decision as to whether to pursue a potential sale of the Company until an updated three-year financial plan of the Company to be prepared by the Company’s management could be reviewed.

On February 5, 2020, the board of directors held a regularly scheduled meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs provided an update on market conditions and presented illustrative preliminary financial analyses, based on financial information provided to the financial advisors by the Company’s management. The financial advisors also discussed with the board of directors a potential sale process for the Company, including a timeline, a range of potential strategic and financial buyers, and potential next steps in such a process. The board of directors instructed the Company’s management to continue to work to finalize the Company’s three-year financial plan and to work with the Company’s financial advisors to develop for further consideration a process that might be followed if the board of directors were to determine to pursue a potential sale of the Company.

On February 13, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of WilmerHale present. Representatives of WilmerHale reviewed the fiduciary duties of directors generally and as they pertain to a potential sale of the Company.

On March 10, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Mr. Fox, the Chief Executive Officer of the Company, described the Company’s response to the COVID-19 pandemic, and the board of directors discussed significant market disruptions that had resulted from the pandemic and its impact on the Company’s share price. Representatives of Centerview and Goldman Sachs and the board of directors discussed considerations regarding a potential sale process, including a list of potential strategic and financial buyers that had been circulated to the board of directors. The financial advisors then discussed the impact of the COVID-19 pandemic on the equity and credit markets, including the significant decline in the price of the Company’s common stock. Management discussed the Company’s current financial condition and prospects. After considering the then current economic and business conditions, the board of directors determined that the Company should continue to pursue its strategic plan as an independent company and that the Company and its advisors should cease any further discussion of a potential sale transaction.

On April 27, 2020, the board of directors held a regularly scheduled telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs updated the board of directors on recent market developments in response to the COVID-19 pandemic, including the impact on trading of the Company’s common stock and potential capital raising options in light of the uncertain economic environment. They then updated the board of directors on recent unsolicited inbound inquiries from potential strategic partners. Consistent with its prior determination at the March 10th 2020 meeting, the board of directors reconfirmed that the Company should not initiate a process to explore a potential sale of the Company and should continue to pursue its strategic plan as an independent company.

On June 11, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs advised the board of directors on recent market developments, including strategic transactions involving competitors of the Company, and unsolicited inbound inquiries that had been received by the Company. The financial advisors also discussed potential capital raising alternatives that the Company might consider to facilitate its pursuit of its strategic plan as an independent company, and the board of directors authorized management to continue to explore those capital raising alternatives.

On July 14, 2020, in response to an unsolicited inbound inquiry to the Company’s financial advisors earlier in the year, Mr. Fox had an introductory telephonic conversation with representatives of Party C, a private equity firm, regarding the possibility of a strategic transaction.

On July 27, 2020, a representative of Party C contacted Mr. Reedy, a director of the Company, by telephone to express its interest in a potential transaction with the Company.

On July 28, 2020, in response to an unsolicited inbound inquiry to the Company’s financial advisors earlier in the year, members of senior management, including Mr. Fox had an introductory telephonic conversation with representatives of Party D, a private equity firm, regarding the possibility of a strategic transaction.

On July 29, 2020, the board of directors held a regularly scheduled telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs provided an update on market developments and the performance of the Company’s stock price. The board of directors and the financial advisors also discussed observations regarding an increase in unsolicited interest in the Company occurring while the Company’s stock was trading at a 52-week high. The financial advisors also provided an update on the introductory discussions with Party C and Party D, as well as an overview of a potential outreach process, including a list of potential financial and strategic buyers that could be contacted. The board of directors then discussed the potential advantages and risks of pursuing a sale of the Company rather than continuing to operate independently, along with the alternative possibility of raising additional capital. Management reviewed with the board of directors the Company’s three-year financial plan. After discussion regarding the Company’s strategic alternatives, including whether to initiate a sale process or to explore raising additional capital, the board of directors determined that management should instruct Centerview and Goldman Sachs to initiate outreach to the potential buyers identified by the financial advisors and reviewed with the board of directors.

Following the July 29, 2020 meeting of the board of directors, and as directed by the board of directors, Centerview and Goldman Sachs contacted 25 parties that had been identified in discussions with the board of directors as parties with potential interest in a strategic transaction with the Company, including Clearlake. From August to September 2020, the Company negotiated and entered into non-disclosure agreements with 12 potential bidders, including Clearlake on September 1, 2020, Party A on August 24, 2020 (which replaced the earlier non-disclosure agreement with Party A, which had expired), Party C on August 14, 2020, and Party D on August 14, 2020. The non-disclosure agreements with each of the 12 potential bidders contained standstill obligations with a term of 12 months that would terminate upon the signing of a definitive agreement with a third party for the sale of the Company. Each of the 12 parties that executed a non-disclosure agreement with the Company received a telephonic management presentation regarding the business of the Company and access to a limited virtual data room containing financial and organizational information regarding the Company, including the three-year financial plan, which had been provided to the board of directors. Such parties (other than two of the 12 participants that had already withdrawn from the process) were sent a process letter requesting submission of a preliminary, non-binding written indication of interest to acquire the Company by September 23, 2020, which would serve as the basis for determining whether one or more parties would be invited to conduct a more detailed investigation of the Company, including additional meetings with management and access to a more extensive virtual data room.

On August 26, 2020, Party A submitted a preliminary, non-binding indication of interest to acquire the Company for a price of $7.15 per share in cash. Party A’s proposal acknowledged the first round bidding date in September, but suggested that the Company permit Party A to accelerate their due diligence efforts in order to allow Party A to re-affirm value and deliver a proposed form of merger agreement in three weeks, which Party A suggested should be followed by a short exclusivity period to negotiate definitive transaction documents. On August 26, 2020, the closing price for Company common stock on The Nasdaq Stock Market was $6.34 per share.

On September 2, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives from Centerview and Goldman Sachs provided an update on the outreach process to date. They then discussed the proposal from Party A. After discussion, the board of directors determined not to accept Party A’s proposal and directed Centerview and Goldman Sachs to encourage Party A to submit a proposal at a higher price by the September 23, 2020 deadline for receiving proposals.

From September 15 through September 21, 2020, the Company conducted telephonic meetings with certain participants, including Clearlake, to answer follow-up questions arising from the management presentations.

On September 23, 2020, Clearlake, Party A and Party C each submitted to the Company preliminary, non-binding indications of interest for a potential transaction, each subject to certain conditions, including the completion of due diligence. Clearlake submitted a proposal to acquire the Company for a price of $7.00 to 7.25 per share in cash. Party A submitted a confirmation of its prior proposal to acquire the Company for a price of $7.15 per share in cash. The Party A proposal included a request for four weeks of exclusivity to complete due diligence and negotiate definitive transaction documents. Party C submitted a proposal to acquire the Company for a price of $7.00 to 7.50 per share in cash. None of the other parties that executed a non-disclosure agreement, including Party D, submitted proposals or continued to participate in the process. On September 23, 2020, the closing price for Company common stock on The Nasdaq Stock Market was $5.11 per share.

On September 24, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives from Centerview and Goldman Sachs provided an update on the sale process, describing the scope of the outreach efforts and summarizing the three proposals that had been received as a result of that outreach. The board of directors then discussed with Centerview and Goldman Sachs potential responses to Clearlake, Party A and Party C. In view of the range of proposed prices, the board of directors determined that further evaluation of the Company’s standalone alternatives, including potential capital raising efforts, was warranted before responding to Clearlake, Party A and Party C and asked Centerview and Goldman Sachs to provide further analysis of those alternatives at a subsequent meeting of the board of directors.

On September 28, 2020, an article was published by Bloomberg reporting that the Company was exploring a potential sale. On September 25, 2020, the last full trading day prior to the article being published, the closing price for Company common stock on The Nasdaq Stock Market was $5.30 per share.

On September 28, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Mr. Fox provided an overview of the Company’s standalone strategic plan, including a discussion of the assumptions and execution risks associated with the plan. Representatives of Centerview and Goldman Sachs then discussed the Company’s alternatives for raising additional capital to support the Company’s business plan as an independent company, including the potential advantages and disadvantages of different approaches, and presented certain preliminary illustrative financial analyses of the potential impact of certain capital raising scenarios, based on financial information provided to the financial advisors by the Company’s management. The board of directors next discussed with Centerview and Goldman Sachs potential responses to the proposals received on September 23, 2020 from Clearlake, Party A and Party C, in order to seek to increase the prices being proposed. The board of directors instructed management to schedule a call with Centerview and Goldman Sachs the following day, to which all the directors would be invited, to determine appropriate messaging to Clearlake, Party A and Party C.

On September 29, 2020, the board of directors, members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale had an informal meeting by teleconference and discussed potential responses to Clearlake, Party A and Party C. The consensus of the board of directors was that the prices indicated by Clearlake, Party A and Party C did not justify proceeding to comprehensive due diligence with any of Clearlake, Party A, Party C or their respective lenders and that Clearlake, Party A and Party C should instead be provided with limited access to additional due diligence material to support a second round of bidding.

Following the meeting of the board of directors, representatives of Centerview and Goldman Sachs spoke to each of Clearlake, Party A and Party C by telephone and, consistent with the direction by the board of directors, informed them that their respective proposals were not at a price at which the Company was prepared to proceed with a transaction or to permit them to perform comprehensive due diligence or share non-public information with their lenders. Clearlake, Party A and Party C were informed they would receive limited access to additional diligence material to support a second round of bidding, following which the Company would assess whether to allow one or more parties to proceed to more comprehensive due diligence and to share non-public information with their lenders to allow them to obtain debt financing commitments.

On October 2, 2020, the Company provided access to additional diligence materials through a virtual data room to Clearlake, Party A and Party C to facilitate their ongoing due diligence.

From October 5 to October 16, 2020, representatives of Clearlake, Party A and Party C attended telephonic meetings with the Company at which members of the Company’s management provided information regarding the Company’s business, operations and financial performance.

On October 15, 2020, Centerview and Goldman Sachs provided formal instructions for the second round of bidding by email to each of Clearlake, Party A and Party C. Each of Clearlake, Party A and Party C was told to submit an updated proposal by October 19, 2020.

On October 19, 2020, Clearlake and Party C each submitted to the Company updated non-binding indications of interest for a potential transaction. Clearlake submitted a proposal to acquire the Company for a price of $7.65 per share in cash and requested an unspecified period of exclusivity to negotiate definitive transaction documents. The Clearlake proposal was accompanied by a proposed form of merger agreement. Clearlake’s proposed form of merger agreement was subsequently abandoned in favor of the form of merger agreement prepared by WilmerHale that was made available on October 21, 2020, as described below. Clearlake also separately contacted representatives of Centerview and Goldman Sachs, as well as Mr. Reedy, to discuss its proposal and reiterate its strong interest, including a potential willingness to move up in price contingent upon receipt of more information regarding the Company to support such a decision. Party C submitted a proposal to acquire the Company for a price of $7.60 per share in cash and included a proposed form of exclusivity letter, which contemplated a period of exclusivity through November 2, 2020 to complete due diligence and negotiate definitive transaction documents. On October 19, 2020, the closing price for Company common stock on The Nasdaq Stock Market was $5.91 per share.

On October 20, 2020, Party A submitted an updated non-binding indication of interest proposing to acquire the Company for a price of $8.15 per share in cash. The proposal indicated that Party A was not prepared to move forward without exclusivity.

On October 20, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs provided an update to the board of directors on the sale process and a summary of the proposals submitted by each of Clearlake, Party A and Party C, noting that each had requested exclusivity, that Clearlake had suggested in calls subsequent to the submission of its proposal an ability to increase its price and that Party A had suggested that it would only be willing to proceed with exclusivity. Representatives of Centerview and Goldman Sachs then reviewed with the board of directors certain preliminary financial analyses of proposals by Clearlake, Party A and Party C and of the Company on a standalone basis, based on the long-term financial projections that had been prepared by the Company’s management and provided to the financial advisors prior to the meeting. The board of directors then discussed steps to be taken to seek to increase the prices being proposed by Clearlake, Party A and Party C. After discussion, the board of directors decided not to enter into exclusive negotiations with any party and instructed Centerview and Goldman Sachs to inform Party C that it was being eliminated from the process and to inform Clearlake and Party A that they would need to increase their proposed prices and that the board of directors would consider granting exclusivity only after it had received a firm proposal accompanied by a revised version of the then forthcoming draft merger agreement and an indication of committed financing.

On October 20, 2020, following the meeting of the board of directors, as directed by the board of directors, representatives of Centerview and Goldman Sachs contacted each of Clearlake, Party A and Party C. The Company’s financial advisors informed Clearlake and Party A that they would need to increase their proposed prices and that the board of directors would consider granting exclusivity only after it had received a firm proposal accompanied by a revised version of the then forthcoming draft merger agreement and an indication of committed financing. Both Clearlake and Party A agreed to remain in the process without exclusivity and received permission from the Company to share non-public information with their lenders to allow them to obtain debt financing commitments. The Company’s financial advisors informed Party C that it had been eliminated from the process. Party C responded that it was prepared to improve its proposal if it were allowed to remain in the process. Later that day, members of the Company’s senior management and representatives of Centerview, Goldman Sachs and WilmerHale met by teleconference to discuss the feedback from Party C. The Company concluded that Party C should be allowed to rejoin the process and continue to participate if it significantly increased its price. That evening, Party C submitted to the Company a revised non-binding indication of interest proposing a price of $8.05 to $8.25 per share in cash.

On October 21, 2020, management notified the board of directors by email of the revised proposal from Party C and advised the board of directors that Party C was being allowed to continue to participate in the process.

On October 21, 2020, a draft merger agreement prepared by WilmerHale was made available to Clearlake, Party A and Party C.

Between October 21 and October 28, 2020, members of senior management of the Company, with representatives of Centerview, Goldman Sachs and WilmerHale attending, conducted numerous due diligence teleconferences with representatives of Clearlake, Party A and Party C and their respective legal counsel and other advisors. The Company made available additional information to each of Clearlake, Party A and Party C through the virtual data room to support ongoing due diligence during this period.

On October 23, 2020, Party A delivered to Centerview and Goldman Sachs an issues list outlining Party A’s position on key issues in the draft merger agreement and a plan outlining a proposed reorganization of the Company into separate web presence and email marketing divisions to facilitate Party A’s proposed transaction and financing structure.

On October 24, 2020, Mr. Fox spoke by teleconference with representatives of Party C. The parties discussed generally the business of the Company.

On October 24, 2020, Sidley Austin LLP, outside legal counsel to Clearlake and referred to as Sidley, delivered to WilmerHale a revised draft of the merger agreement.

On October 26, 2020, Party A’s outside legal counsel delivered to WilmerHale a revised draft of the merger agreement, which contemplated a reorganization to separate the web presence and email marketing businesses. Party C did not submit a revised version of the October 21, 2020 draft of the merger agreement.

Also on October 26, 2020, at the request of Clearlake, Mr. Fox and a representative of Centerview met in person with representatives of Clearlake. The parties discussed generally the business of the Company. Consistent with instructions given by the Company’s financial advisors to Clearlake before the meeting, there was no discussion regarding Mr. Fox’s potential employment arrangements or compensation.

Also on October 26, 2020, Mr. Fox spoke by teleconference with representatives of Party A. The parties discussed generally the business of the Company.

On October 27, 2020, Centerview and Goldman Sachs delivered a revised draft of the merger agreement prepared by WilmerHale to each of Clearlake, Party A and Party C and requested comments to the draft by October 29, 2020. The revised draft of the merger agreement addressed certain comments received from Clearlake and Party A.

Following the meeting of the board of directors, representatives of Centerview and Goldman Sachs spoke by telephone to each of Clearlake, Party A and Party C and requested best and final proposals no later than 12:30 p.m. Eastern time on October 30, 2020.

On October 29, 2020, each of Clearlake, Party A and Party C submitted revised drafts of the draft merger agreement circulated on October 27, 2020. Party C also provided copies of commitment letters executed by Party C’s debt financing sources.

On October 30, 2020, Clearlake, Party A and Party C each submitted updated proposals to representatives of Centerview and Goldman Sachs. Party C submitted a revised written proposal increasing its proposed price to $8.75 per share. Clearlake stated that it was raising its price to $8.90 per share in cash and reiterated its request for exclusivity. Clearlake subsequently provided a commitment letter executed by Clearlake’s lead debt financing bank. Party A submitted a revised written proposal increasing its proposed price to $9.16 per share. Party A’s proposal stated that it was Party A’s best and final proposal, and was contingent on the Company granting exclusivity to Party A. Party A’s proposal was accompanied by copies of commitment letters executed by Party A’s debt financing sources and stated that it would expire if not accepted prior to 5:00 p.m. Eastern time on that date. On October 30, 2020, the closing price for Company common stock on The Nasdaq Stock Market was $5.81 per share.

Also on October 30, 2020, a draft exclusivity agreement prepared by WilmerHale was made available to Clearlake, Party A and Party C.

On October 30, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives WilmerHale present. A representative of WilmerHale reviewed the proposed terms of engagement letters between the Company and each of Centerview and Goldman Sachs with the board of directors, noting that, in light of Mr. DiSabato’s position as a managing director at Goldman Sachs and his service on the board of directors, the engagement of Goldman Sachs would be subject to the Company’s related person transaction policy and would need to be approved by the audit committee under that policy. A representative of WilmerHale then reviewed the fiduciary duties of the board of directors in connection with the potential sale of the Company for cash consideration. Representatives of Centerview and Goldman Sachs then joined the meeting. Representatives of Centerview and Goldman Sachs summarized the terms of the revised proposals received from Clearlake, Party A and Party C and reviewed certain preliminary financial analyses prepared by the Company’s financial advisors. A representative of WilmerHale reviewed a summary of the comments by Clearlake, Party A and Party C to certain key terms of the draft merger agreement. The Company’s financial advisors then reviewed the discussions with each of Clearlake, Party A and Party C regarding their proposals. The board of directors also reviewed and discussed the structures, amounts, terms and potential execution risks relating to the proposed financing for each of Clearlake, Party A and Party C. In particular, the board of directors discussed the uncertainties and risks associated with the proposed structure and financing plan of Party A. After discussion, the board of directors instructed Centerview and Goldman Sachs to inform each of Clearlake, Party A and Party C that the bidding remained competitive and to ask each bidder to indicate its capacity to increase its offer price. The board of directors then discussed the potential benefits of forming an ad hoc committee of directors to allow for flexible and timely support of management in responding to Clearlake, Party A and Party C under circumstances when it might not be practical to assemble the full board of directors, and the board of directors determined to establish such ad hoc committee, consisting of Ms. Ayers, Mr. Reedy and Ms. Wellman, with authority to grant exclusivity to Clearlake, Party A or Party C if deemed advisable. The board of directors agreed that all directors would be invited to attend meetings of the ad hoc committee. The board of directors then reviewed a summary of Centerview’s and Goldman Sachs’ relationships with Clearlake, Party A and Party C over the last two years. The meeting of the board of directors was then recessed, and a meeting of the audit committee of the board of directors was convened to consider whether to approve the terms of Goldman Sachs’ engagement in accordance with the Company’s related person transaction policy. After the audit committee approved Goldman Sachs’ engagement, the meeting of the board of directors was then reconvened, and the board of directors, with Mr. DiSabato abstaining due to his affiliation with Goldman Sachs, authorized management to execute engagement letters with Centerview and Goldman Sachs on terms consistent with those discussed at the meeting, which engagement letters were executed the next day. The board of directors then recessed the meeting until later that day.

Thereafter, representatives of Centerview and Goldman Sachs contacted each of Clearlake, Party A and Party C by telephone, advised them that bidding remained competitive and discussed with each bidder its capacity to raise its price. Clearlake and Party C each responded that they were willing and able to raise their prices, but needed guidance from the Company as to the price level that would need to be proposed to be granted exclusivity. Party A stated that its decision to increase its price to the price in its last proposal had been difficult and that it would not be able to increase its proposed price by more than a nominal amount. Party A also updated the deadline on its proposal to 6:20 p.m. Eastern time on October 30, 2020. Party A communicated a similar message in a call to the Company’s Chairman on that date.

Later on October 30, 2020, the board of directors reconvened by telephone with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs summarized their calls with each of Clearlake, Party A and Party C and discussed with the board of directors the best path to achieve the highest reasonably available price for stockholders. After discussions with the Company’s financial advisors, the board of directors determined that Party A was not expected to significantly increase its proposed price given its prior communications with the Company’s financial advisors and Chairman. The board of directors then determined that Clearlake and Party C should be informed that it was likely that the board of directors would grant a short period of exclusivity to a participant that would increase its price to $9.50 per share. The board of directors again recessed the meeting of the board of directors to later in the day when further reports on the responses of Clearlake and Party C could be provided.

Thereafter, representatives of Centerview and Goldman Sachs contacted Clearlake and Party C by telephone and conveyed the message authorized by the board of directors and asked for a response by 7:00 p.m. Eastern time. Later that day, Clearlake communicated to the Company’s financial advisors that it would increase its proposed price to $9.50 per share and would also increase the Parent termination fee in the merger agreement from 7% to 8% of the Company’s equity value. Party C communicated to the Company’s financial advisors that it was likely willing to raise its price, but needed more time to determine its best and final offer.

Later on October 30, 2020, the board of directors reconvened by telephone with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview and Goldman Sachs summarized their calls with each of Clearlake and Party C, and Mr. Neary stated that he had received a text and a phone call from a representative of Party A indicating, consistent with the response provided to Centerview and Goldman Sachs earlier that evening, that Party A’s proposal was expiring and that it had very little if any capacity to increase its proposed price. During the meeting, a representative of Goldman Sachs received an email from Party C to relay Party C’s best and final offer of $9.25 per share. In light of the increase of Clearlake’s offered price to $9.50 per share in cash, the board of directors authorized the Company to enter into an agreement with Clearlake granting exclusivity through 3:00 p.m. Eastern time the following day and to finalize the terms of the merger agreement. Shortly following the meeting, Clearlake and the Company entered into an exclusivity agreement providing for exclusivity through 3:00 p.m. Eastern time on October 31, 2020.

From October 30 to November 1, 2020, WilmerHale and Sidley negotiated the terms of the definitive merger agreement, including the provisions relating to the ability of the Company to respond to unsolicited proposals, the information required to be provided by the Company to Parent and Merger Sub in connection with its debt financing and the circumstances under which the termination fees are payable. WilmerHale also provided a proposed form of voting agreement to Sidley on October 30, 2020, which was accepted by Clearlake later that day.

On October 31, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of WilmerHale presented a summary of the principal terms of the definitive merger agreement between Parent and the Company previously distributed to the directors, highlighting certain provisions that remained under negotiation. Representatives of Centerview and Goldman Sachs then reviewed with the board of directors their respective financial analyses of the $9.50 per share merger consideration, based on financial forecasts that had been prepared by the Company’s management and delivered to the Company’s financial advisors, and which were approved by the board of directors for such purpose. For a detailed discussion of the financial forecasts, see the section below captioned under the heading “ — Financial Forecasts.” There was discussion regarding the status of the merger agreement and financing commitments, and the financial advisors advised the board of directors that Clearlake would likely require some additional time to finalize its financing commitment letters. The board of directors authorized the Company to extend Clearlake’s exclusivity period through midnight that night. Shortly following the meeting, Clearlake and the Company entered into an amendment to the exclusivity agreement extending exclusivity until 11:59 p.m. Eastern time on October 31, 2020.

Later on October 31, 2020, the ad hoc committee met by telephone with other members of the board of directors, members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of Centerview, Goldman Sachs and WilmerHale provided an update on status and discussed with the committee the possibility of a further extension of exclusivity in order to finalize the merger agreement and financing commitments.

Later on October 31, 2020, members of senior management met by telephone with representatives of Centerview, Goldman Sachs and WilmerHale. Mr. Fox advised the group that he had spoken to members of the board of directors and all supported a further extension of exclusivity through 3:00 p.m. Eastern time the following day. Shortly following the meeting, Clearlake and the Company entered into an amendment to the exclusivity agreement extending exclusivity through 3:00 p.m. Eastern time on November 1, 2020.

On November 1, 2020, the board of directors held a telephonic meeting, with members of senior management and representatives of Centerview, Goldman Sachs and WilmerHale present. Representatives of WilmerHale reviewed the changes to the terms of the definitive merger agreement from the prior draft that had been presented to the board of directors at the October 31, 2020 meeting. Representatives of Centerview and Goldman Sachs noted that there were no changes to their financial analyses presented at the October 31, 2020 meeting. Representatives of Centerview then rendered to the board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 1, 2020, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the $9.50 per share merger consideration to be paid to the holders of Company common stock (other than excluded shares, dissenting shares and shares held by any affiliate of the Company or Parent) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “The Merger —Opinion of the Company’s Financial Advisors — Opinion of Centerview Partners LLC.” A representative of Goldman Sachs then rendered to the board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 1, 2020, to the effect that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the $9.50 per share merger consideration to be paid to the holders (other than Parent and its affiliates) of Company common stock was fair from a financial point of view to such holders. For a detailed discussion of Goldman Sachs’ opinion, please see below under the caption “The Merger — Opinion of the Company’s Financial Advisors — Opinion of Goldman Sachs & Co. LLC.” After discussion, the board of directors unanimously voted to approve the merger agreement and the transactions contemplated thereby, including the merger and the voting agreement, and to recommend the merger agreement to the Company’s stockholders

Following the meeting of the board of directors on November 1, 2020, the Company and Parent executed and delivered the merger agreement. Concurrently, Parent executed and delivered the equity commitment letter and the guaranty, and provided the debt commitment letters executed and delivered by the debt commitment parties. On November 2, 2020, the Company issued a press release announcing the transaction.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on November 1, 2020, the board of directors, by a unanimous vote of all directors, (a) determined and declared that the merger agreement, the merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and its stockholders, (b) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (c) declared that the terms of the merger are fair to the Company and the Company’s stockholders, (d) determined that it is advisable and in the best interests of the Company for the board of directors to submit the merger agreement to the Company’s stockholders for adoption and directed that the merger agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption, and (e) recommended that the Company’s stockholders adopt the merger agreement.

Before reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders, reaching its decision to approve and adopt the merger agreement, and making its recommendation, the board of directors consulted with its outside legal and financial advisors and with the Company’s senior management team. In reaching its recommendation, the board of directors considered a number of factors including, but not limited to, the following material factors that it believes support its decision to enter into the merger agreement and consummate the merger (which factors are not necessarily presented in order of relative importance):

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Best Alternative for Maximizing Stockholder Value. The board of directors believed that receipt of the merger consideration of $9.50 per share in cash was more favorable to the Company stockholders than the likely value that would result from other potential transactions or remaining independent. This decision was based on, among other things, the board of directors’ assessment of:

•	the Company’s historical operating and financial performance;

•	the Company’s competitive position;

•

the advantages of entering into the merger agreement in comparison with the risks and uncertainties of remaining independent, including risks related to the Company’s future prospects; risks related to executing the Company’s business plan and achieving the Company’s financial projections as a standalone company, including competitive pressures that could require greater investment in customer acquisition and technology acquisition costs with resultant pressure on margins; the risks inherent in the Company’s industry, including whether the adverse effects of the pandemic on the Company’s customers were not yet fully reflected given the annual renewal cycles for many existing customers; risks in the economy and capital markets as a whole, including whether the Company could raise equity capital and reduce and/or refinance existing indebtedness to provide increased operating flexibility and provide increased float for the Company’s common stock that could attract additional investment interest; and the various additional risks and uncertainties that are described in the Company’s most recent annual report on Form 10-K filed with the SEC or subsequently filed quarterly reports on Form 10-Q;

•

the possible alternatives to a sale of the entire Company, including continuing as a standalone company, which alternatives the board of directors evaluated with the assistance of its outside legal and financial advisors and determined did not present the best reasonably available alternative for our stockholders in light of, among other factors, the potential risks, rewards and uncertainties associated with those alternatives;

•

the board of directors’ belief that its negotiations with multiple competitive bidders, including Clearlake, had resulted in the highest price per share for the Company common stock that Clearlake (or any other party) was willing to pay; and

•	the board of directors’ belief that the process conducted by the Company had resulted in the highest price reasonably available to the stockholders of the Company.

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Attractive Value. The board of directors concluded that the consideration of $9.50 per share represented the highest valuation reasonably attainable by the Company and an opportunity for the Company’s stockholders to receive a significant premium over the market price of the Company common stock. The board of directors reviewed the historical market prices, volatility and trading information with respect to the Company common stock, and the active sale process undertaken by the Company, including:

•

the fact that the $9.50 per share price to be paid in cash in respect of each share of Company common stock represents (i) an approximately 64% premium over its closing share price on October 30, 2020, the last full trading day prior to the public announcement of the merger, (ii) an approximately 79% premium to the closing price per share of the Company’s common stock on September 25, 2020, the last full trading day before media speculation about a potential acquisition of the Company, (iii) an approximately 45% premium to the highest closing price per share of the Company common stock for the 52-week period ended October 30, 2020, (iv) an approximately 65% premium to the volume weighted average price of the Company common stock for the 30-day period ended September 25, 2020 and (v) an approximately 89% premium to the volume weighted average price of the Company common stock for the 90-day period ended September 25, 2020;

•

the fact that Goldman Sachs and Centerview, at the board of directors’ instruction, contacted 25 prospective buyers regarding a potential acquisition and that of these prospective buyers, only three parties (including Clearlake) submitted proposals to acquire the Company;

•

the fact that the Company had not received any other substantive alternative acquisition proposals, despite media speculation since the article published by Bloomberg on September 28, 2020 that the Company was exploring a potential sale;

•

the fact that the Company actively solicited increases in the offer made by Parent and the other parties who were participating in the Company’s sale process and no other party submitted an offer containing merger consideration in excess of Parent’s final offer and the fact that Clearlake increased its proposed price for the acquisition of the Company three times, from a range of $7.00 to $7.25 per share to $9.50 per share, during the course of negotiations;

•

the fact that the board of directors believed that, based on the negotiations with Clearlake and its advisors, the merger consideration represented the highest price per share of Company common stock that Clearlake was willing to pay; and

•

the risk that prolonging the sale process further could have resulted in the loss of an opportunity to consummate a transaction with Parent and distracted senior management from implementing the Company’s business plan.

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Greater Certainty of Value. The proposed consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders. The receipt of cash consideration also eliminates for our stockholders the risk attendant to the continued execution of our business on a stand-alone basis and the risk related to the financial markets generally.

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Business Reputation of Clearlake. The board of directors considered the business reputation, management and financial resources of Clearlake, with respect to the transaction. The board of directors believed these factors supported the conclusion that a transaction with affiliates of Clearlake could be completed relatively quickly and in an orderly manner.

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Relationships with Financial Advisor. The determination of the board of directors that the relationships between Goldman Sachs, on the one hand, and each of the Company and Clearlake, on the other hand, would not impair the ability of Goldman Sachs to provide impartial advice to the board of directors.

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Likelihood of Completion. The likelihood that the merger will be consummated, particularly in view of the terms of the merger agreement, including the closing conditions therein, based on, among other things:

•

the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing, each of which, in the reasonable judgment of the board of directors, increases the likelihood of such financings being completed;

•	that the merger is not subject to any financing-related condition;

•	the limited number of conditions to the merger;

•

the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a $119,656,000 reverse termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation pursuant to and subject to the terms of the limited guarantee;

•

the Company’s ability, under certain circumstances pursuant to the merger agreement and the equity commitment letters, to seek specific performance of Parent’s obligation to cause the equity commitment to be funded; and

•	the relative likelihood of obtaining antitrust clearance and Parent’s obligation to effect remedies to obtain antitrust clearance.

•	Receipt of Opinions from Centerview and Goldman Sachs. The financial analyses presented to the board of directors by Centerview and Goldman Sachs, as well as:

•

the opinion of Centerview rendered to the board of directors on November 1, 2020, which was subsequently confirmed by delivery of a written opinion dated November 1, 2020, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of Company common stock (other than excluded shares, dissenting shares and shares held by any affiliate of the Company or Parent) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in “The Merger — Opinion of Centerview Partners LLC” beginning on page 50 and the full text of such opinion is attached to this proxy statement as Annex B.

•

the opinion of Goldman Sachs, rendered to the board of directors on November 1, 2020, which was subsequently confirmed by delivery of a written opinion dated November 1, 2020, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Goldman Sachs in preparing its opinion, the merger consideration to be paid to the holders (other than Parent and its affiliates) of shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders as more fully described below in “The Merger — Opinion of Goldman Sachs & Co. LLC” beginning on page 57 and the full text of such opinion is attached to this proxy statement as Annex C.

•

Terms of Merger Agreement. The terms and conditions of the merger agreement, including the Company’s ability to consider and respond to, under certain circumstances specified in the merger agreement, unsolicited acquisition proposals from third parties (as more fully described under the heading “The Merger Agreement — Restrictions on Solicitation of Other Offers”), and the board of directors’ right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal (as more fully described under the heading “The Merger Agreement — Termination”), subject to certain match rights in favor of Parent and upon payment of a termination fee to Parent of $37,393,000, which is approximately 2.5% of the equity value of the Company, as described under “The Merger Agreement — Termination Fees” beginning on page 108.

•	Required Stockholder Approval. The merger agreement is subject to adoption by the Company’s stockholders, who are free to reject the merger agreement.

•

Voting Agreement. The board of directors considered that certain stockholders of the Company entered into a voting agreement obligating them to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock in favor of, among other things, the approval and adoption of the merger agreement and the transactions contemplated thereby, and that the voting agreement terminates upon, among other things, a Company board recommendation change.

•

Appraisal Rights. The board of directors considered the fact that stockholders who properly exercise and perfect their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the merger.

The board of directors also weighed the factors described above against the following factors and risks that generally weighed against entering into the merger agreement (which factors and risks are not necessarily presented in order of relative importance):

•

No Stockholder Participation in Future Growth or Earnings. The Company will no longer exist as an independent company, and accordingly, Company stockholders will no longer participate in any future growth the Company may have or any potential future increase in its value.

•

Effect of Failure to Complete Transactions. While the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and thus it is possible that the merger may not be completed in a timely manner or at all. If the merger is not completed, (i) the Company will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer and supplier relationships, (ii) the trading price of shares of Company common stock would likely be adversely affected and (iii) the market’s perceptions of the Company’s prospects could be adversely affected.

•

Closing Conditions. The fact that completion of the merger would require antitrust clearance in the United States and the satisfaction of certain other closing conditions which conditions are not entirely within the Company’s control and that there can be no assurances that any or all such conditions will be satisfied.

•

Risk Associated with Financing. The risk that the merger might not be consummated in a timely manner or at all, including the risk that the merger will not occur if the financing contemplated by the equity and debt commitments, described under the caption “The Merger — Financing of the Merger,” is not obtained, as Parent does not on its own possess sufficient funds to consummate the merger.

•

Interim Restrictions on Business. The focus and resources of the Company’s management may become diverted from other important business opportunities and operational matters while working to implement the merger, and the merger agreement imposes restrictions on the conduct of the Company’s business prior to the effective time of the merger, which could adversely affect the Company’s business.

•	Risk of Litigation. There is a risk of litigation arising in respect of the merger agreement or the transactions contemplated by the merger agreement.

•

Taxable Consideration. The merger will be a taxable transaction to the Company’s stockholders that are U.S. holders (as defined under the heading “— U.S. Federal Income Tax Consequences of the Merger” below) for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the merger.

•

No Solicitation. The terms of the merger agreement prohibit the Company and its representatives from soliciting third party bids and Parent has the right to match an unsolicited third party bid if made, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.

•

Termination Fee and Expenses. The possibility that if the merger is not consummated, subject to certain limited exceptions, we will be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby and, under certain circumstances, to pay Parent a termination fee of $37,393,000 in connection with the termination of the merger agreement.

•

Parent and Merger Sub. The fact that Parent and Merger Sub are newly formed corporations with no assets other than the equity commitment letter and the debt commitment letter, and that our remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the reverse termination fee from the Guarantors, on a several basis, in an aggregate amount of $119,656,000, and that, under certain circumstances, we may not be entitled to a reverse termination fee at all.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 69.

The foregoing discussion of the information and factors considered by the board of directors in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The board of directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

The board of directors recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Opinion of Centerview Partners LLC

On November 1, 2020, Centerview rendered to the board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated November 1, 2020, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated November 1, 2020, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of the Company common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	an execution copy of the merger agreement dated November 1, 2020;

•	Annual Reports on Form 10-K of the Company for the years ended December 31, 2019, December 31, 2018 and December 31, 2017;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Company’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Company’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Company’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Company’s direction, that the final executed merger agreement would not differ in any respect material to Centerview’s analysis or opinion from the execution copy reviewed by Centerview. Centerview also assumed, at the Company’s direction, that the Transaction will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Company common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the merger agreement (including the voting agreement) or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the merger consideration to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared by Centerview and reviewed with the board of directors in connection with Centerview’s opinion, dated November 1, 2020. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transaction. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 30, 2020 (the last trading day before the public announcement of the Transaction) and is not necessarily indicative of current market conditions.

Selected Public Company Analysis

Centerview reviewed certain financial information relating to the Company and compared it to corresponding financial information of certain publicly traded companies that Centerview selected based on its experience and professional judgment. Although none of the selected companies is directly comparable to the Company, the companies listed below were chosen by Centerview, among other reasons, because they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company. The financial data that was used with respect to these selected companies were based on the selected companies’ SEC filings and other data sources as of October 30, 2020.

However, because none of the selected companies is exactly the same as the Company, Centerview believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

In performing this analysis, Centerview calculated, for each of the selected companies, the company’s enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the face value of debt and certain liabilities less cash and cash equivalents and certain other investments), as a multiple of Wall Street research analyst consensus of such selected company’s estimated 2021 Adjusted EBITDA. “Adjusted EBITDA” is a non-GAAP measure, defined for this purpose as earnings from continuing operations (before deducting non-recurring items and stock-based compensation expense) before interest, taxes, depreciation and amortization. The selected companies and the results of this analysis are summarized as follows:

Selected Companies
Blucora, Inc.(1)
Cimpress PLC
dotdigital Group PLC
GoDaddy Inc.
J2 Global, Inc.
Tucows Inc.
United Internet AG
Yelp Inc.
Median EV / 2021E Adjusted EBITDA Multiple	7.5x
EV / 2021E Adjusted EBITDA Multiple Range	7.0x to 22.3x

(1)	Pro forma for acquisition of HK Financial Services

Based on its experience and professional judgment, for purposes of its analysis Centerview selected an enterprise value to estimated 2021 Adjusted EBITDA multiple reference range of 7.0x to 8.5x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied the Adjusted EBITDA multiple reference range to the Company’s estimated 2021 Adjusted EBITDA of $311 million as set forth in the Forecasts to derive a range of implied enterprise values for the Company. Centerview subtracted from each of these ranges of implied enterprise values the face value of the Company’s net debt as of September 30, 2020 as set forth in the Internal Data to derive a range of implied equity values for the Company. Centerview then divided these implied equity values by the number of shares of Company common stock outstanding as of October 26, 2020 (on a fully diluted basis using the treasury stock method) as set forth in the Internal Data, which resulted in a range of implied values per share of Company common stock of $4.17 to $7.15. Centerview then compared the results of the above analysis to the merger consideration of $9.50 per share of Company common stock in cash, without interest, to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement.

Selected Precedent Transactions Analysis

Centerview reviewed and compared certain information relating to the following selected transactions that Centerview, based on its professional judgment and experience, deemed relevant to consider in relation to the Company and the Transaction.

However, because no company or transaction used in this analysis is identical or directly comparable to the Company or the transaction, Centerview believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of the Company and each selected target company as well as the Transaction and the selected transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis. Although none of the selected transactions is directly comparable to the Transaction, the transactions listed below were chosen by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Transaction. Centerview used its experience, expertise and knowledge of these industries to select transactions that involved companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to certain characteristics of the Company. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected transactions analysis.

Using publicly available information obtained from SEC filings and other data sources as of October 30, 2020, Centerview calculated, for each selected transaction, the enterprise value implied for the applicable target company based on the consideration payable in the applicable selected transactions as a multiple of the target company’s Adjusted EBITDA for the last 12-month period, which we refer to as LTM, for which financial information had been made public at the time of the announcement of such transactions (excluding non-recurring items and stock-based compensation expense where that information was available).

The selected precedent transactions considered in this analysis are summarized as follows:

Announcement Date	Target	Acquiror
October 22, 2019	Cision Ltd.	Platinum Equity Advisors, LLC
April 14, 2019	Epsilon Data Management, LLC	Publicis Groupe SA
August 6, 2018	Web.com Group, Inc.	Siris Capital Group, LLC
July 18, 2017	PlusServer GmbH	BC Partners LLP
December 15, 2016	Strato AG	United Internet AG
December 6, 2016	Host Europe Group	GoDaddy Inc.
November 8, 2016	1&1 Internet SE	Warburg Pincus LLC
November 2, 2015	Constant Contact, Inc.	Endurance International Group Holdings, Inc.

Announcement Date	Target	Acquiror
October 23, 2014	Digital River, Inc.	Siris Capital Group, LLC
September 11, 2014	Conversant, Inc.	Alliance Data Systems Corporation
July 19, 2013	Host Europe Group	Cinven
November 7, 2011	Endurance International Group Holdings, Inc.	Warburg Pincus LLC GS Capital Partners, LLC
August 3, 2011	Network Solutions LLC	Web.com Group, Inc.
July 1, 2011	GoDaddy Inc.	KKR & Co. Inc. Silver Lake Partners
November 19, 2009	Strato AG	Deutsche Telekom AG

Median TEV / LTM Adjusted EBITDA Multiple: 11.1x

TEV / LTM Adjusted EBITDA Multiple Range: 7.6x to 15.8x

Based on its analysis of the relevant metrics for each of the selected precedent transactions and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of multiples of enterprise value to LTM Adjusted EBITDA of 8.0x to 11.0x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of the Company and the target companies included in the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or the Company in order to provide a context in which to consider the results of the quantitative analysis. Centerview then applied this reference range to the Company’s LTM Adjusted EBITDA of $313 million for the period ended September 30, 2020 (based on the Forecasts) to calculate an illustrative range of implied enterprise values of the Company. Centerview subtracted from this range of implied enterprise values the face value of the Company’s net debt as of September 30, 2020 as set forth in the Internal Data to derive a range of implied equity values for the Company. Centerview then divided this range of implied equity values by the number of shares of Company common stock outstanding as of October 26, 2020 (on a fully diluted basis using the treasury stock method) as set forth in the Internal Data, which resulted in a range of implied values per share of Company common stock of $6.25 to $12.15. Centerview then compared this range to the merger consideration of $9.50 per share of Company common stock in cash, without interest, to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Forecasts and certain internal financial analyses and forecasts for the tax assets of the Company prepared by management of the Company, as approved for Centerview’s use by the Company, which are referred to as the “Company Tax Assets,” in each case discussed below under the heading “— Financial Forecasts.” A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of implied equity values for the Company’s shares by (a) discounting to present value, as of September 30, 2020, using discount rates ranging from 9.0% to 10.0% (reflecting Centerview’s analysis of the Company’s weighted average cost of capital) and the mid-year convention: (i) the forecasted unlevered free cash flows of the Company over the period beginning October 1, 2020 and ending December 31, 2025 as set forth in the Forecasts, (ii) a range of implied terminal values of the Company, calculated by Centerview applying an illustrative range of equity values to forward Adjusted EBITDA multiples of 7.0x-8.5x to the terminal year, which Centerview selected utilizing its professional judgment and experience and which implied perpetuity growth rates ranging from 0.6% to 2.9% to the terminal year estimate of unlevered free cash flow set forth in the Forecasts and (iii) the Company Tax Assets, and (b) subtracting from the foregoing results the Company’s net debt as of September 30, 2020, as set forth in the Internal Data. Centerview calculated the forward Adjusted EBITDA by projecting the Company’s next-twelve-month Adjusted EBITDA as of December 31, 2025 applying a 3% year-over-year revenue growth rate applied to 2025 revenue set forth in the Forecasts, and assuming an Adjusted EBITDA margin of 29.3%, which was equal to the Adjusted EBITDA margin for fiscal year 2025 set forth in the Forecasts. Centerview then divided these implied equity values by the number of shares of Company common stock outstanding as of October 26, 2020 (on a fully diluted basis using the treasury stock method) as set forth in the Internal Data, which resulted in a range of implied values per share of Company common stock of $7.23 to $10.42. Centerview then compared the results of the above analysis to the merger consideration of $9.50 per share of Company common stock in cash, without interest, to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement.

Other Factors

Centerview noted for the board of directors certain additional factors solely for informational purposes, including, among other things, the following:

•

Premia Paid Analysis. Centerview performed an analysis of premiums paid in 26 selected all-cash acquisitions over the past three years in which a public U.S.-based target was acquired in a transaction valued from $2 billion to $4 billion, excluding transactions where the target was in the biotechnology, energy, financial, insurance and real estate industries. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock on the date one day prior to the date on which the trading price of the target company’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a reference range of approximately 20% to 50% to the Company’s closing stock price on September 25, 2020 (the last trading day before rumors in the press of a potential transaction) of $5.30, which resulted in an implied range of prices per share of Company common stock of approximately $6.36 to $7.95 per share of Company common stock.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for the shares of Company common stock in publicly available Wall Street research analyst reports as of October 30, 2020, which indicated low and high stock price targets for the shares of Company common stock ranging from $2.40 per share to $9.00 per share.

•

Historical Stock Price Trading Analysis. Centerview reviewed historical closing trading prices of the shares of Company common stock during the 52-week period ended October 30, 2020, which reflected low and high closing prices for the shares of Company common stock during such period of $1.49 and $6.54 per share.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the board of directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the board of directors or management of the Company with respect to the merger consideration or as to whether the board of directors would have been willing to determine that a different consideration was fair. The consideration for the Transaction was determined through arm’s-length negotiations between the Company and Parent and was approved by the board of directors. Centerview provided advice to the Company during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Company or the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview was not engaged to provide financial advisory or other services to Warburg Pincus (affiliates of which own approximately 37% of the outstanding Company common stock) and Centerview did not receive any compensation from Warburg Pincus during such period. In the two years prior to the date of its written opinion, except for its current engagement in connection with the Transaction, Centerview had not been engaged to provide financial advisory or other services to the Company, and Centerview did not receive any compensation from the Company during such period. In the two years prior to the date of its written opinion, Centerview was not engaged to provide financial advisory or other services to Parent or Merger Sub, and Centerview did not receive any compensation from Parent during such period. In the two years prior to the date of its written opinion, Centerview was not engaged to provide financial advisory or other services to Clearlake and Centerview did not receive any compensation from Clearlake during such period. Centerview may provide financial advisory and other services to or with respect to the Company, Warburg Pincus, Parent or Clearlake or their respective affiliates, including portfolio companies of Warburg Pincus or Clearlake, in the future, for which Centerview may receive compensation. Certain (i) of Centerview and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Warburg Pincus, Parent, Clearlake or any of their respective affiliates, including portfolio companies of Warburg Pincus or Clearlake, or any other party that may be involved in the Transaction.

The board of directors selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience as a financial advisor in the Company’s industry. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as the financial advisor to the board of directors, the Company has agreed to pay Centerview an aggregate fee that, based on information available as of the date of the announcement of the merger is estimated to be approximately $21,100,000, of which $1,000,000 was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion to the Company’s board of directors that, as of November 1, 2020 and based upon and subject to the factors and assumptions set forth therein, the $9.50 in cash per share of the Company’s common stock to be paid to the holders (other than Parent and its affiliates) of shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated November 1, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the board of directors of the Company in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of the Company’s common stock should vote with respect to the merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2019;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain other communications from the Company to its stockholders;

•	certain publicly available research analyst reports for the Company;

•

certain internal financial analyses and forecasts for the tax assets of the Company prepared by management of the Company, as approved for Goldman Sachs’ use by the Company, which we refer to as the “Tax Asset Projections;” and

•	certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs’ use by the Company, which we refer to as the “Forecasts.”

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Company common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the SMB digital enablement industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company’s consent that the Forecasts and the Tax Asset Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $9.50 in cash per share of the Company’s common stock to be paid to holders (other than Parent and its affiliates) of shares of the Company’s common stock pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the agreement or entered into or amended in connection with the merger, including, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the merger, whether relative to the $9.50 in cash per share of the Company’s common stock to be paid to the holders (other than Parents and its affiliates) of shares of the Company’s common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of the Company’s common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the merger, or as to the impact of the merger on the solvency or viability of the Company or Parent, or the ability of the Company or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Financial Analyses of the Financial Advisors to the Company

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of the Company in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 30, 2020, the last trading day before the announcement of the merger, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Goldman Sachs analyzed the consideration to be paid to holders of shares of the Company’s common stock pursuant to the merger agreement in relation to the closing price per share of the Company’s common stock on October 30, 2020, the closing price per share of the Company’s common stock on September 25, 2020, which was the last trading day prior to a media report of a possible sale of the Company, the highest price per share of the Company’s common stock during the 52-week period ended October 30, 2020, and the volume weighted average price (VWAP) per share for the 90-day and 30-day periods ended September 25, 2020.

This analysis indicated that the price per share of the Company’s common stock to be paid the holders of the Company’s common stock pursuant to the merger agreement represented:

•	a premium of 64% based on the closing price of $5.81 per share on October 30, 2020;

•	a premium of 79% based on the closing price of $5.30 per share on September 25, 2020;

•	a premium of 45% based on the highest price per share of the Company’s common stock during the 52-week period ended October 30, 2020 of $6.54;

•	a premium of 65% based on the VWAP for the 30-day period ended September 25, 2020 of $5.75; and

•	a premium of 89% based on the VWAP for the 90-day period ended September 25, 2020 of $5.02.

Selected Companies Analysis

Goldman Sachs reviewed and compared the multiples represented by the ratio of enterprise value (EV) (defined as equity value plus net debt) to estimated 2021 earnings before interest, tax, depreciation and amortization, adjusted to exclude non-recurring items and stock-based compensation (Adjusted EBITDA), using publicly available Wall Street research estimates and closing trading prices as of October 30, 2020 (or, in the case of the Company, as of September 25, 2020), for the Company and the following publicly traded corporations in the SMB digital enablement industry (collectively referred to as the “selected companies”):

•	Go Daddy

•	dotdigital Group plc

•	Tucows Inc.

•	Cimpress plc

•	Blucora

•	Yelp

•	United Internet AG

•	J2 Global, Inc.

Although none of the selected companies is directly comparable to the Company, the selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

The results of this analysis are summarized as follows:

	EV/2021E Adjusted EBITDA Range	EV/2021E Adjusted EBITDA Median
Selected Companies	7.0x to 22.3x	7.5x

The EV/2021E Adjusted EBITDA for the Company was calculated as 7.8x

Goldman Sachs then applied an illustrative range of multiples of 7.0x to 8.5x, determined based on its professional judgment and experience, taking into account the analysis of the selected companies and the Company, to the estimated Adjusted 2021E EBITDA of the Company, using the Forecasts, to calculate a range of implied EVs for the Company. Goldman Sachs then subtracted net debt, as provided by management of the Company, from the range of EVs to determine a range of implied equity values for the Company. Goldman Sachs then divided these equity values by the number of fully diluted shares of the Company, as provided by management of the Company and using the treasury stock method. This analysis resulted in a range of implied values per share of the Company’s common stock of $4.17 to $7.15.

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the SMB digital enablement industry since November 19, 2009:

Announced	Acquiror	Target
November 11, 2009	Deutsche Telekom	Strato
July 1, 2011	KKR & Silver Lake	GoDaddy
August 3, 2011	Web.com	Network Solutions
November 7, 2011	Warburg Pincus & GS Capital	Endurance
July 19, 2013	Cinven	Host Europe
September 11, 2014	Alliance Data	Conversant
October 23, 2014	Siris	Digital River
November 2, 2015	Endurance	Constant Contact
November 8, 2016	Warburg Pincus	1&1 Hosting
December 6, 2016	GoDaddy	Host Europe
December 15, 2016	United Internet	Strato
July 18, 2017	BC Partners	PlusServer
August 6, 2018	Siris	Web.com
April 14, 2019	Publicis	Epsilon
October 22, 2019	Platinum Equity	Cision

For each of the selected transactions, Goldman Sachs used publicly available information to calculate and compare the EV for the target represented by the consideration payable in the transaction as a multiple of the Adjusted EBITDA of the target for the last twelve-month (LTM) period preceding the announcement of the transaction. While none of the target companies in the selected transactions are directly comparable to the Company and none of the selected transactions are directly comparable to the merger, the target companies in the selected transactions are companies with certain operations that, for the purposes of analysis, may be considered similar to certain operations of the Company.

The results of this analysis are summarized as follows:

	EV/LTM Adjusted EBITDA Range	EV/LTM Adjusted EBITDA Median
Selected Transactions	7.6x to 15.8x	11.1x

Goldman Sachs then applied an illustrative range of multiples of 8.0x to 11.0x, determined based on its professional judgment and experience, taking into account the analysis of the selected transactions, to the Adjusted EBITDA of the Company for the LTM period ended September 30, 2020, as provided by management of the Company, to calculate a range of implied EVs for the Company. Goldman Sachs then subtracted net debt, as provided by management of the Company, from the range of EVs to determine a range of implied equity values for the Company. Goldman Sachs then divided these equity values by the number of fully diluted shares of the Company, as provided by management of the Company and using the treasury stock method. This analysis resulted in a range of implied values per share of the Company’s common stock of $6.25 to $12.15.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of the Company’s common stock. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2021 to 2024. Goldman Sachs first calculated the implied EV of the Company as of December 31 for each of the fiscal years 2020 to 2023, by multiplying the one-year forward Adjusted EBITDA as of such date (using the Forecasts) by an illustrative range of multiples of 7.0x to 8.5x. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and NTM EV/ EBITDA multiples for the Company. To derive illustrative implied equity values per Company common stock, Goldman Sachs then subtracted the amount of the Company’s projected net debt as of December 31, 2020, 2021, 2022, and 2023, respectively, as provided by management of the Company and both excluding and including adjustments (the “Equity Issuance Adjustments”) by management of the Company to reflect the illustrative impact of a $100,000,000 issuance of shares of the Company’s common stock for $5.00 per share and the use of the proceeds and $75,000,000 of balance sheet cash to pay down senior notes of the Company, from the range of implied EVs. Goldman Sachs then divided these implied equity values by the number of fully diluted shares of the Company’s common stock, as provided by management of the Company, using the treasury stock method and both including and excluding the Equity Issuance Adjustments, to determine implied equity values per share of the Company’s common stock as of December 31, 2020, 2021, 2022, and 2023. Goldman Sachs then discounted these implied equity values per share to September 30, 2020 using a discount rate of 14%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. These analyses resulted in a range of implied present values of $4.12 to $8.74 per share of the Company’s common stock when excluding the Equity Issuance Adjustments and a range of implied present values of $4.16 to $8.12 per share when including the Equity Issuance Adjustments.

Illustrative Discounted Cash Flow Analysis by Goldman Sachs

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company. Using discount rates ranging from 9.50% to 10.50%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2020 (i) estimates of unlevered free cash flow for the Company for the period beginning October 1, 2020 and ending December 31, 2025 as reflected in the Forecasts, (ii) the Tax Asset Projections and (iii) a range of illustrative terminal values for the Company, which were calculated by applying implied terminal year one-year forward Adjusted EBITDA multiples ranging from 7.0x to 8.5x to a terminal year one-year forward estimate of Adjusted EBITDA as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from 1.1% to 3.4% to the terminal year estimate of free cash flow to be generated by the Company as reflected in the Forecasts). The illustrative range of one-year forward Adjusted EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and NTM EV/ EBITDA multiples for the Company. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs derived ranges of illustrative EVs for the Company by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted net debt as of September 30, 2020, as provided by management of the Company, from the range of illustrative EVs it derived for the Company to calculate an illustrative range of implied equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted shares of the Company, as provided by the management of the Company and using the treasury method, to derive a range of illustrative present values per share ranging from $6.90 to $10.01.

General — Goldman Sachs

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Parent or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Company’s board of directors as to the fairness from a financial point of view, as of the date of the opinion, to the holders (other than Parent and its affiliates) of the outstanding shares of the Company’s common stock of the $9.50 in cash per share of the Company’s common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The consideration of $9.50 in cash per share of the Company’s common stock was determined through arm’s-length negotiations between the Company and Parent and was approved by the Company’s board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Company’s board of directors was one of many factors taken into consideration by the board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Warburg Pincus, Clearlake, and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Warburg Pincus and/or its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as a joint bookrunner with respect to the public offering of Warburg Pincus’ portfolio company, Nio Inc.’s 4.500% Convertible Senior Notes due 2024 (aggregate principal amount $750,000,000) in January 2019; as a joint bookrunner with respect to the initial public offering of 279,950,000 shares of common stock of Warburg Pincus’ portfolio company, Network International Holdings LLC in April 2019; as a joint bookrunner with respect to the initial public offering of 16,675,000 shares of common stock of Warburg Pincus’ portfolio company, Brigham Minerals Inc. in April 2019; as a joint bookrunner with respect to the follow-on offering of 4,133,984 of shares of common stock of Warburg Pincus’ portfolio company, Avalara, Inc. in June 2019; as a joint bookrunner with respect to the initial public offering of 20,700,000 shares of common stock of Warburg Pincus’ portfolio company, CrowdStrike Holdings Inc. in June 2019; as a joint bookrunner with respect to the public offering of Warburg Pincus’ portfolio company, Allied Universal Holdco LLC’s 6.625% Senior Secured Notes due 2026 and 9.750% Senior Notes due 2027 (aggregate principal amount $2,050,000,000) in July 2019; as financial advisor to Liaison International Inc., a former portfolio company of Warburg Pincus, in connection with a sale of the company in December 2019; as a joint bookrunner with respect to the initial public offering of 10,293,777 shares of common stock of Warburg Pincus’ portfolio company, Outset Medical Inc. in September 2020; and as financial advisor to Avaloq Group AG, a portfolio company of Warburg Pincus, in connection with the pending sale of the company announced in October 2020. During the two-year period ended November 21, 2020, Goldman Sachs has recognized compensation for financial advisory and underwriting services provided by its Investment Banking Division to

Warburg and/or its affiliates and portfolio companies of approximately $56,300,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Clearlake and/or its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as a joint lead arranger with respect to the bank loan to Clearlake’s portfolio company in 2019; and as financial advisor to Clearlake’s portfolio company in connection with a sale of a stake of the company in 2019. During the two-year period ended November 21, 2020, Goldman Sachs has recognized compensation (as determined by Goldman Sachs based on its books and records) for financial advisory and underwriting services provided by its Investment Banking Division to Clearlake and/or its affiliates and portfolio companies of approximately $4,600,000. During the two-year period ended November 21, 2020, Goldman Sachs has not been engaged by Parent or its affiliates, other than as described above for Clearlake and its affiliates and portfolio companies (other than Parent), to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Warburg Pincus, Clearlake and their respective affiliates and, as applicable, portfolio companies for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Warburg, Clearlake and their respective affiliates from time to time and may have invested in limited partnership units of respective affiliates of Warburg Pincus and Clearlake from time to time and may do so in the future. In addition, affiliates of Goldman Sachs & Co. LLC (the “GS Funds”) currently own, in the aggregate, approximately 11% of the outstanding Company common stock and receive certain management fees from the Company. In connection with the transaction, the GS Funds have entered into the voting agreement. A Managing Director of Goldman Sachs is a director of the Company.

The board of directors of selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated October 30, 2020, the Company engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the merger, at approximately $21,000,000, $1,000,000 of which became payable at announcement of the merger, and the remainder of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Forecasts

The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results for extended periods due to, among other reasons, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect.

However, in connection with the evaluation of a possible transaction, we provided certain projections to our directors and to prospective bidders, including Clearlake, Party A, Party C, and Party D, in connection with their due diligence review of the Company, as well as to our financial advisors for their use in their analyses in connection with their opinions to the board of directors describe above under the captions “— Opinion of Centerview Partners LLC” and “— Opinion of Goldman Sachs & Co. LLC.” These projections contained certain non-public financial forecasts that were prepared by our management.

A summary of the financial forecasts included in the projections has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because these financial forecasts were made available to our directors and their advisors as well as to prospective bidders. The inclusion of this information should not be regarded as an indication that our directors or their advisors, or any other person, considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these forecasts should not be relied upon as such. Our management’s internal financial forecasts, upon which the summary financial forecasts included below were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable, and that the bases on which the financial forecasts were prepared reflected the best currently available estimates and judgments of management of the future financial performance of the Company, at the time our management prepared these financial forecasts, given the information our management had at the time. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, the regulatory environment and other factors described in or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 27 and “Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 45 and those risks and uncertainties detailed in the Company’s public periodic filings with the SEC. In addition, the forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that our future financial results will not materially vary from these financial forecasts.

No one has made or makes any representation to any of the Company’s stockholders regarding the information included in the financial forecasts set forth below. We have made no representation to Parent or Merger Sub in the merger agreement concerning these financial forecasts.

We have not updated and do not intend to update or otherwise revise the financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such forecasts were based are shown to be in error. In light of the foregoing factors and the uncertainties inherent in these projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on these projections.

In preparing the financial forecasts our management made the following material assumptions:

•	Increased investment on the Company’s strategic brands to accelerate top line growth;

•	A 25% increase over the next three years in engineering and development spending to expand the suite of customer products and services and the Company’s total addressable market;

•	An approximately 20% increase in program marketing spend over the next three years to increase revenue growth;

•	An approximately 2% increase in gross margins over three years to be achieved through continued simplification of the Company’s business and increased scale; and

•	Relatively flat capital expenditures over the next three years.

The estimates of adjusted EBITDA and unlevered free cash flows were calculated using GAAP and other measures which are derived from GAAP, but such estimates constitute non-GAAP financial measures within the meaning of applicable rules and regulations of the SEC. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

The following is a summary of the financial forecasts for the Company prepared by our management and provided to our directors and our financial advisors, as well as to prospective bidders:

Financial Forecasts

(in millions)	2020(1)	2021	2022	2023	2024(2)	2025(2)
Revenue	$1,104	$1,145	$1,198	$1,266	$1,323	$1,377
Adjusted EBITDA(3)	$308	$311	$336	$380	$387	$404
Unlevered Free Cash Flow (Cash EBITDA—CapEx)(4)	$243	$254	$283	$332	n/a	n/a

(1)

At the direction of the Company, Centerview and Goldman Sachs used a Revenue amount for 2020 for purposes of their financial analyses of $1,106, which reflects actual performance in the third fiscal quarter of 2020 that was not available at the time the revenue forecasts were made available to potential bidders. The Adjusted EBITDA forecast for 2020 included an amount for the fourth fiscal quarter of 2020 of $73.

(2)

The financial forecasts provided to prospective bidders did not include forecasts for fiscal years 2024 or 2025, which were subsequently prepared by the Company and provided by the Company to Centerview and Goldman Sachs to use in their financial analyses.

(3)	Adjusted EBITDA is calculated as earnings from continuing operations (before deducting non-recurring items and stock-based compensation expense) before interest, taxes, depreciation and amortization.

(4)

Unlevered Free Cash Flow (Cash EBITDA—CapEx) is calculated as Adjusted EBITDA, plus changes in deferred revenue and changes in costs of goods sold for domain registration fees, less an ASC 606 adjustment to sales and marketing expenses, less capital expenditures.

Based solely on the financial forecasts provided by the Company, Centerview and Goldman Sachs calculated and assumed the following unlevered free cash flow amounts for the Company, which were approved by the board of directors for use by Centerview and Goldman Sachs in their discounted cash flow analyses, and which were not provided by the Company to prospective bidders: $151 million for 2020; $148 million for 2021; $170 million for 2022; $215 million for 2023; $222 million for 2024; and $232 million for 2025. The Unlevered Free Cash Flow forecasts calculated by Centerview and Goldman Sachs also included an amount for the fourth fiscal quarter of 2020 of $18 million. Unlevered free cash flow is calculated as (i) EBITA, which is calculated as Adjusted EBITDA less depreciation and stock-based compensation; less (ii) taxes, before the use of tax assets, at an assumed effective tax rate of 25% of EBITA; plus (iii) depreciation, increases in deferred revenue and other sources of cash; less (iv) capital expenditures and other uses of cash.

The Company also approved for use by Centerview and Goldman Sachs in their financial analyses the following forecasts of estimated tax savings attributable to its tax assets: $5 million for the fourth fiscal quarter of 2020; $29 million for 2021; $33 million for 2022; $21 million for 2023; $12 million for 2024; $14 million for 2025; $14 million for 2026; $6 million for 2027; $4 million for 2028; $3 million for 2029; $2 million for 2030; and $0 million for each of 2031 through 2034.

Financing of the Merger

Debt Financing

On November 1, 2020, in connection with the merger agreement, Merger Sub entered into a debt commitment letter with JPMCB, Bank of America, BofA Securities, Deutsche Bank, and UBS for commitments with respect to the financing required by Merger Sub to consummate the merger, to retire or redeem the Company notes and to refinance the Company’s credit facility.

The provision of debt financing under the debt commitment letter is not a condition to the closing of the transaction.

The financing under the debt commitment letter, the availability of which is contingent on the satisfaction of certain conditions, including the closing of the merger, provides for credit facilities in an aggregate principal amount of up to $2,500 million, consisting of: (i) a senior secured first lien term loan facility in an aggregate principal amount of $1,830 million, (ii) a senior secured revolving credit facility in an aggregate principal amount of $200 million and (iii) a senior unsecured bridge facility in an aggregate principal amount of up to $470 million, which would be incurred by Merger Sub to the extent Merger Sub has not, or cannot, on or prior to the consummation of the merger, issue “Rule 144A-for-life” senior unsecured notes generating up to $470 million in gross proceeds in a private placement.

Pursuant to the debt commitment letter, JPMCB agreed to act as the administrative agent and collateral agent for each of the senior secured first lien term loan facility and the senior secured revolving credit facility, and JPMCB, BofA Securities, DBSI and UBSS agreed to act as joint lead arrangers and joint bookrunners for such senior secured credit facilities, in each case, on the terms and subject to the conditions set forth therein. The senior secured credit facilities will bear interest at LIBOR or the base rate plus an applicable margin. The senior secured credit facilities will be secured by liens on substantially all of the Company’s assets, and will be guaranteed by, and secured by the assets of, its direct parent entity and certain of its subsidiaries. Pursuant to the debt commitment letter, Bank of America agreed to act as the administrative agent and collateral agent for the bridge facility, and JPMCB, BofA Securities, DBSI and UBSS agreed to act as joint lead arrangers and joint bookrunners for such bridge facility, in each case, on the terms and subject to the conditions set forth therein. The bridge facility is structured as increasing rate loans customary for facilities of this type, with a rate based on LIBOR or the base rate plus an applicable margin which increases up to a total cap whose level will be determined based on timing of the closing of the transaction and other factors. The bridge facility will be unsecured but guaranteed by the same guarantors as those under the senior secured credit facilities. Various economic and other terms of the credit facilities are subject to change in the process of syndication.

The debt commitment letter contains conditions to funding of the debt financing customary for commitments of this type, including but not limited to:

•	consummation of the merger in all material respects pursuant to the merger agreement;

•	the absence of a material adverse effect on the Company and its subsidiaries;

•	repayment of indebtedness outstanding under, and termination of commitments provided in, the Company’s existing credit facility;

•	retirement or redemption of the Company notes;

•	solvency of the Company and its subsidiaries on a consolidated basis after giving effect to the merger and the transactions contemplated by the debt commitment letter;

•	delivery of customary financial information and conclusion of marketing periods for the senior secured credit facilities and the bridge facility; and

•	the accuracy of certain specified representations and warranties in the merger agreement and the credit agreement governing the senior secured credit facilities.

Equity Financing

In connection with the signing of the merger agreement, on November 1, 2020, the Guarantors delivered the equity commitment letter to Parent, pursuant to which such entities committed to contribute an aggregate amount of up to $980 million to Parent in connection with the merger solely for the purpose of funding a portion of the merger consideration required to be paid by Parent pursuant to the merger agreement, as further set forth in the equity commitment letter. The obligation of each Guarantor to fund its respective share of the equity commitment is subject to the following conditions:

•	satisfaction or waiver by Parent of the mutual closing conditions and the conditions precedent to Parent’s and Merger Sub’s obligations to complete the merger;

•

the debt financing (including any alternative financing) has been or will be funded in accordance with the terms thereof at the closing (if the commitments are or were to be funded by the Guarantors); and

•	the Company has irrevocably confirmed in writing to Parent that it stands ready, willing and able to consummate the merger.

The obligation of each Guarantor to fund its respective share of the equity commitment will automatically and immediately terminate on the earlier of (a) with respect to each respective Guarantor, the funding of its commitment, (b) the closing of the merger or (c) the valid termination of the merger agreement in accordance with its terms.

If the Company is entitled to specific performance of the obligations of Parent to cause the equity commitment under the equity commitment letter to be funded to fund the merger or to consummate the merger, then the Company will be an express third-party beneficiary of the rights granted to Parent under the equity commitment letter solely for the purpose of seeking specific performance of Parent’s right to cause (which may be enforced directly if Parent fails to so cause) the equity commitment to be funded under equity commitment letter.

Limited Guarantee

In connection with entering into the merger agreement, the Guarantors provided the Company with a limited guarantee pursuant to which each Guarantor guarantees, severally, and not jointly, the payment and performance of such Guarantor’s respective percentage of Parent’s obligations to the Company with respect to the payment of the Parent termination fee (as discussed below), enforcement expenses related to the Parent termination fee and certain indemnification obligations related to financing cooperation and any debt tender offer (as described below), subject to a maximum aggregate obligation of $119,656,000.00.

Subject to certain exceptions, the limited guarantee will terminate upon the earliest of (a) the closing of the merger, (b) the payment and satisfaction in full of the guaranteed obligations, (c) the date that is six months following the termination of the merger agreement in accordance with its terms, unless prior to such date the Company shall have delivered a written notice with respect to nonpayment of any of the guaranteed obligations, in which case the limited guarantee shall survive solely with respect to such amounts of such guaranteed obligations and (d) the Company asserts in any legal proceeding that certain provisions of the limited guarantee are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against the Guarantors or certain related parties with respect to the transactions contemplated by the merger agreement, other than certain claims permitted under the limited guarantee.

Closing and Effective Time of the Merger

The closing of the merger will occur no later than the later of (i) the second business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described in the section entitled “The Merger Agreement — Conditions to the Merger” beginning on page 105) and (ii) the first business day after the final day of the marketing period, as described in the section entitled “The Merger Agreement — Marketing Period” beginning on page 82.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated during the first quarter of 2021, although we cannot assure completion by any particular date, if at all. Since the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such subsequent time or date as Parent and the Company may agree and specify in the certificate of merger, which we refer to as the “effective time.”

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly, and in any event within two business days, after the effective time of the merger, a letter of transmittal will be mailed to each record holder of shares of Company common stock (other than the excluded shares) describing how such holder should surrender its shares of Company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent (described in the section entitled “The Merger Agreement — Payment Procedures” beginning on page 83) without a letter of transmittal.

If your shares of Company common stock are certificated, you will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent and you must also surrender your stock certificate or certificates to the paying agent. If your shares of Company common stock are held in book entry, which we refer to as uncertificated shares, surrender of any uncertificated shares will be effected in accordance with the paying agent’s customary procedures with respect to securities that are uncertificated or represented by book entry and no holder of uncertificated shares will be required to deliver a certificate or an executed letter of transmittal to the paying agent in order to receive the merger consideration to which such holder is otherwise entitled under the merger agreement. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and Parent or the paying agent may, in its reasonable determination and as a condition to receiving the merger consideration, require you to deliver a bond, in such reasonable and customary amount as Parent or the paying agent may direct, as indemnity against any claim that may be made against Parent or the paying agent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders, in reaching its decision to approve and adopt the merger agreement, and in making their recommendation that our stockholders vote in favor of adoption of the merger agreement as described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 45.

Please see the section of this proxy statement entitled “The Merger — Golden Parachute Compensation” beginning on page 75 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.

Interests with Respect to Company Equity

Treatment of Company Stock Awards

Effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock will vest in full. If any such Company stock option is not exercised prior to the effective time of the merger, then at the effective time of the merger such Company stock option will automatically be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, without any interest thereon and subject to all applicable withholding. In the event that the exercise price of any Company stock option is equal to or greater than the merger consideration, such Company stock option will be canceled, without any consideration being payable in respect thereof, and have no further force or effect. Any amounts payable in respect of Company stock options will be paid upon the later of (i) five business days after the closing date and (ii) the date of the Company’s first regularly scheduled payroll after the closing date.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit, other than a specified restricted stock unit as described in the next paragraph, that is then outstanding and unvested will vest in full. Each Company restricted stock unit, other than a specified restricted stock unit, that is outstanding as of the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the merger consideration without any interest thereon and subject to all applicable withholding taxes. Any amounts payable in respect of Company restricted stock units will be paid upon the later of (i) five business days after the closing date and (ii) the date of the Company’s first regularly scheduled payroll after the closing date.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that was granted (i) on or after October 27, 2020 to new hires or (ii) in connection with any acquisition that closed in 2020, which we refer to collectively as the specified restricted stock units, will automatically be cancelled and converted into the right to receive an amount in cash equal to the merger consideration the holder of the specified restricted stock unit would have received pursuant to the preceding paragraph, with payment of the merger consideration made at the vesting dates, subject to the holder of the specified restricted stock units remaining in continuous service with Parent, the surviving corporation or any of its subsidiaries through each such vesting date. The specified restricted stock units granted on or after October 27, 2020 to new hires will vest as to one-third on the first anniversary of their date of grant and the remainder on the first anniversary of the effective time of the merger, subject to acceleration in full upon a termination without cause, and the specified restricted stock units granted in connection with any acquisition that closed in 2020 will vest based on their pre-effective time vesting schedules with certain accelerations to be determined and with further acceleration upon a termination without cause within 12 months following the effective time of the merger. The merger consideration payable with respect to the specified restricted stock units will be net of any applicable withholding taxes and will be paid on the first administratively practicable payroll date following the vesting date.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock award that is then outstanding and unvested will vest in full and will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock award multiplied by (B) the merger consideration, without any interest thereon and subject to all applicable withholding taxes. Any amounts payable in respect of Company restricted stock awards will be paid upon the later of (i) five business days after the closing date and (ii) the date of the Company’s first regularly scheduled payroll after the closing date.

The exception to the above-described treatment of the equity awards is that Parent and the Company may agree to treat equity compensation held by Company employees subject to non-U.S. law differently to the extent necessary to take into account applicable non-U.S. law or tax or employment considerations.

Security Holdings of Certain Persons

The following table sets forth, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year:

•	the aggregate number of outstanding shares of Company common stock held directly and indirectly;

•	the cash consideration payable with respect to such outstanding shares of Company common stock based on the $9.50 per share merger consideration, before tax;

•	the aggregate number of shares of Company common stock subject to unexercised Company stock options;

•	the cash consideration payable with respect to such unexercised Company stock options, before tax;

•	the aggregate number of shares of Company common stock subject to Company restricted stock unit awards held that may vest or otherwise be delivered in connection with the merger;

•	the cash consideration payable with respect to shares of Company common stock subject to Company restricted stock unit awards based on the $9.50 per share merger consideration, before tax; and

•

the aggregate cash consideration payable with respect to such shares of Company common stock held directly and indirectly, subject to unexercised Company stock options and subject to Company restricted stock unit awards (which is the sum of the third, fifth, and seventh columns below).

The estimated aggregate amounts set forth in the third, fifth, and seventh columns below equal the $9.50 per share merger consideration, multiplied by the total number of shares of Company common stock subject to each applicable category of shares of Company common stock described above, less, in the case of Company stock options, the applicable exercise price per share. The amounts in the following table were calculated as of December 11, 2020 assuming that the closing of the merger occurs on February 11, 2021 (which is the date assumed solely for the purposes of this disclosure) and the amounts reflect vesting of equity-based awards through such assumed closing date; depending upon when the closing date occurs, certain of the equity-based awards in the table may vest in accordance with their existing terms, which vesting is not reflected in the following table. The amounts shown also do not attempt to forecast any grants, dividends, deferrals, shares sold to cover taxes or forfeitures following December 11, 2020. The following table also assumes that the equity-based awards that are not vested as of the closing of the merger will become vested pursuant to the terms of the merger agreement.

Director or Officer	Number of Shares of Common Stock (#)	Cash Consideration Payable for Shares of Common Stock ($)	Number of Company Stock Options (#)	Cash Consideration Payable for Company Stock Options ($)(1)	Number of Company Restricted Stock Units (#)	Cash Consideration Payable for Company Restricted Stock Units ($)	Aggregate Value ($)
Jeffrey H. Fox	2,231,173	21,196,144	1,113,044	1,827,677	1,370,869	13,023,256	36,047,077
Marc Montagner	826,224	7,849,128	859,361	475,650	481,070	4,570,165	12,894,943
Christine Barry	201,216	1,911,552	112,663	170,318	325,226	3,089,647	5,171,517
David C. Bryson	505,892	4,805,974	415,587	127,245	122,352	1,162,344	6,095,563
John Orlando	315,543	2,997,659	198,966	290,410	322,545	3,064,178	6,352,247
Kimberly S. Simone	238,721	2,267,850	66,932	110,867	325,226	3,089,647	5,468,364
James C. Neary(2)	52,562,956	499,348,082	—	—	—	—	499,348,082
Andrea J. Ayers	31,897	303,022	—	—	71,428	678,566	981,588
Dale Crandall	109,956	1,044,582	78,250	—	71,428	678,566	1,723,148
Joseph P. DiSabato(3)	15,378,522	146,095,959	—	—	—	—	146,095,959
Tomas Gorny(4)	2,429,960	23,084,620	78,250	—	71,428	678,566	23,763,186
Peter J. Perrone	124,956	1,187,082	78,250	—	71,428	678,566	1,865,648
Chandler J. Reedy(2)	52,562,956	499,348,082	—	—	—	—	499,348,082
Justin L. Sadrian(2)	52,562,956	499,348,082	—	—	—	—	499,348,082
Alexi A. Wellman	31,897	303,022	—	—	71,428	678,566	981,588
Michael Hayford(5)	78,929	749,826	—	—	—	—	749,826

(1)

The cash consideration payable for each Company stock option is the difference between the merger consideration of $9.50 per share and the exercise price of the option, multiplied by the number of shares of Company common stock underlying such option. Stock options that have an exercise price equal to or greater than $9.50 will be canceled, without any consideration being payable in respect thereof.

(2)

Messrs. Neary, Reedy and Sadrian are partners of Warburg Pincus & Co. and managing directors of Warburg Pincus LLC. All shares indicated as owned by Messrs. Neary, Reedy and Sadrian are owned by investment funds and entities affiliated with Warburg Pincus and the shares are included for Messrs. Neary, Reedy and Sadrian because of their affiliation with Warburg Pincus.

(3)

Mr. DiSabato is a managing director of Goldman Sachs & Co. LLC. All shares indicated as owned by Mr. DiSabato are owned by investment funds and entities affiliated with Goldman Sachs and the shares are included for Mr. DiSabato because of his affiliation with Goldman Sachs.

(4)	The number of shares of common stock includes those held by The Tomas and Aviva Gorny Family Trust, The Tomas and Aviva Gorny Irrevocable Trust and The Gorny 2013 Irrevocable Trust.
(5)

The number of shares reported as beneficially owned by Mr. Hayford is based upon disclosure in a Form 4 filed by Mr. Hayford on April 30, 2018. Mr. Hayford resigned from the board of directors effective April 29, 2019.

Employment Agreements and Severance/Change in Control Benefits

Pursuant to (i) employment or severance agreements into which the Company has entered with its executive officers, and (ii) the restricted stock unit award agreements and option agreements into which the Company has entered with its executive officers under the Company’s amended and restated 2013 stock incentive plan and the Constant Contact, Inc. amended and restated 2011 stock incentive plan, which we refer to respectively as the “2013 plan” and the “2011 plan,” the Company’s executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including a termination following a change in control of the Company.

Pursuant to his employment agreement with the Company dated August 11, 2017, if Mr. Fox’s employment is terminated by the Company without cause and not for death or disability, or if Mr. Fox resigns for good reason (as each of those terms is defined in his employment agreement), and subject to his execution of a separation and release of claims agreement and his abiding by restrictive covenants that apply to him (including two-year non-competition and non-solicitation covenants), he will be entitled to the following severance payments: (i) continued payment of his base salary for a period of 24 months; (ii) payment of two times his annual bonus at target for the year prior to the year of termination payable over a period of 24 months, or if the termination occurs within nine months prior to a change in control (provided that negotiations related to the change in control are ongoing on the termination date) or within two years after a change in control, payment of two times’ the greater of (x) his annual bonus paid with respect to the year prior to the year of termination or (y) his annual bonus at target for the year of termination; (iii) a lump sum payment equal to $40,000; and (iv) payment of his annual bonus for the year of termination based on the Company’s actual performance against the performance goals established under the Company’s Management Incentive Plan for such year, prorated based on the portion of the year during which Mr. Fox provided services to the Company. In addition, pursuant to Mr. Fox’s employment agreement, in the event that, within nine months prior to a change in control (provided that negotiations related to the change in control are ongoing on the termination date) or within two years after a change in control, Mr. Fox is terminated without cause (other than due to disability or death) or he resigns his employment for good reason, he will be entitled to full acceleration of all unvested equity awards he holds as of his termination date, on the later to occur of the completion of the change in control and his termination date. Furthermore, in the event the acquiring or succeeding corporation in a change in control does not agree to assume Mr. Fox’s outstanding equity awards as of immediately prior to the change in control, or to substitute substantially equivalent awards for the outstanding equity awards, then all of Mr. Fox’s then outstanding but unvested equity awards will vest in full immediately prior to the change in control, and any such awards subject to performance standards will vest at the target amount associated with their grant, unless the Company’s board of directors or compensation committee determines that a higher level of vesting is appropriate.

Pursuant to his employment agreement with the Company dated August 3, 2015, if Mr. Montagner’s employment is terminated by the Company without cause and not for death or disability, or if Mr. Montagner resigns for good reason (as each of those terms is defined in his employment agreement), and subject to his execution of a separation and release of claims agreement and his abiding by restrictive covenants that apply to him (including 18 month non-competition and non-solicitation covenants), he will be entitled to the following severance payments: (i) continued payment of his base salary for a period of 12 months (increased to 24 months if the termination occurs within 12 months following a change in control (as such term is defined in his employment agreement)); (ii) payment of his annual bonus at target over 12 months (or over 24 months if the termination occurs within 12 months following a change in control); and (iii) reimbursement on a monthly basis for the COBRA premiums that he would be required to pay to continue group health insurance coverage for a period of up to 18 months following his termination. In addition, pursuant to Mr. Montagner’s employment agreement, in the event that, within 12 months following a change in control, Mr. Montagner is terminated without cause (other than due to disability or death), he will be entitled to full acceleration of all unvested equity awards he holds as of his termination date.

Pursuant to employment agreements dated March 7, 2016, March 27, 2017, October 29, 2018, and May 19, 2020, between the Company and each of Mr. Bryson, Mr. Orlando, Ms. Barry, and Ms. Simone, respectively, if the executive’s employment is terminated by the Company without cause and not for death or disability or on non-renewal of the employment agreement, or if the executive resigns for good reason (as each of those terms is defined in the applicable employment agreement), and subject to execution of a separation and release of claims agreement and his or her abiding by restrictive covenants that apply to him or her (including 18 month non-competition and non-solicitation covenants for Mr. Bryson, Mr. Orlando, and Ms. Simone, and 12 month non-competition and 18 month non-solicitation covenant for Ms. Barry), the executive will be entitled to the following severance payments: (i) continued payment of base salary for a period of 12 months (increased to 18 months if the termination occurs within 12 months following a change in control (as such term is defined in the applicable employment agreement)); (ii) payment of annual bonus at target over 12 months (or over 18 months if the termination occurs within 12 months following a change in control); and (iii) reimbursement on a monthly basis for the COBRA premiums that the executive would be required to pay to continue group health insurance coverage for a period of up to 18 months following termination. In addition, pursuant to the employment agreements, in the event that, within 12 months following a change in control, the executive is terminated without cause (other than due to disability or death), he or she will be entitled to full acceleration of all unvested equity awards he or she holds as of his or her termination date.

Generally, the Company’s forms of equity award agreements for employees, including the Company’s executive officers, provide for vesting acceleration on a “double trigger” basis, and a change in control does not by itself trigger acceleration of vesting. Parent is not replacing or assuming the Company’s outstanding equity awards, and they are instead being accelerated and cashed out immediately prior to the effective time of the merger as described under “The Merger Agreement (Proposal One) — Treatment of Company Stock Awards beginning on page 85.

Please see the section of this proxy statement entitled “The Merger — Golden Parachute Compensation” beginning on page 75 for an estimate of the value of the amounts that would be payable to each of our named executive officers pursuant to the arrangements listed above, assuming that the closing of the merger occurred on February 11, 2021 and that each named executive officer’s employment terminated on or after the closing date in a manner that would entitle such named executive officer to the maximum amount of severance benefits described above.

Employee Benefits

Pursuant to the merger agreement, from and after the effective time of the merger, Parent must assume sponsorship of the Company’s 2020 Management Incentive Plan and will cause bonuses to be paid on or around February 15, 2021 if not previously paid by the Company on or around such date. Bonuses are to be calculated based on the greater of target or actual performance without any discretionary reduction in payments. Payment will be made to employees who remain employed when the payment is due and also to those who both remained employed on December 31, 2020 and left employment before payment only on a termination without cause (as defined in the Company’s severance practices).

For a period of one year following the effective time of the merger, Parent must cause severance in amounts consistent with the current severance practices to be paid to employees not otherwise contractually eligible for severance but who qualify for severance under the Company’s current severance practices and provide an effective release of claims.

Notwithstanding the foregoing, employees located outside the United States will be treated instead in accordance with applicable contracts and applicable law. In addition, no employee will have third party beneficiary rights to sue to enforce these provisions.

Indemnification of Directors and Officers

From and after the effective time of the merger, each of Parent and the surviving corporation will, jointly and severally, indemnify defend and hold harmless each person who is or has been at any time prior to the effective time of the merger a director, manager or officer of the Company or any of its subsidiaries or serves as a director, officer, manager, member, trustee, fiduciary, employee or agent of another person if such service was at the request or for the benefit of the Company or any of its subsidiaries, which we refer to as an “indemnified party” against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer, director, manager, employee or agent of the Company or any of its subsidiaries or, while a director, manager or officer of the Company or any of its subsidiaries, is or was serving at the request of the Company or one of its subsidiaries as an officer, director, manager, member, trustee, fiduciary, employee or agent of another person, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted by law. Each indemnified party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the surviving corporation within ten business days of receipt by Parent or the surviving corporation from the indemnified party of a request therefor. However, any indemnified party to whom expenses are advanced must provide an undertaking, to the extent required by the DGCL, the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such indemnified party and the Company or any of its subsidiaries, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified party is not entitled to indemnification under applicable law. Parent and the Company have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party, whether provided in the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such indemnified party and the Company or any of its subsidiaries, will survive the merger and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

For six years following the effective time of the merger, Parent and the surviving corporation have agreed that the certificate of incorporation and bylaws or other organizational documents of the surviving corporation and its subsidiaries will contain (and Parent will cause the certificate of incorporation and bylaws or other organizational documents of the surviving corporation and its subsidiaries to so contain) provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of indemnified persons as contained in the Company’s (or such subsidiaries’) certificate of incorporation and by-laws in effect on the date of the merger agreement.

Parent has also agreed to either (i) maintain in effect for six years after the effective time of the merger directors’ and officers’ liability insurance on terms at least as favorable to these individuals as the Company’s existing directors’ and officers’ liability insurance policies with respect to events occurring at or prior to the effective time of the merger, provided that Parent is not obligated to pay more than 300% of the current annual premium paid for the Company’s directors’ and officers’ liability insurance policy, which we refer to as the “Maximum Premium,” or (ii) purchase a “tail” policy and maintain such endorsement for six years after the closing of the merger. Notwithstanding the foregoing, the Company may, prior to the effective time of the merger, elect to purchase its own “tail” policy as long as the tail policy does not cost more than six times the Maximum Premium.

For a more detailed description of these provisions of the merger agreement, please see the section of this proxy statement entitled “The Merger Agreement — Additional Agreements of the Parties to the Merger Agreement — Indemnification” on page 98.

Intent to Vote in Favor of the Merger

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 73,505,584 shares of Company common stock, representing 52% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The shares described above include shares beneficially owned by investment funds and entities affiliated with Warburg Pincus and Goldman Sachs. James C. Neary, Chandler J. Reedy and Justin L. Sadrian are partners of Warburg Pincus & Co, an affiliate of Warburg Pincus. All shares indicated as owned by Messrs. Neary, Reedy and Sadrian are included because of their affiliation with the Warburg Pincus entities. Joseph P. DiSabato is a managing director of Goldman Sachs. All shares indicated as owned by Mr. DiSabato are included because of his affiliation with the Goldman Sachs entities. Warburg Pincus and Goldman Sachs are obligated, pursuant to voting and support agreement entered into on November 1, 2020 between Parent and each of such stockholders, to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock in favor of the adoption of the merger agreement and any matter that would reasonably be expected to facilitate the merger.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for our named executive officers that is based on or otherwise relates to the merger, assuming that the merger was consummated on February 11, 2021 (which is the date assumed solely for the purposes of this golden parachute disclosure), and that each named executive officer’s employment was terminated on the day that resulted in his or her receipt of the maximum amount of severance benefits under his or her employment or severance agreement as a result of a termination within the applicable period beginning nine months before (if applicable) and ending twelve or twenty-four months (as applicable) following a change in control event.

The table below describes the estimated potential payments to each of our named executive officers under the terms of their respective employment agreements as they may have been amended from time to time, together with the value of the unvested Company stock options and restricted stock units that would be accelerated in accordance with the terms of the merger agreement. The amounts shown in the table do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that have vested or would vest pursuant to their terms, on or prior to the assumed effective date of the merger or the value of payments or benefits that are not based on or otherwise related to the merger.

For purposes of calculating the potential payments set forth in the table below, we have assumed that (a) the merger will become effective on February 11, 2021, (b) unless otherwise noted, that the date of termination of employment of each of the named executive officers is February 11, 2021; (c) the stock price is $9.50 per share, which is the per share merger consideration; and (d) no withholding taxes are applicable to any payments set forth in the table. The amounts shown in the table are estimates only, are based on assumptions and information available to date, and do not reflect any cutback that may be applied to the payments and benefits otherwise payable to the named executive officer to put him or her in a better after-tax position in the event of the imposition of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code, as contemplated by Mr. Fox’s employment agreement with the Company. The actual amounts that may be paid upon an individual’s termination of employment can only be determined at the actual time of such termination.

Name	Cash($)(1)	Equity($)(2)	Perquisites/ Benefits($)(3)	Total($)
Jeffrey H. Fox	4,453,750	13,275,238	—	17,728,988
Marc Montagner	1,591,350	4,657,049	46,193	6,294,592
Christine Barry	927,000	3,116,603	46,193	4,089,796
David C. Bryson	795,357	1,184,758	33,739	2,013,854
John Orlando	929,386	3,117,437	42,395	4,089,218

(1)

The amount listed in this column represents cash severance payments which are “double-trigger” and payable upon a qualifying termination that occurs within nine months prior to, in the case of Mr. Fox, and within twelve or twenty-four months (as applicable) following, in the case of all of the named executive officers, the consummation of change in control event, subject to the named executive officer’s execution and nonrevocation of a release of claims in the Company’s favor. For this purpose, a qualifying termination is generally a termination of employment by the Company without cause (and not for death or disability or on nonrenewal) or a resignation by the executive for good reason, as such terms are defined in the applicable employment agreement. The following table describes the components of cash severance payable to each of the named executive officers.

Name	Base Salary Continuation($)(a)	Bonus Amount ($)(b)	Bonus for Year of Termination($)(c)
Jeffrey H. Fox	1,690,000	1,732,500	1,031,250
Marc Montagner	1,060,900	530,450	—
Christine Barry	618,000	309,000	—
David C. Bryson	568,112	227,245	—
John Orlando	619,591	309,795	—

(a)

Base Salary continuation, for Messrs. Fox and Montagner is equal to the annual base salary he would have received had he remained continuously employed by the Company for 24 months, and is payable in approximately equal installments over a period of 24 months following termination or, with respect to Mr. Fox, if the merger is a “change in control event” as such term is defined in Treas. Reg. Section 1.409A-3(i)(5)(i), then such amount is payable in a single lump sum, and for Messrs. Bryson and Orlando and Ms. Barry is equal to 1.5 times his or her annualized base salary and is payable in approximately equal installments over a period of 18 months following termination. Mr. Fox will receive an additional $40,000 as a lump sum payment in connection with his termination.

(b)

Bonus compensation on severance for Mr. Fox would be two times’ the greater of (x) his annual bonus paid with respect to the year prior to the year of termination or (y) his annual bonus at target for the year of termination. Messrs. Montagner, Bryson and Orlando and Ms. Barry would receive his or her annual bonus at target for the year of termination paid over 18 months (or, for Mr. Montagner, over 24 months). The bonus amount for Mr. Fox was calculated based on expected Company performance for 2020, estimated as of December 11, 2020.

(c)

Pursuant to his employment agreement with the Company, Mr. Fox would be entitled to payment of his annual bonus for the year of termination based on the Company’s actual performance against the performance goals established under the Company’s Management Incentive Plan for such year, prorated based on the portion of the year during which Mr. Fox provided services to the Company. For purposes of this proxy statement, the Company has assumed that the amount of any actual bonus payable to Mr. Fox for the year of termination would be an amount equal to the maximum amount payable to the named executive officer under the Company’s Management Incentive Plan as in effect in 2020. For purposes of this proxy statement, the Company has assumed that his termination date would be on the last day of the fiscal year (such that he would be entitled to receive 100% of the bonus).

(2)

The amount listed in this column represents, in accordance with the terms of the merger agreement, the payments in cancellation of (i) Company restricted stock units held by each named executive officer, calculated as $9.50 per share of Company common stock underlying the Company restricted stock units being canceled and (ii) Company stock options that would be accelerated in accordance with the terms of the merger agreement, calculated as $9.50 per share of Company common stock minus the applicable exercise price. Amounts payable to each of the named executive officers on account of such equity awards will be paid upon the later of (i) five business days after the closing date and (ii) the date of the Company’s first regularly scheduled payroll after the closing date.

These payments in respect of equity awards held by the named executive officers are “single trigger” insofar as the equity awards are accelerated and converted into the right to receive merger consideration.

The number of shares underlying Company restricted stock unit awards and Company stock options that would be accelerated in accordance with the terms of the merger agreement held by each named executive officer to be treated as described in this column are as follows:

Name	Shares of Company Common Stock underlying Unvested Company Restricted Stock Units	Shares of Company Common Stock underlying Unvested Company Stock Options(a)
Jeffrey H. Fox	1,370,869	166,876
Marc Montagner	481,070	53,663
Christine Barry	325,226	17,311
David C. Bryson	122,352	13,762
John Orlando	322,545	33,018

(a)

The column includes only unvested stock options that would be accelerated in accordance with the terms of the merger agreement and excludes any options for which the exercise price equals or exceeds $9.50, which options will be canceled without consideration at the effective time of the merger.

(3)

The amount listed in this column represents the estimated payments the Company will reimburse for the executives with respect to premiums under COBRA for group health, dental and vision coverage for 18 months following termination of employment.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the U.S. federal income tax consequences of the merger to “U.S. holders” and certain “non-U.S. holders” (both terms defined below) whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This summary is for information purposes only and is not tax advice. It does not purport to consider all aspects of U.S. federal income taxation that might be relevant for holders of our common stock. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the applicable U.S. Treasury regulations promulgated under the Code, published rulings by the Internal Revenue Service, which we refer to as the “IRS,” and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not address the consequences of any proposed changes in applicable laws. Any change or differing interpretation could alter the tax consequences to the holders described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

As used herein, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

This summary applies only to holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of our common stock in light of their particular circumstances. For instance, this summary does not address the alternative minimum tax or the tax consequences to stockholders who validly exercise appraisal rights under the DGCL. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; securities dealers or broker-dealers; mutual funds; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; holders classified as partnerships or other flow-through entities under the Code; U.S. expatriates; holders who hold their shares of our common stock as part of a hedge, straddle, conversion transaction, or other integrated investment or constructive sale transaction; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of our common stock through the exercise of Company stock options or otherwise as compensation; and, except to the extent described below, holders who actually or constructively own 5% or more of the outstanding shares of our common stock. In addition, this summary does not address the impact of the Medicare contribution tax, any aspects of foreign, state, local, estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax) that may be applicable to a particular holder in connection with the merger.

Further, this summary does not address any tax consequences of the merger to holders of options or restricted stock units whose options or restricted stock units are cancelled in exchange for cash pursuant to the merger. Such holders of options and restricted stock units should consult their tax advisors regarding the tax consequences of the merger to them. Moreover, this summary does not discuss any other matters relating to equity compensation or benefit plans (including our 401(k) plan).

U.S. Holders

A U.S. holder’s receipt of the per share merger consideration in exchange for shares of our common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than 12 months at the effective time of the merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder’s ability to deduct capital losses may be limited.

Non-U.S. Holders

Cash received in the merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;

•

the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any; or

•

the Company was a “United States real property holding corporation”, which we refer to as a “USRPHC,” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes within the five years preceding the merger and the non-U.S. holder owned, actually or constructively, more than 5% of the Company common stock at any time during the five-year period preceding the merger. Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, the Company does not believe it is, or has been during the five years preceding the merger, a USRPHC for U.S. federal income tax purposes.

Non-U.S. holders should consult their own tax advisors regarding the tax consequences to them of the merger.

Backup Withholding and Information Reporting

A U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the

IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Certain non-U.S. holders may also be subject to backup withholding unless they establish an exemption from backup withholding in a manner satisfactory to the paying agent (such as by completing and signing an appropriate IRS Form W-8) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

Payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

This summary is provided for general information only and is not tax advice. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances and the application of state, local, foreign, estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

Regulatory Approvals

The merger is subject to the reporting and waiting period requirements of the HSR Act. On November 23, 2020, the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger. Under the terms of the merger agreement, the merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

Litigation Relating to the Merger

On December, 8, 2020, a complaint was filed against the Company and each of its directors in the United States District Court for the Southern District of New York. The lawsuit, captioned Stamps v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-10321, alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against the defendants for allegedly disseminating a materially incomplete and misleading preliminary proxy statement in connection with the proposed merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The plaintiff seeks to enjoin the defendants from proceeding with the stockholder vote to approve the proposed merger, or from consummating the proposed merger, unless and until the Company discloses to the Company’s public common stockholders the allegedly material information discussed in the complaint; or, in the event the proposed merger is consummated, the plaintiff seeks to recover damages. The plaintiff also seeks an award of costs, expert fees, and attorneys’ fees.

On December 11, 2020, a complaint was filed against the Company and each of its directors in the United States District Court for the District of Delaware. The lawsuit, captioned Baker v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-01691, alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against the defendants for allegedly disseminating a materially incomplete and misleading preliminary proxy statement in connection with the proposed merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The plaintiff seeks to enjoin the defendants from proceeding with or consummating the proposed merger, or, in the event the proposed merger is consummated, the plaintiff seeks to rescind it or recover damages and seeks a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9. The plaintiff also seeks an award of costs, expert fees, and attorneys’ fees.

THE MERGER AGREEMENT (PROPOSAL ONE)

The following is a summary of the material terms and conditions of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms are included in this proxy statement to provide you with information regarding the material terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in a disclosure schedule that the Company delivered to Parent in connection with the merger agreement, which we refer to as the “Company Disclosure Schedule.” Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

Upon the terms and subject to the conditions of the merger agreement, at the effective time, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly owned subsidiary of Parent. We sometimes refer to the Company after the consummation of the merger as the “surviving corporation.” The certificate of incorporation of the Company will be amended and restated in its entirety, by virtue of the merger, to read as set forth on an exhibit to the merger agreement. The by-laws of the Company will also be amended and restated in their entirety so that, immediately following the effective time of the merger, they are identical to the by-laws of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references to the name of Merger Sub will be changed to refer to the Company. The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Effective Time of the Merger

The closing of the merger will occur remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable (but in any event no later than the second business day) following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement; provided that if the marketing period described below has not ended at the time of the satisfaction or waiver of the closing conditions, then the closing will occur instead on the date following the satisfaction or waiver of the closing conditions that is the earliest of (i) any business day during the marketing period as may be specified by Parent on no less than two business days’ prior notice to the Company and (ii) the first business day following the final day of the marketing period. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such subsequent time or date as Parent and the Company may agree and specify in the certificate of merger. We intend to complete the merger as promptly as practicable, subject to receipt of the Company stockholder approval and satisfaction of the other closing conditions. Although we currently expect to complete the merger during the first quarter of 2021, the Company cannot assure completion by any particular date, if at all. Since the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Marketing Period

The “marketing period” refers to the first period of 18 consecutive business days (subject to certain specified business days that are either not counted as business days for purposes of determining the marketing period or reset such 18 consecutive business day period), throughout which (i) Parent has received certain financial information and other pertinent and customary information that is requested by Parent to market, syndicate and consummate the debt financing (which information we refer to as “required financial information”) and such required financial information is “compliant” (as described below) and (ii) the closing conditions related to stockholder approval and termination of the waiting period under the HSR Act have been satisfied and nothing has occurred and no condition exists that would cause the merger to become illegal or prohibit the consummation of the merger or cause any of the other conditions to the obligations of Parent and Merger Sub to close the merger to fail to be satisfied, assuming that the date of the closing were to be scheduled for any time during such 18 consecutive business day period. With respect to the required financial information, the term “compliant” means, subject to certain qualifications, such required financial information (a) taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such required financial information, in light of the circumstances under which the statements contained in the financial information are made, not misleading, (b) in the case of financial information delivered in connection with the offering of high yield debt securities, is compliant in all material respects with all applicable requirements of Regulations S-K and S-X under the Securities Act applicable to offerings of non-convertible debt securities on a registration statement on Form S-1 and (c) in the case of financial information delivered in connection with the offering of high yield debt securities, the independent registered public accountants of the company have consented to or otherwise authorized to the use of their audit opinions related to any audited financial statements included in such financial information and have confirmed they are prepared to provide customary comfort letters with respect to the required financial information.

The marketing period will not be deemed to commence if, prior to the completion of the marketing period, (i) our auditors have withdrawn any audit opinion contained in the required financial information in which case the marketing period will not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the auditor or another independent public accounting firm reasonably acceptable to Parent and Merger Sub or (ii) the Company issues a public statement indicating its intent to, or determines that it is required to, restate any historical financial statements of the Company or that any such restatement is under consideration, in which case the marketing period is not deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement is required in accordance with GAAP. The marketing period will end on any earlier date on which all of the debt financing or any alternative financing pursuant to the terms of the merger agreement is obtained.

If we in good faith reasonably believe we have delivered the applicable required financial information, we may deliver to Parent and Merger Sub written notice to that effect (stating when we believe we completed such delivery), in which case the marketing period will be deemed to have commenced on the date specified in that notice unless Parent or Merger Sub in good faith reasonably believes we have not completed delivery of the required financial information and, within three business days after the delivery of such notice by us, delivers written notice to us to that effect (stating with specificity which required financial information we have not delivered), but without prejudice to our right to assert that such financial information was in fact delivered.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of Company common stock, other than shares of Company common stock that are held in the treasury of the Company and any shares of Company common stock owned any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent and any dissenting shares, which are described below in the section entitled “— Appraisal Rights,” will be canceled and automatically converted into the right to receive $9.50 in cash, without interest thereon and subject to deduction for any required withholding tax, which we refer to as the “merger consideration” and all such shares of Company common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a thereof will cease to have any rights with respect thereto, except the right to receive the merger consideration.

The merger consideration will be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company common stock), reorganization, recapitalization or other like change with respect to Company common stock occurring (or for which a record date is established) after the date of the merger agreement and prior to the effective time.

Any shares of Company common stock that are held in the treasury of the Company and any shares of Company common stock owned any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent will be canceled and no consideration will be paid for such shares.

Any dissenting shares will be entitled to the rights granted by Section 262 of the DGCL, subject to the requirements thereof. These rights are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 119.

Payment Procedures

Prior to the effective time of the merger, Parent will enter into an agreement (in form and substance reasonably acceptable to the Company) with the paying agent for the merger, which we refer to as the “paying agent,” for the paying agent to act in such capacity for the merger and Parent will deposit with the paying agent, for the benefit of the holders of shares of Company common stock outstanding immediately prior to the effective time of the merger, a cash amount sufficient to pay the merger consideration pursuant to the merger agreement in exchange for all of the outstanding shares of Company common stock as of immediately prior to the effective time of the merger, which we refer to as the “payment fund.” The payment fund may not be used for any purpose other than to fund payments to stockholders pursuant to the merger agreement. The payment fund may be invested by the paying agent as directed by Parent, except that these investments must be in obligations of or guaranteed by the United States, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available). No gain or loss on the payment fund will affect the amounts payable under the merger agreement and, for one year after the effective time of the merger, Parent must take all actions necessary to ensure that the payment fund includes at all times cash sufficient to satisfy Parent’s obligation to pay the merger consideration under the merger agreement. Any interest and other income resulting from these investments (net of any losses) will be paid to Parent upon termination of the payment fund in accordance with the merger agreement. In the event the payment fund is diminished below the level required for the paying agent to make prompt cash payments as required under the merger agreement, Parent must, or must cause the surviving corporation to, immediately deposit additional cash into the payment fund equal to the deficiency in the amount required to make such payments.

Promptly (and in any event within two business days) after the effective time, Parent will cause the paying agent to mail to each holder of record of a certificate representing shares of Company common stock, which we refer to as a “certificate,” a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration payable with respect thereto. Upon surrender of a certificate (or an affidavit of loss) to the paying agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such certificate will be promptly paid in exchange therefor a cash amount in immediately available funds equal to the number of shares of Company common stock formerly represented by such certificate (or affidavit of loss) multiplied by the merger consideration, and the certificate so surrendered will be cancelled.

Any holder of uncertificated shares that immediately prior to the effective time represented shares of Company common stock, which we refer to as “uncertificated shares,” will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each holder of record of one or more uncertificated shares will, upon receipt by the paying agent of an “agent’s message” in customary form with respect to any uncertificated share (or such other evidence, if any, of transfer as the paying agent may reasonably request), be promptly paid the merger consideration in respect of such uncertificated share, and such uncertificated share will be cancelled.

No interest will be paid or accrued on the cash payable upon the surrender of certificates or uncertificated shares. In the event of a transfer of ownership of a certificate or uncertificated shares which is not registered in the transfer records of the Company, the merger consideration may be paid to a person other than the person in whose name the certificate or uncertificated shares is registered, if, in the case of a certificate, such certificate is presented to the paying agent, and in each case the transferor provides to paying agent (i) all documents required to evidence and effect such transfer and (ii) evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by the merger agreement, each certificate and all uncertificated shares (other than certificates or uncertificated shares representing dissenting shares) will be deemed at any time after the effective time to represent only the right to receive upon such surrender the merger consideration as contemplated by the merger agreement.

All merger consideration paid upon the surrender of certificates and cancellation of uncertificated shares in accordance with the terms of the merger agreement will be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company common stock formerly represented by such certificates and uncertificated shares, and from and after the effective time there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock which were outstanding immediately prior to the effective time. If, after the effective time, certificates or uncertificated shares are presented to the surviving corporation or the paying agent for any reason, they will be cancelled and exchanged as provided in the merger agreement. No dividends or other distributions with respect to the capital stock of the surviving corporation with a record date on or after the effective time of the merger will be paid to the holder of any unsurrendered certificates or uncertificated shares.

Any portion of the payment fund that remains undistributed to the holders of certificates and uncertificated shares for one year after the effective time (including all interest and other income received by the paying agent in respect of all funds made available to it) will be delivered to Parent, upon demand, and any holder of a certificate or uncertificated shares who has not previously complied with the merger agreement will be entitled to receive only from Parent or the surviving corporation (subject to abandoned property, escheat and other similar laws) payment of its claim for merger consideration, without interest.

To the extent permitted by applicable law, none of Parent, Merger Sub, the Company, the surviving corporation or the paying agent will be liable to any holder of shares of Company common stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the paying agent will pay, in exchange for such lost, stolen or destroyed certificate, the merger consideration to be paid in respect of the shares of Company common stock formerly represented thereby pursuant to the merger agreement. Parent or the paying agent may, in its reasonable determination and as a condition precedent to the payment of such merger consideration, require the owners of such lost, stolen or destroyed certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent or the paying agent with respect to the certificates alleged to have been lost, stolen or destroyed.

You should not send your certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your certificates (if any) with the enclosed proxy.

Appraisal Rights

If the merger is completed, shares of Company common stock issued and outstanding immediately prior to the effective time of the merger that are held by a holder who has not voted in favor of the merger or consented to the merger in writing, who has, prior to such vote, made a proper demand for appraisal of such shares of Company common stock in accordance with Section 262 of the DGCL, who continuously holds such shares of record from the date of the making of the demand through the effective time of the merger and who does not thereafter fail to perfect, withdraw or otherwise lose his, her or its rights to appraisal, which we refer to as “dissenting shares,” will not be converted into or represent the right to receive the merger consideration in accordance with the merger agreement. Holders of dissenting shares will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive in lieu of the merger consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of the shares of Company common stock as of the effective time of the merger exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest to be paid on the amount determined to be “fair value.” These rights are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 119.

If any dissenting shares lose their status as such (through failure to perfect or otherwise), then, as of the later of the effective time or the date of loss of such status, such shares will thereupon be deemed to have been converted as of the effective time into the right to receive the merger consideration in accordance with the merger agreement, without interest, and will not thereafter be deemed to be dissenting shares.

The Company must give Parent: (i) prompt notice of any written demand for appraisal received by the Company prior to the effective time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice, withdrawal or instrument delivered to the Company prior to the effective time pursuant to the DGCL that relates to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company will not make any payment or settlement offer for an amount in excess of the merger consideration prior to the effective time with respect to any such demand, notice or instrument unless Parent has given its written consent to such payment or settlement offer.

Treatment of Company Stock Awards

Effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock will vest in full. If any such Company stock option is not exercised prior to the effective time of the merger, then at the effective time of the merger such Company stock option will automatically be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, without any interest thereon and subject to all applicable withholding. In the event that the exercise price of any Company stock option is equal to or greater than the merger consideration, such Company stock option will be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit, other than a specified restricted stock unit as described in the next paragraph, that is then outstanding and unvested will vest in full. Each Company restricted stock unit, other than a specified restricted stock unit, that is outstanding as of the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the merger consideration without any interest thereon and subject to all applicable withholding taxes.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that was granted (i) on or after October 27, 2020 to new hires or (ii) in connection with any acquisition that closed in 2020, which we refer to collectively as the “specified restricted stock units,” will automatically be cancelled and converted into the right to receive an amount in cash equal to the merger consideration the holder of the specified restricted stock unit would have received pursuant to the preceding paragraph with the payment of the merger consideration made at the vesting dates, subject to the holder of the specified restricted stock units remaining in continuous service with Parent, the surviving corporation or any of its subsidiaries through each such vesting date. The specified restricted stock units granted on or after October 27, 2020 to new hires will vest as to one-third on the first anniversary of their date of grant and the remainder on the first anniversary of the effective time of the merger, subject to acceleration in full upon a termination without cause, and the specified restricted stock units granted in connection with any acquisition that closed in 2020 will vest based on their pre-effective time vesting schedules with certain accelerations to be determined and with further acceleration upon a termination without cause within 12 months following the effective time of the merger. The merger consideration payable with respect to the specified restricted stock units will be subject to all applicable withholding taxes and will be paid on the first administratively practicable payroll date following the vesting date.

Effective as of immediately prior to the effective time of the merger, each Company restricted stock award that is then outstanding and unvested will vest in full and will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock award multiplied by (B) the merger consideration, without any interest thereon and subject to all applicable withholding taxes.

The Company will take all action necessary to effect the cancellation of the Company stock options, Company restricted stock units and Company restricted stock awards upon the effective time of the merger and to give effect to the terms of the merger agreement.

Representations and Warranties

In the merger agreement, the Company made representations and warranties to Parent and Merger Sub, including those relating to:

•	the Company’s corporate organization, standing and power;

•	the Company’s capitalization;

•	the Company’s subsidiaries;

•

the Company’s authorization (including approval of the board of directors and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery, performance and the enforceability of the merger agreement;

•

the absence of conflicts with, or violations of, the Company’s organizational documents, applicable laws, contracts or permits, in each case as a result of the Company’s execution of the merger agreement or consummation of the merger; and the absence of certain governmental consents in connection with the merger;

•

documents filed by the Company with the SEC, the accuracy and completeness of the financial statements and other information contained therein; this proxy statement; the Company’s compliance with the Sarbanes-Oxley Act of 2002, as amended; and the Company’s disclosure controls and procedures;

•	the absence of certain undisclosed liabilities;

•

the absence of a Company Material Adverse Effect (as defined below in the section entitled “— Definition of Company Material Adverse Effect”) since June 30, 2020; the conduct of the business of the Company in the ordinary course between June 30, 2020 and November 1, 2020 except as contemplated in the merger agreement and the absence of certain other changes or events involving the Company from June 30, 2020 until the date of the merger agreement;

•	the Company’s filing of tax returns, payment of taxes and other tax matters;

•	the Company’s leased and owned real property;

•	the Company’s intellectual property;

•	the Company’s material contracts;

•	the absence of pending or threatened litigation or investigations involving the Company;

•	environmental matters with respect to the Company’s operations;

•	the Company’s employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits and employment agreements;

•	the Company’s compliance with laws;

•	the Company’s possession of and compliance with permits, licenses and franchises to conduct its business;

•	the Company’s employees and other labor matters;

•	the Company’s insurance policies;

•	the receipt by the board of directors of opinions from Centerview and Goldman Sachs;

•	the inapplicability to the merger of the restrictions set forth in Section 203 of the DGCL; and

•	the absence of undisclosed obligations to brokers and investment bankers.

In the merger agreement, Parent and Merger Sub made representations and warranties to the Company, including those relating to:

•	Parent’s and Merger Sub’s corporate organization, standing and power;

•	Parent’s and Merger Sub’s authorization, execution, delivery, performance and the enforceability of the merger agreement;

•	the absence of conflicts with, or violations of, Parent’s and Merger Sub’s organizational documents, applicable laws, contracts or permits, in each case as a result of their execution of the merger agreement or consummation of the merger; the absence of certain governmental consents in connection with the merger; and the absence of any vote required by holders of Parent’s securities in connection with the merger;

•	the information provided by Parent and Merger Sub in writing for inclusion in this proxy statement;

•	the operations of Merger Sub;

•	the execution, delivery and enforceability of the debt and equity commitment letters, and the absence of any breach or default under the debt and equity commitment letters;

•	the enforceability of, and absence of default under, the limited guarantee executed and delivered by the guarantors;

•	the solvency of Parent and the surviving corporation as of the effective time and immediately after consummation of the transactions contemplated by the merger agreement;

•	the inapplicability to the merger of the restrictions set forth in Section 203 of the DGCL;

•	the absence of pending or threatened litigation or investigations involving Parent or Merger Sub;

•

the disclosure to the Company of certain agreements and understandings between Parent, Merger Sub or the guarantors and any member of the board of directors or of management of the Company or any stockholder of the Company;

•	the absence of obligations to brokers and investment bankers in connection with any of the transactions contemplated by the merger agreement;

•	the due diligence investigation of Parent and Merger Sub;

•	the absence of representations and warranties by the Company not set forth in the merger agreement; and

•	Parent’s and Merger Sub’s non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans.

Definition of Company Material Adverse Effect

Several of the representations and warranties made by the Company in the merger agreement and certain conditions to the performance by Parent and Merger Sub of their obligations under the merger agreement are qualified by reference to whether the item in question would have a “Company Material Adverse Effect.” The merger agreement provides that a “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (which we refer to as an “effect”) that (A) is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (B) would prevent the consummation by the Company of the merger. However, none of the following will be deemed to be or constitute a “Company Material Adverse Effect” or will be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

•	general economic conditions (or changes in such conditions) or conditions in the global economy generally;

•

conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (i) changes in interest rates and exchange rates and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally;

•	conditions (or changes in such conditions) in the industries in which the Company and its subsidiaries conduct business;

•	changes in political conditions or acts of war, sabotage or terrorism;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild-fires or other natural disasters, weather conditions and other force majeure events;

•

other than in the case of representations relating to (a) absence of conflicts with, or violations of, the Company’s organizational documents, applicable laws, contracts or permits, in each case as a result of the Company’s execution of the merger agreement or consummation of the merger and (b) the absence of certain acceleration, vesting, material increases to, or forfeiture of compensation or benefits or an “excess parachute payment” under, Company employee plans, the announcement of the merger agreement or the pendency or consummation of the transactions contemplated by the merger agreement, including (i) the identity of Parent, (ii) the loss or departure of officers or other employees of the Company or any of its subsidiaries directly resulting from, arising out of, attributable to, or related to the transactions contemplated by the merger agreement, (iii) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers or other business partners directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by the merger agreement, and (iv) any other negative development (or potential negative development) in the relationships of the Company or any of its subsidiaries with any of its customers or other business partners directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by the merger agreement;

•	the taking of any action (or failure to take any action) expressly requested by or consented to by Parent or required or contemplated by the merger agreement;

•

changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof) or that result from any action taken for the purpose of complying with any of the foregoing;

•

changes in the Company’s stock price or the trading volume of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

•	pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing (including, without limitation, any COVID-19 responses);

•	the availability or cost of financing to Parent or Merger Sub; or

•

any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, Merger Sub, Parent or any of their directors or officers arising out of the Merger or in connection with any other transactions contemplated by the merger agreement;

except to the extent such effects resulting from, arising out of, attributable to or related to the matters described in the first, second, third, fourth, fifth, eighth and tenth bullets above disproportionately adversely affect in a material respect the Company and its subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its subsidiaries conduct business (in which case, only the incremental disproportionate adverse impact of such adverse effects (if any) will be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur).

As used in the merger agreement, the term “COVID-19 response” means any actions taken or omitted in response to the COVID-19 pandemic (a) to the extent reasonably necessary to comply with applicable law in any jurisdiction or (b) that (i) are commercially reasonable, (ii) are intended to protect the health and safety of employees of the Company or its subsidiaries and (iii) are consistent with prevalent practices of similarly situated businesses in the industries or the locations in which the Company and its subsidiaries operate, and the effects resulting from such taken or omitted actions (including any required quarantines, travel restrictions, “stay-at-home” orders, social distancing measures, other safety measures, or any workplace or worksite shutdowns or slowdowns) but, with respect to clause (b), solely to the extent supported by documentation, information, data, or other evidence reasonably substantiating the necessity or appropriateness of such actions as determined by the Company in good faith.

Definition of Parent Material Adverse Effect

Certain of the representations and warranties made by Parent and Merger Sub in the merger agreement and certain conditions to the performance of the Company’s obligations under the merger agreement are qualified by reference to whether the item in question would have a “Parent Material Adverse Effect.” The merger agreement provides that a “Parent Material Adverse Effect” means any change, event or development that would reasonably be expected to prevent, or materially impair or delay, the ability of Parent or Merger Sub to consummate the merger or any of the other transactions contemplated by the merger agreement or otherwise perform any of its obligations under the merger agreement.

Covenants Relating to the Conduct of the Company’s Business

Except (a)(1) as required by applicable law, (2) by any Company material contract that has been made available to Parent or other agreement, plan or arrangement in effect on the date hereof that is listed in the Company Disclosure Schedule, or (3) as taken in connection with any COVID-19 responses (we refer to clauses (1) through (3), as the “specified exceptions”), (b) as otherwise expressly contemplated or permitted by the merger agreement, (c) as set forth in the Company Disclosure Schedule, or (d) with Parent’s consent (which will not be unreasonably withheld, conditioned or delayed), during the period between the execution of the merger agreement and the closing, which we refer to as the “pre-closing period,” the Company will, and will cause each of its subsidiaries to, use commercially reasonable efforts to act and carry on its business in the ordinary course of business, to preserve intact its business organization and to preserve satisfactory business relationships with material customers, suppliers, licensors, licensees, distributors, lessors and others having material business dealings with the Company or its subsidiaries. Except (a) with respect to the specified exceptions (other than in the case of certain specified items below), (b) as otherwise expressly contemplated or permitted by the merger agreement, (c) as set forth in the Company Disclosure Schedule, or (d) with Parent’s consent (which will not be unreasonably withheld, conditioned or delayed), during the pre-closing period the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, do any of the following:

•

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property or any combination thereof) in respect of, any of its capital stock or other equity or voting interests (other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent), (ii) adjust, split, combine, divide, subdivide, reverse split, recapitalize or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or voting interests; (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except for certain exceptions; (iv) modify the terms of any shares or other equity or voting interest of the Company; or (v) enter into any agreement with respect to the voting or registration of shares or other equity or voting interest of the Company;

•

issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any lien (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, equity awards or otherwise) any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (or instruments for cash based on the value of any such securities), except for certain exceptions;

•	amend the Company’s or any of its subsidiaries’ certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

•

acquire (i) by merging, amalgamating or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, directly or indirectly, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets, securities, properties or interests that are material, in the aggregate, to the Company and its subsidiaries, taken as a whole, except purchases of inventory and raw materials in the ordinary course of business;

•

sell, lease, license, pledge, or otherwise dispose of or subject to any lien any properties or assets of the Company or of any of its subsidiaries, tangible or intangible, in each case with a value in excess of $250,000 individually or $1,000,000 in the aggregate, other than certain exceptions;

•	adopt any stockholder rights plan or similar arrangement;

•

(i) incur or assume any indebtedness or assume or guarantee, endorse or otherwise become liable or responsible for any such indebtedness of another person (other than to the Company or one of its wholly-owned subsidiaries), (ii) issue, sell or amend any debt securities, instruments or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities or instruments of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other person, except that the Company may incur indebtedness in the ordinary course of business in an amount not to exceed $2,000,000 in aggregate incremental outstanding principal (other than accrued but unpaid interest) pursuant to (A) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities, supplier financing programs or cash management programs, (B) indebtedness under the credit facility or other existing arrangements (including in respect of letters of credit) or (C) pursuant to investments in short-term deposits in the ordinary course of business;

•

make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $11,000,000 in the aggregate for the Company and its subsidiaries, taken as a whole, other than as included in the Company’s budget for capital expenditures previously made available to Parent;

•	make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in law or GAAP;

•

(i) prepare or file any federal income or other material income tax return inconsistent with past practice, (ii) make, change or revoke any material tax election, (iii) file any amended tax return with respect to a material amount of taxes, (iv) settle or compromise any claim related to a material amount of taxes, (v) enter into any closing agreement or similar agreement relating to taxes, (vi) otherwise settle any dispute relating to a material amount of taxes, (vii) surrender any right to claim a material tax refund, offset or other reduction in tax liability or (viii) request any ruling or similar guidance with respect to taxes;

•

(i) adopt, enter into, terminate or amend any employment, consulting, change in control, severance, termination, retention or similar agreement or material employee benefit plan for the benefit or welfare of any current or former director or executive officer (except in the ordinary course of business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment or, for employment outside the United States, as required by applicable law) or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the ordinary course of business and bonuses consistent with arrangements set forth in the Company Disclosure Schedule), it being understood (for the avoidance of doubt) that the Company and its subsidiaries may promote employees in the ordinary course of business, (iii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock or restricted stock units, other than as contemplated by the merger agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock;

•

hire any employee with an annualized base salary rate in excess of $200,000 other than in replacement for a departing employee with substantially similar compensation or terminate or transfer any employee with an annualized base salary rate in excess of $200,000 other than for cause as determined by the Company or one of its subsidiaries in its reasonable discretion in accordance with applicable law;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, amalgamation, restructuring, recapitalization or other reorganization;

•

(i) except as permitted by and in accordance with the merger agreement, settle, release, waive or compromise any pending or threatened material legal proceeding or other claim, except for the settlement of any legal proceedings or other claim that is (A) reflected or reserved against in the Company balance sheet; or (B) for solely monetary payments of no more than $250,000 individually and $1,000,000 in the aggregate (net of insurance proceeds received and indemnity, contribution, or similar payments actually received) or (ii) commence any material legal proceeding;

•	enter into any joint venture, strategic alliance or similar legal partnership;

•

enter into, modify, amend or terminate any (a) contract (other than any Company material contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (b) Company material contract except (i) in the ordinary course of business (other than certain exceptions), (ii) terminations as a result of a material breach or a material default by the counterparty or the expiration of such contract in accordance with its terms or (iii) amendments that are not adverse to the Company in any material respect;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•	enter into any collective bargaining agreement or agreement to form a work council or other contract with any labor organization or works council (except to the extent required by applicable law); or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

A “Company material contract” means Contract to which the Company or any of its Subsidiaries is a party or bound that:

•	is an agreement or contract pursuant to which the Company and its subsidiaries spent, in the aggregate, more than $3,000,000 with respect to such agreement or contract during fiscal year 2019;

•

is a non-competition or other agreement (including any exclusive license to, or covenant not to sue or assert claims based on, any Company intellectual property) that prohibits or otherwise restricts, in any material respect, the Company or any of its subsidiaries from freely engaging in any business material to the Company and its subsidiaries, taken as a whole, anywhere in the world;

•

relates to the material disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) owned by the Company or its subsidiaries, which has not been fully performed (other than confidentiality obligations);

•

relates to the material acquisition of any business (whether by merger, sale of stock, sale of assets or otherwise) (i) entered into since January 1, 2018 or (ii) that contains any outstanding earn-out or other contingent payment obligations of the Company or its subsidiaries which has not been fully performed (other than confidentiality obligations);

•

relates to bonds, debentures, notes or other indebtedness for borrowed money (excluding letters of credit and agreements between or among the Company or its subsidiaries) (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $1,000,000;

•	is a joint venture, alliance or legal partnership agreement that is material to the operation of the Company and its subsidiaries, taken as whole;

•

constitutes a settlement, conciliation or similar agreement (A) pursuant to which the Company or any of its subsidiaries is obligated after the date of the merger to pay consideration to a governmental entity in excess of $1,000,000 or (B) that would otherwise limit or adversely affect the operation of the business conducted by the Company and its subsidiaries in any material respect after the closing;

•	includes material pricing or margin representations that provide “most favored nation” or similar material representations with respect to pricing;

•	restricts payment of dividends or distributions in respect of the Company common stock or other equity interests of the Company or any of its subsidiaries;

•	constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) with respect to the Company and its subsidiaries;

•

constitutes a “material contract” with a related person (as such term is defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC reports; or

•	any collective bargaining agreement with a labor union, works council, or other labor organization representing employees of the Company or any of the subsidiaries.

Covenants Relating to the Conduct of Parent’s and Merger Sub’s Business

Parent and Merger Sub have agreed that, during the pre-closing period:

•

they will not, directly or indirectly, without the prior consent of the Company, take or cause to be taken any action that would impair or prevent the consummation of the transactions contemplated by the merger agreement, and

•	Merger Sub will not engage in any activity of any nature except for activities related to or in furtherance of the merger and the other transactions contemplated by the merger agreement.

Restrictions on Solicitation of Other Offers

Under the merger agreement, during the period beginning on the date of the merger agreement until the earlier of the termination of the merger agreement and the receipt of the Company stockholder approval, the Company and its subsidiaries will not, and the Company will instruct its directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, which we refer to collectively as “representatives,” not to, and will not authorize or knowingly permit any of its representatives to, directly or indirectly:

•

solicit, initiate or propose the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

•

terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential acquisition proposal, except under the circumstances permitted under the merger agreement; or

•

other than informing persons of the existence of these provisions of the merger agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal or any proposal or inquiry that is reasonably expected to lead to an acquisition proposal.

Notwithstanding the foregoing restrictions or anything to the contrary set forth in the merger agreement, subject to compliance with the merger agreement, at any time prior to receipt of the Company stockholder approval the Company may:

•

furnish non-public information with respect to the Company and its subsidiaries to any person who has made an acquisition proposal that did not result from a material breach of the merger agreement that the board of directors determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a superior proposal, which we refer to as a “qualified person” (and the representatives of such qualified person), pursuant to a confidentiality agreement not materially less restrictive with respect to the confidentiality obligations of the qualified person than the confidentiality agreement between the Company and Clearlake, provided that such confidentiality agreement will not (x) grant any exclusive right to negotiate with such counterparty, (y) prohibit the Company from satisfying its obligations under the merger agreement or (z) require the Company or its subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses;

•

engage in discussions or negotiations (including solicitation of revised acquisition proposals) with any qualified person (and the representatives of such qualified person) regarding any acquisition proposal; or

•	amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company common stock with any qualified person.

However, the Company may only furnish such non-public information and engage in such discussions or negotiations if: (x) the Company and its subsidiaries are not in material breach of their non-solicitation obligations pursuant to the terms of the merger agreement and (y) the board of directors of the Company has determined that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law. Further, the Company will promptly make available to Parent any non-public information concerning the Company and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Parent.

An “acquisition proposal” means any proposal or offer for an acquisition transaction first made after the execution of the merger agreement.

An “acquisition transaction” means:

•

a merger, consolidation, dissolution, recapitalization, share exchange, tender offer or other business combination involving the Company and its subsidiaries (other than (i) mergers, consolidations, recapitalizations, share exchanges or other business combinations involving solely the Company and/or one or more subsidiaries of the Company and (ii) mergers, consolidations, recapitalizations, share exchanges, tender offers or other business combinations that if consummated would result in the holders of the outstanding shares of Company common stock immediately prior to such transaction owning more than 85% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter);

•	the issuance by the Company of 15% or more of its equity securities; or

•	an acquisition in any manner, directly or indirectly, 15% or more of the equity securities of the Company or consolidated total assets of the Company and its subsidiaries;

in each case other than the transactions contemplated by the merger agreement.

A “superior proposal” means any bona fide acquisition proposal (i) on terms which the board of directors determines in its good faith judgment to be more favorable to the holders of Company common stock than the transactions contemplated by the merger agreement (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal and the merger agreement (including any written, binding offer by Parent to amend the terms of the merger agreement, which offer is not revocable for at least five business days) that the board of directors determines to be relevant and (ii) which the board of directors determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal that the board of directors determines to be relevant. For purposes of reference to an acquisition transaction in the definition of superior proposal, all references to “15%” in the definition of acquisition transaction will be deemed to be references to 50%.

“Company stockholder approval” means the adoption of this Agreement by the holders of a majority of the outstanding shares of Company common stock entitled to vote on such matter at the Company stockholders meeting.

The Company will promptly (and in any event within one business day) advise Parent orally, with written confirmation to follow, of (i) the Company’s receipt of any written acquisition proposal, (ii) a summary of the material terms and conditions of any such acquisition proposal; (iii) all material written requests, proposals or offers (including any written documents containing material terms which relate to such requests, proposals or offers), including any proposed agreements and any material changes to the terms of the acquisition proposal, received by or made to the Company from any person making an acquisition proposal; and (iv) the identity of the person making any such acquisition proposal (unless, in the case of clause (iv), such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person that is in effect on the date of the merger agreement).

The Company must, and must direct its representatives to: (i) cease immediately all discussions and negotiations that commenced prior to the date of the merger agreement regarding any proposal that would constitute (if made after the date of the merger agreement), or could reasonably be expected to lead to, an acquisition proposal, (ii) request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries theretofore furnished to any person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into at any time within the six month period immediately preceding the date hereof and (iii) terminate all access granted to any such persons or their respective representatives referenced in clauses (i) and (ii) to any physical or electronic data room.

Restrictions on Changes of Recommendation to Company Stockholders

Under the merger agreement, the board of directors must submit the merger agreement to the Company’s stockholders for adoption and must recommend that the Company’s stockholders vote in favor of adopting the merger agreement. Prior to the earlier of the termination of the merger agreement and the receipt of the Company stockholder approval:

•

the board of directors (or a committee thereof) (a) must not withhold, withdraw, qualify or modify, in a manner adverse to Parent, its recommendation to the Company’s stockholders that the Company’s stockholders adopt the merger agreement at the special meeting, (b) must publicly reaffirm its recommendation within ten business days of a request therefor in writing by Parent (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions), (c) must not make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the board of directors (or a committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the board of directors (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with such acquisition proposal), (d) must not fail to include its recommendation in this proxy statement, or

(e) must not, except as contemplated by the terms of the merger agreement, adopt, approve, endorse or recommend any acquisition proposal or any proposal that is reasonably expected to lead to an acquisition proposal (we refer to the actions listed in the preceding clauses (a) through (e) as a “Company board recommendation change”); and

•

the Company may not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any acquisition proposal (other than entering into a confidentiality agreement in the circumstances described above in the section entitled “— Restrictions on Solicitations of Other Offers”).

However, prior to receipt of the Company stockholder approval, the board of directors may effect a board recommendation change in response to a superior proposal or an intervening event if each of the following conditions is satisfied: (a) the board of directors has determined in good faith (after consultation with outside counsel and its outside financial advisor) that the failure to effect a Company board recommendation change would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; (b) the Company and its subsidiaries are not in material breach of their obligations pursuant to the merger agreement with respect to an acquisition proposal underlying such Company board recommendation change; (c) the Company has delivered to Parent a recommendation change notice; (d) if requested by Parent, the Company has made its representatives available to negotiate (to the extent that Parent desires to so negotiate) with Parent’s representatives any proposed modifications to the terms and conditions of the merger agreement during the three business day period following delivery by the Company to Parent of such recommendation change notice; and (e) if Parent has delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of the merger agreement during such three business day period, the board of directors has determined in good faith (after consultation with outside counsel), after considering the terms of such offer by Parent, that the failure to effect a Company board recommendation change would still be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

However, in the event of any material revisions to an acquisition proposal underlying a potential Company board recommendation change, the Company is required to notify Parent of such revisions and the applicable three business day period described above will be extended until two business days after the time Parent receives notification from the Company of such revisions.

Additional Agreements of the Parties to the Merger Agreement

Listing of Company Common Stock

The Company must use its commercially reasonable efforts to continue the listing of Company common stock on the Nasdaq Stock Market during the term of the merger agreement. Each of the parties has agreed to cooperate with the other parties and to use its reasonable best efforts to take or cause to be taken, all actions necessary to delist the Company common stock from the Nasdaq Stock Market as promptly as possible following the effective time of the merger and the deregistration of the Company common stock under the Exchange Act as promptly as practicable after such delisting.

Access to Information

During the pre-closing period, the Company must (and must cause each of its subsidiaries to) afford to Parent and Parent’s representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of its books, contracts and records as Parent may reasonably request, and, during such period, the Company must (and must cause each of its subsidiaries to) promptly make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information in the Company’s possession concerning its business, properties and assets as Parent may reasonably request. However, the Company will not be required to permit any inspection or other access, or to disclose any information, (A) in connection with an acquisition proposal, trigger event, recommendation change notice or superior proposal notice, (B) that in the reasonable judgment of the Company would: (1) result in the disclosure of any trade secrets of any third party, (2) violate any legal requirement or contract or any obligation of the Company with respect to confidentiality or privacy, including under any privacy policy, or (3) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine or (C) that the Company in good faith determines, in light of any COVID-19 responses, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company and its subsidiaries. However, the Company will use commercially reasonable efforts to provide the information in the preceding sentence to Parent in an alternative manner and limit the information it is otherwise unable to provide and any such information shall be subject to the confidentiality agreement between the Company and Clearlake. Prior to the closing of the merger, neither Parent nor Merger Sub will (and each will cause its affiliates and representatives not to) contact or communicate with any of the employees, customers, licensors or suppliers of the Company or any of its subsidiaries, without the prior written consent of the Company.

Legal Conditions to the Merger

Subject to certain terms of the merger agreement, Parent and the Company must each use its reasonable best efforts to:

•

take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

•

as promptly as practicable, obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its subsidiaries) from any governmental entity in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, except that in no event will the Company or any of its subsidiaries be required to pay any monies or agree to any material undertaking in connection with any of the foregoing;

•

as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under (i) the exchange act, and any other applicable federal or state securities laws, (ii) the HSR Act and (iii) any other applicable law;

•

contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement;

•	execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement; and

•

with the prior written consent of Parent, seek all consents, waivers and approvals and delivering all notifications pursuant to any Company material contracts, in connection with the merger agreement and the consummation of the merger; provided, however, that in no event will the Company or any of its subsidiaries be required to pay any monies or agree to any material undertaking in connection with any of the foregoing.

The parties to the merger agreement will, and will cause each of their respective subsidiaries to, cooperate and use their respective reasonable best efforts to obtain any government clearances or approvals required for the closing under any antitrust law, to respond to any government requests for information under any antitrust law, to cause any waiting periods under any applicable antitrust laws to expire or be terminated, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any restrictive order.

Parent will propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parent or, effective as of the effective time, the surviving corporation, or their respective subsidiaries, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Parent, the surviving corporation or their respective subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any restrictive order, which would have the effect of preventing or delaying the closing beyond the outside date.

Public Disclosure

Except as may be required by law or stock market regulations, Parent and the Company will use their respective commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the merger or the merger agreement. However, these restrictions will not apply to any Company communications permitted pursuant to the terms of the merger agreement in connection with an acquisition proposal, trigger event, recommendation change notice or superior proposal notice.

Indemnification

From and after the effective time of the merger, each of Parent and the surviving corporation will, jointly and severally, indemnify defend and hold harmless each indemnified party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer, director, manager, employee or agent of the Company or any of its subsidiaries or, while a director, manager or officer of the Company or any of its subsidiaries, is or was serving at the request of the Company or one of its subsidiaries as an officer, director, manager, member, trustee, fiduciary, employee or agent of another person, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted by law. Each indemnified party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the surviving corporation within ten business days of receipt by Parent or the surviving corporation from the indemnified party of a request therefor. However, any indemnified party to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such indemnified party and the Company or any of its subsidiaries, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified party is not entitled to indemnification under applicable law. Parent and the Company have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party, whether provided in the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such indemnified party and the Company or any of its subsidiaries, will survive the merger and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

For six years following the effective time of the merger, Parent and the surviving corporation have agreed that the certificate of incorporation and bylaws or other organizational documents of the surviving corporation and its subsidiaries will contain (and Parent will cause the certificate of incorporation and bylaws or other organizational documents of the surviving corporation and its subsidiaries to so contain) provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of indemnified parties as contained in the Company’s certificate of incorporation and by-laws in effect on the date of the merger agreement.

Parent has also agreed to either (i) maintain in effect for six years after the effective time of the merger the Company’s existing directors’ and officers’ liability insurance policies with respect to events occurring at or prior to the effective time of the merger, so long as the annual premium would not exceed the Maximum Premium, or (ii) purchase a “tail” policy and maintain such endorsement for six years after the closing of the merger. If the Company’s or the surviving corporation’s existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the surviving corporation will obtain, and Parent will cause the surviving corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the indemnified parties than the existing directors’ and officers’ liability insurance policies. The Company may, prior to the effective time of the merger, purchase a “tail” policy, so long as the company does not pay more than six times the Maximum Premium. If a “tail” policy has been purchased by the Company prior to the effective time of the merger, Parent will cause such “tail” policy to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the surviving corporation.

In the event Parent or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the surviving corporation, as the case may be, will expressly assume and succeed to the obligations described above.

If any indemnified party makes any claim for indemnification or advancement of expenses under these provisions of the merger agreement that is denied by Parent and/or the Company or the surviving corporation, and a court of competent jurisdiction determines that the indemnified party is entitled to such indemnification or advancement of expenses, then Parent, the Company or the surviving corporation will pay the indemnified party’s costs and expenses, including reasonable legal fees and expenses, incurred by the indemnified party in connection with pursuing his or her claims to the fullest extent permitted by law.

These provisions of the merger agreement are intended to be in addition to the rights otherwise available to the indemnified parties by law, charter, statute, by-law or agreement, and will operate for the benefit of, and will be enforceable by, each of the indemnified parties, their heirs and their representatives.

Notification of Certain Matters

Prior to the effective time, Parent must give prompt notice to the Company, and the Company must give prompt notice to Parent, of (i) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such person contained in the merger agreement to be untrue or inaccurate in any manner that would result in the failure of a closing condition or (ii) any material breach by such person of any covenant or agreement set forth in the merger agreement.

Employee Benefits Matters

Parent will assume sponsorship of the Company’s 2020 Management Incentive Plan, which we refer to as the “management incentive plan,” and related awards, in each case as in effect as of the date hereof, and will administer the management incentive plan and awards in accordance with their terms. All decisions under the management incentive plan will be made, subject to the terms of the management incentive plan and the immediately subsequent sentence, by Parent. On or around February 15, 2021, the Company will pay (or, if the effective time of the merger has already occurred Parent will, or will cause its subsidiaries to, pay), the bonuses provided by the management incentive plan, with such bonuses calculated as the greater of (a) 100% of the target bonus amounts determined under the management incentive plan or (b) the bonuses determined using actual achievement pursuant to the formula set forth in the management incentive plan, in each case using the terms in effect as of the date of the merger agreement (without any discretionary reduction of payments); and, for any Company employee whose employment ends on a termination without cause (as defined in the Company’s severance practices) after December 31, 2020, any requirement that the individual remain employed at the date of bonus payment will be waived.

If any Company employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the effective time of the merger under circumstances under which such Company employee would have been eligible to receive severance benefits under the Company severance practices, Parent will cause the surviving corporation or its subsidiaries to provide such Company employee severance benefits consistent with those that would have been paid under the Company severance practices as in existence on the date of the merger agreement, provided, however, that entitlement to any severance benefits may be conditioned on the Company employee’s timely signing, returning, and not revoking a release in the form customarily used by the Company as of the date of the merger agreement.

State Takeover Laws

If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by the merger agreement, the parties to the merger agreement must use their respective commercially reasonable efforts to (i) take such actions as are reasonably necessary so that the transactions contemplated under the merger agreement may be consummated as promptly as practicable on the terms contemplated under the merger agreement and (ii) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.

Rule 16b-3

Prior to the effective time of the merger, the Company must take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of the Company and who would otherwise be subject to Rule 16b-3 under the Exchange Act to be exempt under such rule to the extent permitted by applicable law.

Financing

Each of Parent and Merger Sub must use, and must cause their respective affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing pursuant to the debt commitment letter, which we refer to as the “debt financing,” and the financing pursuant to the equity funding letter, which we refer to as the “equity financing,” on the terms (including as related to the “market flex” provisions) and subject only to the conditions set forth in the debt commitment letter and the equity funding letter. We refer to the debt financing together with the equity financing as the financing. We refer to the debt commitment letter together with the equity funding letter as the “financing letters.” The reasonable best efforts of Parent and Merger Sub mentioned in the first sentence of this paragraph include reasonable best efforts to:

•	maintain in effect and comply with the financing letters and the definitive agreements relating to the financing,

•

negotiate and enter into definitive agreements with respect to the debt financing on the terms (including as related to the “market flex” provisions) and subject only to the conditions set forth in the debt commitment letter,

•

satisfy (and cause its affiliates to satisfy) on a timely basis all conditions to funding applicable to Parent and its affiliates in the financing letters and the definitive agreements related thereto (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Merger Sub contained in such financing letter or such definitive agreements related thereto),

•

upon the satisfaction of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of such conditions), consummate the financing at or prior to the closing date, and

•	enforce its rights under the financing letters and the definitive agreements relating to the financing.

Parent must not, and must not permit any of its affiliates to, take any action not otherwise required under the merger agreement that is a breach of, or would result in termination of, any of the financing letters. Parent, Merger Sub and the guarantors must not, without the prior written consent of the Company, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the financing letters or the definitive agreements relating to the financing if such termination, amendment, supplement, modification or waiver would:

•

(i) reduce the aggregate amount of any portion of the financing (including by increasing the amount of fees to be paid or original issue discount except by operation of the “market flex” provisions as in effect on the date of the merger agreement) or (ii) reduce the amount of equity financing unless the debt financing or alternative financing is increased by a corresponding amount,

•

adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the financing letters or the definitive agreements with respect to the financing, or

•

impose new or additional conditions precedent to the availability of the financing or otherwise expand, amend or modify in any manner adverse to the interests of the Company any of the conditions precedent to the financing, or otherwise expand, amend or modify any other provision of the financing letters in a manner that would reasonably be expected to delay or prevent or make less likely to occur the funding of the financing (or satisfaction of the conditions to the financing) or completion of the transactions on the closing date.

Parent must, upon request, keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the debt financing and provide to the Company drafts (reasonably in advance of execution) and thereafter complete, correct and executed copies of the material definitive documents for the debt financing. Parent and Merger Sub must give the Company prompt notice:

•

of any breach, default (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach), termination, cancellation or repudiation by any party to any of the financing letters or definitive documents related to the financing of which Parent or Merger Sub becomes aware,

•

of the receipt of any written notice or other written communication from any financing source with respect to any (i) actual or potential breach, default, termination, cancellation or repudiation by any party to any of the financing letters or any definitive document related to the financing of any provisions of the financing letters or any definitive document related to the financing or (ii) material dispute or disagreement between or among any parties to any of the financing letters or any definitive document related to the financing with respect to the conditionality or amount of the financing or the obligation to fund the financing or the amount of the financing to be funded at the closing (but excluding ordinary course negotiations), and

•

of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the financing contemplated by the financing letters in the manner and from the sources contemplated by the financing letters or the definitive documents related to the financing (or if at any time for any other reason Parent or Merger Sub believes that it will not be able to obtain all or any portion of the financing contemplated by the financing letters on the terms and conditions, in the manner and from the sources contemplated by any of the financing letters or the definitive documents related to the financing).

As soon as reasonably practicable, but in any event within two business days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub must provide any information reasonably requested by the Company relating to any circumstance referred to in the three bullet points immediately above. If any portion of the debt financing becomes unavailable on the terms (including any applicable “market flex” provisions) and conditions contemplated by the debt commitment letter, and such portion is reasonably required to fund the merger consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to the merger agreement, or Parent becomes aware of any event or circumstance that would reasonably be expected to make any such portion of the debt financing unavailable on the terms (including any applicable “market flex” provisions) and conditions contemplated by the debt commitment letter, Parent must promptly notify the Company in writing and Parent and Merger Sub must use their reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources in an amount sufficient to pay the merger consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to the merger agreement with conditions not materially less favorable, taken as a whole, to Parent and Merger Sub (or their respective affiliates) than the terms and conditions set forth in the debt commitment letter, as promptly as practicable following the occurrence of such event. In no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require Parent or Merger Sub to (i) pay any fees or any interest rates applicable to the debt financing in excess of those contemplated by the debt commitment letter (including the market flex provisions) or agree to “market flex” terms, less favorable to Parent and Merger Sub or Company than the corresponding market flex terms contained in or contemplated by the debt commitment letter or (ii) seek the equity financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the equity funding letter.

Prior to the closing date, the Company must use its reasonable best efforts to provide, and to cause its subsidiaries to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the debt financing (and taking into account the timing of the marketing period), including using its reasonable best efforts to:

•	furnish Parent and Merger Sub and their debt financing sources all required financial information (as described above in the section entitled “— Marketing Period”),

•

assist in preparation for and participate (and cause senior management and representatives, with appropriate seniority and expertise, of the Company and its subsidiaries to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies upon reasonable request, and otherwise cooperate with the marketing and due diligence efforts for any of the debt financing,

•

assist Parent, Merger Sub and the debt financing sources, upon reasonable request, with the timely preparation of reasonable and customary (i) rating agency presentations and offering documents customarily used to arrange transactions similar to the debt financing by companies of a comparable size in a comparable industry, and (ii) certain pro forma financial statements and forecasts of financial statements of the Company and its subsidiaries for one or more periods following the closing, in each case based solely on financial information and data derived from the Company’s and its subsidiaries’ historical books and records,

•	reasonably cooperate with the pledging of collateral and the granting of security interests in respect of the debt financing, but in no event will any of the foregoing take effect until the closing,

•

provide customary authorization letters to the debt financing sources with respect to Company information included in a customary confidential information memorandum for a syndicated bank financing authorizing the distribution of information to prospective lenders,

•

facilitate and assist in the preparation, execution and delivery of one or more credit agreements, indentures, purchase agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Parent or Merger Sub (including furnishing all information relating to the Company and its subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates),

•

promptly furnish Parent, Merger Sub and the debt financing sources with all documentation and other information about the Company and its subsidiaries as is reasonably requested by Parent, Merger Sub or the debt financing sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. § 1010.230, to the extent requested in writing,

•

in connection with any offering of high yield debt securities as part of the debt financing, cause the independent registered public accountants of the Company to confirm that they are prepared to issue a customary comfort letter upon the “pricing” and “closing” of such debt securities and to provide drafts thereof reasonably in advance of “pricing” and “closing” upon request of Parent, and

•	request customary payoff letters relating to the repayment of the existing indebtedness of the Company and its subsidiaries and the release of related liens and related guarantees.

The requested cooperation described above must not, in the Company’s reasonable judgment, unreasonably interfere with the ongoing business or operations of the Company and any of its subsidiaries. In no event must the Company or any of its subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the financing or any of the foregoing effective prior to the closing. In addition, none of the requested cooperation described above will require any action that would conflict with or violate the Company’s or any of its subsidiaries’ organizational documents or any laws, rules or regulations or result in, prior to the effective time, the contravention of, or that would reasonably be expected to result in, prior to the effective time, a violation or breach of, or default under, any contract to which the Company or any of its subsidiaries is a party.

None of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees will be required to execute or enter into or perform any agreement with respect to the financing contemplated by the financing letters (other than customary authorization letters) that is not contingent upon the closing or that would be effective prior to the closing and no directors of the Company that will not be continuing directors, acting in such capacity, will be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the financing. Parent must promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and fees and expenses of the Company’s accounting firms engaged to assist in connection with the financing) incurred by the Company or any of its subsidiaries or any of their respective representatives in connection with the financing, and must indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith.

Parent must, and must cause its affiliates to, refrain from taking, directly or indirectly, any action that could reasonably be expected to result in the failure of any of the conditions contained in the financing letters or in any definitive agreement relating to the financing. Parent and Merger Sub acknowledge and have agreed under the merger agreement that, notwithstanding the Company’s obligations under the merger agreement, none of the obtaining of the financing or any permitted alternative financing, or the completion of any issuance of securities contemplated by the financing, is a condition to the closing, and reaffirm their obligation to consummate the transactions contemplated by the merger agreement irrespective and independently of the availability of the financing or any permitted alternative financing or the completion of any such issuance.

Control of Operations

Without in any way limiting any party’s rights or obligations under the merger agreement, the parties have agreed that (a) nothing contained in the merger agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the effective time of the merger and (b) prior to the effective time of the merger, the Company must exercise, subject to the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ operations.

Security Holder Litigation

In the event that any litigation related to the merger agreement, the merger or the other transactions contemplated thereby is brought by any stockholder of the Company or any holder of the Company’s other securities against the Company and/or its directors or officers, the Company will give Parent (i) prompt notice of all litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement brought by any stockholder of the Company or any holder of the Company’s other securities against the Company and/or its directors or officers including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed at Parent’s request with respect to the status thereof; and (ii) the opportunity to participate, at Parent’s expense, in any negotiations and proceedings with respect to such litigation. The Company will not make any arrangement, compromise, payment or settlement offer or enter into any arrangement, compromise, payment or settlement prior to the effective time of the merger with respect to any such litigation unless Parent has given its written consent thereto, which consent will not be unreasonably withheld, conditioned or delayed.

Proxy Statement; Company Stockholders’ Meeting

As promptly as practicable following the Company’s receipt of notice from the SEC that the SEC has completed its review of this proxy statement (or, if the SEC does not inform the Company that it intends to review this proxy statement on or before the 10th calendar day following the filing of this proxy statement, as promptly as practicable following such 10th calendar day), the Company is obligated to call, give notice of, convene and hold a meeting of its stockholders to consider adoption of the merger agreement and the advisory vote required by Rule 14a-21(c) under the Exchange Act.

However, the board of directors is permitted to adjourn, delay or postpone the special meeting in accordance with applicable law (but not beyond the outside date, which is described below) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the board of directors has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting, (ii) on no more than two occasions, if there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or (iii) if on the date on which the Company stockholder meeting is then-scheduled, the Company has not received proxies representing the Company stockholder approval. Except to the extent that the board of directors has effected a board recommendation change in accordance with the merger agreement, the Company, through the board of directors, must recommend to its stockholders that they adopt the merger agreement, include such recommendation in this proxy statement and use its reasonable best efforts to solicit and obtain the Company stockholder approval.

Treatment of Certain Notes

A subsidiary of the Company has issued 10.875% Senior Notes Due 2024, which we refer to as the “Notes.”

At the request and expense of Parent, the Company has agreed to use its reasonable best efforts to promptly commence an offer to purchase any and all of the outstanding aggregate principal amount of the Notes on price terms that are acceptable to Parent and such other customary terms and conditions as are reasonably acceptable to the Company and Parent to be consummated substantially simultaneously with the closing of the merger using funds provided by Parent, which we refer to as a “debt tender offer.” Any debt tender offer will be conditioned on the closing of the merger.

If reasonably requested by Parent in writing, the Company will, in accordance with the applicable redemption provisions of the applicable series of Notes and the indenture governing such Notes, (i) issue a notice of optional redemption for all of the outstanding aggregate principal amount of the Notes, pursuant to the redemption provisions of the indenture and (ii) use reasonable best efforts to take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the Notes pursuant to the satisfaction and discharge provisions of the indenture and the other provisions of the indenture applicable thereto.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable law to the extent such laws are applicable in connection with any debt tender offer and such compliance will not be deemed a breach of the merger agreement.

Parent will promptly, upon the Company’s request, reimburse the Company for certain reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company at the request of Parent in connection with our compliance with our obligations described above, including reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with any debt tender offer, or discharge made in respect of the Notes (including any out-of-pocket costs, fees and expenses incurred in connection with the preparation or distribution of any offer documents or other documents related thereto). Subject to certain exceptions, Parent will also indemnify and hold harmless the Company, its subsidiaries and their respective representatives for any liabilities incurred by any of them in connection with any such action.

Conditions to the Merger

The obligation of each of the Company, Parent and Merger Sub to consummate the merger is subject to the satisfaction of the following conditions:

•	the Company’s stockholders have adopted the merger agreement at the special meeting;

•	the waiting period (and any extension thereof) under the HSR Act has expired or early termination thereof has been granted; and

•

no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

The obligation of the Company to consummate the merger is subject to the satisfaction of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub that (i) are not made as of a specific date are true and correct as of the closing date, as though made on and as of the closing date, and (ii) are made as of a specific date are true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct is not reasonably likely to have a Parent Material Adverse Effect; and

•	each of Parent and Merger Sub has performed in all material respects all covenants and obligations required to be performed by it under the merger agreement on or prior to the closing date.

The obligation of Parent and Merger Sub to consummate the merger is subject to the satisfaction of the following additional conditions:

•

(i) the Company’s representation regarding the absence of a Company Material Adverse Effect is true and correct in all respects as of the closing date as though made on and as of the closing date; (ii) certain representations and warranties of the Company regarding the Company’s capitalization are true and correct in all respects as of the closing date, as though made on and as of the closing date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all respects as of such date), except for any de minimis exceptions; (iii) certain representations and warranties of the Company regarding organization, capitalization, authority, opinions of financial advisors and brokers are true and correct in all material respects as of the closing date, as though made on and as of the closing date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all material respects as of such date) and (iv) all other representations and warranties of the Company contained in the merger agreement are true and correct as of the closing date, as though made on and as of the closing date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct as of such date), except where the failure of such representations or warranties to be true and correct is not reasonably likely to have a Company Material Adverse Effect; and

•	the Company has performed in all material respects all covenants and obligations required to be performed by it under the merger agreement on or prior to the closing date.

Termination

The merger agreement may be terminated and the merger may be abandoned:

•	by mutual written consent of Parent and the Company at any time prior to the effective time of the merger;

•

by either Parent or the Company, if the effective time of the merger has not occurred on or before the outside date, except that (a) a party to the merger agreement will not be permitted to terminate the merger agreement under this provision of the merger agreement if the failure of such party to fulfill any obligation under the merger agreement has been a principal cause of or primarily resulted in the failure of the effective time to occur on or before the outside date, (b) if the marketing period has commenced but not have been completed by the date that is three business days prior to the outside date, but all other conditions to the closing (other than those conditions that by their terms are to be satisfied at the closing) have been satisfied or, to the extent permitted by law, waived, then the outside date will be extended to the third business day following the final day of the marketing period, and such date will become the outside date; and (c) no party is permitted to terminate the merger agreement within the three business day notice period referenced in the final bullet in this section entitled “— Termination”;

•

by either Parent or the Company at any time prior to the effective time if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger, except that a party to the merger agreement will not be permitted to terminate the merger agreement under this provision of the merger agreement if the failure of such party to fulfill any obligation under the merger agreement has been a principal cause of or primarily resulted in the issuance of any such order, decree, ruling or the taking of such other action;

•

by Parent or the Company if the Company stockholder approval is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken; provided, however, that a party is not permitted to terminate the merger agreement for such reason if such failure to obtain the Company stockholder approval is attributable to the failure of such party to perform in any material respect any covenant in the merger agreement required to be performed by such party at or prior to the effective time of the merger;

•	by Parent, prior to the effective time of the merger, if a trigger event occurs, except that, any such termination must occur within 10 business days after the occurrence of the trigger event;

•

by the Company, at any time prior to receipt of the Company stockholder approval, in the event that: (i) the Company has received a superior proposal; (ii) the board of directors has determined in good faith (after consultation with outside counsel) that the failure proceed with such superior proposal would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; (iii) the Company and its subsidiaries are not in material breach of their obligations under the merger agreement with respect to such superior proposal; (iv) the Company has delivered to Parent a superior proposal notice; (v) if requested by Parent, the Company has made its representatives available to negotiate with Parent’s representatives any proposed modifications to the terms and conditions of the merger agreement during the three business day period following delivery of such superior proposal notice (except that in the event of any material revisions to such superior proposal, the Company will be required to notify Parent of such revisions and the applicable three business day period described above will be extended until two business days after the time Parent receives notification from the Company of such revisions); (vi) if Parent has delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of the merger agreement during such three Business Day period, the board of directors has determined in good faith (after consultation with outside counsel), after considering the terms of such offer by Parent, that the superior proposal giving rise to such superior proposal notice continues to be a superior proposal and it would still be reasonably likely to be inconsistent with the fiduciary obligations of the board of directors under applicable law not to accept such superior proposal; and (vii) concurrently with the termination of the merger agreement, the Company pays Parent the termination fee and enters into the definitive agreement to consummate the transaction contemplated by such superior proposal;

•

by Parent, prior to the effective time of the merger, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in the merger agreement, which breach or failure to perform would cause one of certain conditions to the obligations of Parent to effect the closing set forth in the merger agreement not to be satisfied, and will not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure to perform from Parent; except that neither Parent nor Merger Sub is then in material breach of any representation, warranty or covenant under the merger agreement;

•

by the Company, prior to the effective time of the merger, if there has been a breach of, or failure to perform any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement, which breach or failure to perform would cause one of certain conditions to the obligations of the Company to effect the closing set forth in the merger agreement not to be satisfied, and will not have been cured within 20 business days following receipt by Parent of written notice of such breach or failure to perform from the Company; except that the Company is not then in material breach of any representation, warranty or covenant under the merger agreement; or

•

by the Company if (i) the mutual closing conditions and the closing conditions to the obligations of Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been satisfied, (ii) the Company has confirmed by notice to Parent after the end of the marketing period that all closing conditions to the obligations of the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) or that it is willing to waive any unsatisfied conditions; and (iii) the merger has not been consummated within three business days after delivery of such notice.

In the event of termination of the merger agreement as described above, the merger agreement will immediately become void and there will be no liability or obligation on the part of Parent, the Company, Merger Sub or their respective representatives, stockholders or affiliates; except that, subject to certain limitations, (i) any such termination will not relieve any party from liability for any willful breach and (ii) certain provisions, including those related to confidentiality, effect of termination, fees and expenses, defined terms and miscellaneous matters, expense reimbursement, indemnification and the confidentiality agreement between the Company and Clearlake, will remain in full force and effect and survive any termination of the merger agreement in accordance with their respective terms and conditions.

A “willful breach” means a material breach of any covenant or agreement set forth in the merger agreement that is a consequence of an act undertaken, or failure to act, by the breaching party with the actual knowledge that the taking of such act, or failure to act, would result, or would reasonably be expected to result, in such breach.

Termination Fees

Subject to certain limitations, the Company will pay Parent a termination fee equal to $37,393,000 in the event that the merger agreement is terminated:

•	by Parent if the board of directors has effected a Company board recommendation change;

•	by the Company in order to enter into a definitive agreement providing for a superior proposal; or

•

(i) by either Parent or the Company if the effective time of the merger has not occurred on or before the outside date and such termination occurs prior to obtaining the Company stockholder approval, (ii) by either Parent or the Company if the Company stockholder approval is not obtained or (iii) by Parent if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in the merger agreement, which breach or failure to perform would cause a closing condition set forth in the merger agreement not to be satisfied, and will not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure to perform from Parent, if (in each of the preceding clauses (i), (ii) and (iii)) (A) before the date of such termination, an acquisition proposal has been publicly announced and not withdrawn, (B) with respect to a termination for failure to obtain the stockholder approval, at the time of the stockholder vote, the financing letters will not have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by the merger agreement and (C) within 12 months after the date of termination, the Company has consummated any acquisition transaction or entered into a definitive agreement with respect to an acquisition transaction that is thereafter consummated.

Subject to certain limitations, Parent will pay the Company a termination fee equal to $119,656,000, which we refer to as the “Parent termination fee,” in the event that the merger agreement is terminated:

•

by the Company, prior to the effective time, if there has been a material breach of or failure to perform Parent’s financing covenants, which material breach or failure to perform would cause a closing condition set forth in the merger agreement not to be satisfied and will not have been cured within 20 business days following receipt by Parent of written notice of such breach or failure to perform from the Company; or

•

by the Company if (i) the closing conditions applicable to Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been satisfied, (ii) the Company has confirmed by notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) or that it is willing to waive any unsatisfied conditions; and (iii) the merger will not have been consummated within three business days after delivery of such notice.

In no event will the Company or Parent be required to pay a termination fee on more than one occasion.

If the Company or Parent fails to timely pay any amount described above and, in order to obtain the payment, the other party commences a suit, action or proceeding which results in a judgment against the other party for the payment set forth above, such paying party will pay the other party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, action or proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

Payment of the Parent termination fee to the Company, together with any indemnification for or reimbursement of any applicable expenses pursuant to certain provisions of the merger agreement, will be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by the Company or any other person arising out of or in connection with the merger agreement (and the termination thereof), the financing, the guarantee, the transactions contemplated by the merger agreement (and the abandonment or termination thereof), or any matter forming the basis for such termination, and, neither the Company, nor any other person will be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any guarantor, the financing sources or any of their respective representatives or any of their respective affiliates arising out of or in connection with the merger agreement, the financing, the guarantee or any of the transactions contemplated by the merger agreement (or the abandonment or termination thereof) or any matters forming the basis for such termination.

Payment of the Company termination fee to Parent will, together with any reimbursement of applicable expenses, be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, or any of their respective affiliates or any other person arising out of or in connection with the merger agreement (and the termination thereof), the financing, the guarantee, the transactions contemplated by the merger agreement (and the abandonment or termination thereof), or any matter forming the basis for such termination, and, none of Parent, Merger Sub, any of their respective affiliates or any other person will be entitled to bring or maintain any claim, action or proceeding against the Company or any other person claiming by, through or for the benefit of the Company arising out of or in connection with the merger agreement, the financing, the guarantee or any of the transactions contemplated by the merger agreement (or the abandonment or termination thereof) or any matters forming the basis for such termination.

Amendment; Extension; Waiver; Procedures

Amendment

The merger agreement may be amended, modified or supplemented by the parties to the merger agreement by action taken or authorized by their respective boards of directors at any time prior to the effective time of the merger, except that after receipt of the Company stockholder approval, no amendment may be made that pursuant to applicable law or by rule or regulation of any stock exchange requires further approval or adoption by the stockholders of the Company without such further approval or adoption. The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement to the merger agreement (as applicable), signed on behalf of each of the parties to the merger agreement. However, the amendment provision, the waiver provision, the third party beneficiaries provision, certain remedies provisions, the submission to jurisdiction provision and the waiver of jury trial provision may not be amended, modified or supplemented in a manner adverse to the debt financing sources without the prior written consent of the adversely affected debt financing sources.

Extension; Waiver

At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant the merger agreement and (iii) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver will not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights. However, the amendment provision, the waiver provision, the third party beneficiaries provision, certain remedies provisions, the submission to jurisdiction provision and the waiver of jury trial provision may not be waived, in whole or in part, in a manner adverse to the debt financing sources without the prior consent of the adversely affected debt financing sources.

Procedure for Termination, Amendment, Extension or Waiver

A termination, amendment, modification, supplement, extension or waiver of the merger agreement will, in order to be effective, require action by the respective board of directors of the applicable parties.

Remedies

Under the merger agreement, the parties thereto acknowledge and have agreed that the parties will be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement. The right of the Company to seek and obtain an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the equity financing to be funded in accordance with the terms and conditions of the applicable equity funding letter and to cause Parent to consummate the merger is subject in all events to the requirements that (i) the satisfaction of all conditions precedent to the obligations of Parent to consummate the transactions contemplated by the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to such conditions being satisfied at the closing) at the time when the closing would have been required to occur pursuant to the merger agreement, but for the failure of the equity financing to be funded, (ii) the debt financing has been funded or will be funded in accordance with the terms thereof at the closing if the equity financing is or were to be funded at the closing, and (iii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the equity financing and debt financing were funded, then it would take such actions required of it by the merger agreement to cause the closing to occur and it stands ready, willing and able to consummate the merger.

Governing Law; Submission to Jurisdiction

The merger agreement is governed by the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties to the merger agreement consented to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to the merger agreement or any of the transactions contemplated by the merger agreement.

VOTING AGREEMENT

On November 1, 2020, concurrently with the execution of the merger agreement, Parent entered into a voting and support agreement, which we refer to as the “voting agreement,” with certain funds affiliated with Goldman Sachs and certain funds affiliated with Warburg Pincus, each a stockholder of the Company. As of the close of business on the record date, these stockholders beneficially owned approximately 48% of the issued and outstanding shares of Company common stock. In connection with the execution and delivery of the voting agreement, Parent did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. A copy of the voting agreement is attached as Annex D to this proxy statement.

The voting agreement requires each of the stockholders, among other things, to vote shares of Company common stock aggregating to 36% of the outstanding shares of Company common stock in favor of:

•	the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger; and

•	any proposal to adjourn a meeting of the stockholders of the Company if there are not sufficient votes to adopt the merger agreement and approve the merger;

and against any acquisition proposal.

Each stockholder subject to the voting agreement has agreed that, except with Parent’s prior written consent, such stockholder will not transfer or consent to a transfer of any of the shares of common stock subject to the voting agreement or any beneficial ownership interest or any other interest therein, except for transfers to an affiliate of such stockholder if the transferee agrees in writing to be bound by and subject to the terms and provisions of the voting agreement.

Each stockholder subject to the voting agreement has also agreed:

•

to cease immediately all discussions and negotiations that commenced prior to the date of the voting agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal and not to direct its affiliates or representatives to continue discussions or negotiations that commenced prior to the date of the voting agreement; and

•

to not, and to direct its affiliates or representatives not to, directly or indirectly (i) solicit or initiate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal, (ii) other than informing persons of the existence of these provisions of the voting agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal, (iii) enter into any alternative acquisition agreement or (iv) adopt, approve or recommend any acquisition proposal.

However, the voting agreement will not restrict the ability of any such stockholder to, directly or indirectly, take any action that the Company is permitted to take in accordance with the provisions described above in the sections entitled “The Merger Agreement (Proposal One) — Restrictions on Solicitation of Other Offers” and “The Merger Agreement (Proposal One) — Restrictions on Changes of Recommendation to Company Stockholders.”

The voting agreement will terminate upon the earliest to occur of: (i) the termination of the voting agreement by the mutual written consent of Parent and each stockholder party to the voting agreement, (ii) the termination of the merger agreement in accordance with its terms prior to the effective time, (iii) the date on which any amendment to the merger agreement is effected, or any waiver of the Company’s rights under the merger agreement is granted, in each case, without the prior written consent of the stockholders party to the voting agreement, that (A) diminishes the merger consideration, (B) changes the forms of merger consideration, (C) extends the outside date or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the merger or (D) affects any of the material terms of certain specified provisions of the merger agreement in a manner that is materially adverse to any of the stockholders party to the voting agreement, (iv) the date of a Company board recommendation change and (v) the effective time of the merger.

NONBINDING ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION (PROPOSAL TWO)

In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 76.

Accordingly we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table in the section of the proxy statement entitled ‘The

Merger — Interests of Certain Persons in the Merger — Golden Parachute Compensation’ including the associated narrative discussion, is hereby approved.”

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement. Accordingly, you may vote “FOR” either or both of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement and vote “AGAINST” or “ABSTAIN” for this nonbinding advisory proposal regarding “golden parachute” compensation (and vice versa).

Because your vote is advisory, it will not be binding upon the Company, the board of directors, the board of directors’ compensation committee, Parent or any affiliate of Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on such proposal.

The board of directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL THREE)

If at the special meeting, the board of directors determines it is necessary or appropriate to adjourn the special meeting, to solicit additional proxies to approve the proposal to adopt the merger agreement, then we intend to move to vote on this proposal. If the board of directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Proposal Three and not on the proposal to adopt the merger agreement or the nonbinding advisory proposal regarding “golden parachute” compensation.

In this proposal, we are asking our stockholders to approve a proposal to authorize the board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement. If our stockholders approve the adjournment of the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the nonbinding advisory proposal regarding “golden parachute” compensation. Accordingly, you may vote “FOR” either or both of the proposal to adopt the merger agreement and the nonbinding advisory proposal regarding “golden parachute” compensation and vote “AGAINST” or “ABSTAIN” for the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement (and vice versa).

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on such proposal.

The board of directors recommends that you vote “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

MARKET PRICE OF COMPANY COMMON STOCK

The Company common stock is listed for trading on the Nasdaq Stock Market under the trading symbol “EIGI.” The following table sets forth the high and low sales prices of the Company common stock, as reported by the Nasdaq Stock Market, for each quarterly period indicated.

	High	Low
Fiscal 2020
First Quarter	$5.27	$1.49
Second Quarter	4.03	1.73
Third Quarter	6.54	3.94
Fourth Quarter (through December 11, 2020)	9.48	5.72

Fiscal 2019
First Quarter	$8.21	$6.46
Second Quarter	7.43	4.31
Third Quarter	6.06	3.71
Fourth Quarter	4.74	3.60

Fiscal 2018
First Quarter	$8.80	$7.23
Second Quarter	10.00	7.15
Third Quarter	10.85	8.05
Fourth Quarter	9.92	6.07

On September 25, 2020, the last full trading day prior to media speculation about a potential acquisition of the Company, the closing price for Company common stock on the Nasdaq Stock Market was $5.30. On October 30, 2020, the last full trading day prior to the public announcement of the merger, the closing price for Company common stock on the Nasdaq Stock Market was $5.81 per share. On December 11, 2020, the latest practicable trading day before the printing of this proxy statement, the closing price for Company common stock on the Nasdaq Stock Market was $9.43 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

We have not paid any cash dividends on our common stock during the periods presented. In the event that the merger is not consummated, our payment of any future dividends would be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of December 11, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under SEC rules and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days after December 11, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Endurance International Group Holdings, Inc., 10 Corporate Drive, Burlington, Massachusetts 01803. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders

Investment funds and entities affiliated with Warburg Pincus(1)	52,562,956	37.1%
Investment funds and entities affiliated with Goldman Sachs(2)	15,378,522	10.9%
Capital Research Global Investors(3)	11,304,955	8.0%
Okumus Fund Management Ltd.(4)	9,582,719	6.8%
The Vanguard Group(5)	7,420,294	5.2%

Named Executive Officers and Directors

Jeffrey H. Fox(6)	3,177,341	2.2%
Marc Montagner(7)	1,631,922	1.1%
Christine Barry(8)	296,568	*
David C. Bryson(9)	907,717	*
John Orlando(10)	481,491	*
James C. Neary(11)	52,562,956	37.1%
Andrea J. Ayers	31,897	*
Dale Crandall(12)	188,206	*
Joseph P. DiSabato(13)	15,378,522	10.9%
Tomas Gorny(14)	2,508,210	1.8%
Peter J. Perrone(12)	203,206	*
Chandler J. Reedy(11)	52,562,956	37.1%
Justin L. Sadrian(11)	52,562,956	37.1%
Alexi A. Wellman	31,897	*

All executive officers and directors as a group (15 persons)	77,688,275	53.2%

(1)

Consists of (i) 38,748,221 shares of our common stock owned by Warburg Pincus Private Equity X, L.P., (ii) 1,239,623 shares of our common stock owned by Warburg Pincus X Partners, L.P., both Delaware limited partnerships (together, the “WP X Funds”) and (iii) 12,575,112 shares of our common stock owned by WP Expedition Co-Invest L.P., a Delaware limited partnership (“WP Co-Invest” and together with the WP X Funds, the “Warburg Pincus entities”). Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of the WP X Funds. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP and the general partner of WP Co-Invest. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP X Funds. The Warburg Pincus entities, WP X LP, WP X GP, WPP GP, WP Partners, WP Partners GP, WP, and WP LLC have shared voting and dispositive power over the shares owned by the Warburg Pincus entities. The business address of the Warburg Pincus entities is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017.

(2)

Consists of (i) 6,656,301 shares of our common stock owned by GS Capital Partners VI Fund, L.P., a Delaware limited partnership; (ii) 5,536,478 shares of our common stock owned by GS Capital Partners VI Offshore Fund L.P., a Cayman Islands exempted limited partnership; (iii) 1,830,369 shares of our common stock owned by GS Capital Partners VI Parallel, L.P., a Delaware limited partnership; (iv) 236,565 shares of our common stock owned by GS Capital Partners VI GmbH & Co. KG, a German limited partnership; (v) 534,373 shares of our common stock owned by Bridge Street 2011, L.P., a Delaware limited partnership; (vi) 234,533 shares of our common stock owned by Bridge Street 2011 Offshore, L.P., a Cayman Islands exempted limited partnership; (vii) 349,502 shares of our common stock owned by MBD 2011 Holdings, L.P., a Cayman exempted limited partnership (collectively, the “GS Entities”) and (viii) 401 shares of our common stock owned by Goldman Sachs & Co. LLC (“GS”). GS is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GSG”). The GS Entities, of which affiliates of GSG are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. All voting and investment decisions for the GS Entities are made by the Merchant Banking Division Corporate Investment Committee of GS, which is currently comprised of Richard A. Friedman, Nicole Agnew, Anthony Arnold, Thomas G. Connolly, Chris Crampton, Charlie Gailliot, Bradley J. Gross, Adrian M. Jones, Michael E. Koester, Scott Lebovitz, Julian Salisbury, Joseph P. DiSabato, Jo Natauri, Michael Bruun, Matthias Hieber, Martin A. Hintze, James H. Reynolds, Michele Titi-Cappelli, Sean Fan, Stephanie Hui, Tom McAndrew, Harvey Shapiro, Danielle Natoli, Carmine Venezia, and David Thomas, through voting by the committee members. The business address of GS and the GS Entities is c/o Goldman Sachs & Co. LLC, 200 West Street, 28th Floor, New York, New York 10282.

(3)

Based on the Amendment No. 2 to Schedule 13G filed on February 14, 2020 by Capital Research Global Investors, a division of Capital Research and Management Company. In such filing, Capital Research Global Investors reports that it has sole voting and dispositive power over 11,304,955 shares of our common stock. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)

Based on the Amendment No. 4 to Schedule 13G filed on February 14, 2020 by Okumus Fund Management Ltd. (“Okumus”), Okumus Opportunistic Value Fund, Ltd. (“Okumus Value”) and Ahmet H. Okumus. In such filing, Okumus, Okumus Value and Mr. Okumus report that they each have shared voting and dispositive power over 14,573,400 shares of our common stock. The amount reported in the table above also reflects information from a Form 4 filed on March 20, 2020 by Okumus, Okumus Value and Mr. Okumus. The address of Okumus and Mr. Okumus is 767 Third Avenue, 35th Floor, New York, New York 10017. The address of Okumus Value is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)

Based on the Schedule 13G filed on February 11, 2020 by The Vanguard Group. In such filing, The Vanguard Group reports that it has sole voting power over 153,937 shares, shared voting power over 32,225 shares, sole dispositive power over 7,242,345 and shared dispositive power over 177,949 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)

Includes 856,442 shares subject to restricted stock units that will vest within 60 days after December 11, 2020 and 946,168 shares of our common stock subject to stock options that are exercisable or will become exercisable within 60 days after December 11, 2020.

(7)

Includes 277,619 shares subject to restricted stock units that will vest within 60 days after December 11, 2020 and 805,698 shares of our common stock subject to stock options that are exercisable or will become exercisable within 60 days after December 11, 2020.

(8)

Includes 110,091 shares subject to restricted stock units that will vest within 60 days after December 11, 2020 and 95,352 shares of our common stock subject to stock options that are exercisable or will become exercisable within 60 days after December 11, 2020.

(9)

Includes 50,653 shares subject to restricted stock units that will vest within 60 days after December 11, 2020 and 401,825 shares of our common stock subject to stock options that are exercisable or will become exercisable within 60 days after December 11, 2020.

(10)

Includes 126,633 shares subject to restricted stock units that will vest within 60 days after December 11, 2020 and 165,948 shares of our common stock subject to stock options that are exercisable or will become exercisable within 60 days after December 11, 2020.

(11)

Messrs. Neary, Reedy and Sadrian are partners of WP and managing directors and members of WP LLC. All shares indicated as owned by Messrs. Neary, Reedy and Sadrian are included because of their affiliation with the Warburg Pincus entities.

(12)	Includes 78,250 shares of our common stock subject to stock options that are exercisable within 60 days after December 11, 2020.
(13)

GS is a direct and indirect wholly owned subsidiary of GSG. The shares are owned by GS and the GS Entities. The GS Entities, of which affiliates of GSG are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. DiSabato is a managing director of GS.

(14)

Mr. Gorny is the grantor and trustee of The Tomas and Aviva Gorny Family Trust and the grantor of each of The Tomas and Aviva Gorny Irrevocable Trust and The Gorny 2013 Irrevocable Trust (collectively, the “Gorny Trusts”). As a result, Mr. Gorny may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 2,302,782 shares of our common stock owned by the Gorny Trusts. The number of shares beneficially owned by Mr. Gorny also includes 78,250 shares of our common stock subject to stock options that are exercisable within 60 days after December 11, 2020.

APPRAISAL RIGHTS

If the merger is completed, under Section 262 of the DGCL, holders of record of Company common stock who do not vote in favor of the proposal to adopt the merger agreement, who properly demand appraisal of their shares, who do not fail to perfect or validly withdraw such demand or otherwise lose their right to appraisal and who otherwise comply with the requirements for seeking appraisal under Section 262 of the DGCL will be entitled to receive payment in cash for the fair value of their shares of Company common stock (as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery in an appraisal proceeding, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, in lieu of the consideration they would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights. Our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement.

Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of appraisal rights.

Section 262 of the DGCL requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the adoption of the merger agreement. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached as Annex E to this proxy statement.

Our stockholders who may wish to exercise their appraisal rights or may wish to preserve their right to do so should review Annex E carefully and in its entirety and should consult with their legal advisor, since failure to timely comply with the procedures set forth therein will result in the loss of such rights.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to the Company a written demand for appraisal of your shares before the vote to adopt the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

•

You must either vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, whether by proxy, over the Internet, by telephone or by mail, or online while virtually attending the special meeting, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously submitted written demands for appraisal. Because a properly executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement, a stockholder who wishes to exercise appraisal rights must provide instructions in any such proxy to vote against the adoption of the merger agreement or otherwise attend the special meeting and vote against adoption of the merger agreement, or abstain from voting.

•	You must continuously hold the shares of record from the date of making the demand through the effective time of the merger.

•

You, another stockholder, a beneficial owner on whose behalf appraisal has been demanded (or the surviving corporation in the merger) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of their shares of Company common stock within 120 days after the effective time of the merger. The surviving corporation of the merger is under no obligation to file any petition and has no present intention of doing so. Accordingly, it is the obligation of all stockholders to initiate all necessary action to properly demand and perfect their appraisal rights within the time prescribed by Section 262 of the DGCL.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the $9.50 per share cash merger consideration for your shares of Company common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Company common stock.

All demands for appraisal should be addressed to our Secretary at Endurance International Group Holdings, Inc., Attention: Legal Department, 10 Corporate Drive, Burlington, Massachusetts 01803, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock for which appraisal is demanded.

The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares in connection with the merger. To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on the stock ledger of the Company and on his, her or its stock certificate(s), if any.

Only a holder of record of shares of our common stock is entitled to demand appraisal rights for such shares of our common stock registered in that holder’s name. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the merger.

Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary.

If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.

An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owners.

A record owner, such as a bank, brokerage firm or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of Company common stock in a bank, a brokerage account or other nominee form and wish to exercise appraisal rights, you should consult with your bank or broker or the other nominee to determine the appropriate procedures for the nominee to make a demand for appraisal. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, must act promptly to cause the record holder to properly follow the steps summarized below and perfect appraisal rights in a timely manner.

Within 10 days after the effective time of the merger, the surviving corporation in the merger will provide notice of the date the merger has become effective to each former stockholder of the Company who has properly demanded an appraisal of their shares of Company common stock under Section 262 of the DGCL, has not voted in favor of the adoption of the merger agreement and has not withdrawn or otherwise lost the right to appraisal. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the merger consideration, without interest, specified by the merger agreement for his, her or its shares of Company common stock. Any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery. Such approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days after the effective time of the merger. If the surviving corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the per share merger consideration.

Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation or present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously submitted written demand for appraisal. If you are the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition.

Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 of the DGCL, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such beneficial owner, shall, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement must be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After providing notice to dissenting stockholders who demanded appraisal of their shares as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Company common stock entitled to appraisal exceeds 1% of the outstanding shares of Company common stock, or (ii) the value of the consideration provided in the merger for such total number of shares of Company common stock exceeds $1.0 million.

After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive that value upon the surrender of their shares. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding (which do not attorneys’ fees or the fees and expenses of experts) may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration, without interest, for shares of his, her or its common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned on such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the merger is consummated, the Company common stock will be delisted from the Nasdaq Stock Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Company common stock.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED

In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the Nasdaq Stock Market and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and to accept a superior proposal. See “The Merger Agreement — Termination” beginning on page 106.

Pursuant to the merger agreement, under certain circumstances, if the merger is not completed, we may be obligated to pay Parent a termination fee or Parent may be obligated to pay us a termination fee. See “The Merger Agreement — Termination Fees” beginning on page 108.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. However, if the merger is not consummated, we expect to hold our 2021 annual meeting of stockholders, which we refer to as the “2021 annual meeting,” in May 2021, although the Company reserves the right to delay its annual meeting as may be permitted under applicable law.

If the merger is not consummated and we hold our 2021 annual meeting within 30 days before or after the date of our 2020 annual meeting of stockholders, under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2021 annual meeting and who wishes the proposal to be included in the proxy statement and proxy card for that meeting, must submit the proposal in writing to: Corporate Secretary, Endurance International Group Holdings, Inc., 10 Corporate Drive, Burlington, Massachusetts 01803, before not later than December 10, 2020. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

If you wish to present a proposal or nominate a director candidate for election at the 2021 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must give us advance notice and provide the information required by our by-laws. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholder for a vote at the meeting. For our 2021 annual meeting, our Corporate Secretary generally must receive such a notice at 10 Corporate Drive, Burlington, Massachusetts 01803 not later than 90 days and no earlier than 120 days prior to the first anniversary of our 2020 annual meeting. However, if the date of our 2021 annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder must be received no earlier than 120 days prior to the 2021 annual meeting and not later than the later of (i) the 90th day prior to the 2021 annual meeting and (ii) the tenth day following the day on which public announcement of the date of the 2021 annual meeting is made or notice for the 2021 annual meeting was mailed, whichever occurs first.

Stockholders Sharing the Same Address

Some banks, brokerage firms and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you write, call or email us at:

Endurance International Group Holdings, Inc.

10 Corporate Drive

Burlington, Massachusetts 01803

Attention: Investor Relations

(781) 852-3450

ir@endurance.com

If you would like to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address, phone number or email address.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors section of our website, www.endurance.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on February 14, 2020);

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 (filed with the SEC on May 6, 2020), June 30, 2020 (filed with the SEC on August  6, 2020) and September 30, 2020 (filed with the SEC on November 9, 2020);

•	Current Reports on Form 8-K filed with the SEC on November 2 and November 19; and

•	Definitive Proxy Statement for our 2020 annual meeting of stockholders filed with the SEC on April 9, 2020.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Angela White at the Company’s address, which is Endurance International Group Holdings, Inc., 10 Corporate Drive, Burlington, Massachusetts 01803, Attention: Investor Relations; (781) 852-3450; or from our proxy solicitor, Morrow Sodali (at +1 (212) 300-2470); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 14, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.,

RAZORBACK TECHNOLOGY, INC.

and

RAZORBACK TECHNOLOGY INTERMEDIATE HOLDINGS, INC.

Dated as of November 1, 2020

A-i

A-ii

Page
10.14	Parent Guarantee	A-67

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Voting Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of this 1st day of November, 2020, by and among Razorback Technology Intermediate Holdings, Inc., a Delaware corporation (the “Parent”), Razorback Technology, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the “Merger Sub”), and Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties intend that Merger Sub, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, merge with and into the Company, with the Company continuing as the surviving corporation of such merger (the “Merger”);

WHEREAS, the Company Board has as of the date hereof (a) determined and declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth herein, (b) approved and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement, (c) declared that the terms of the Merger are fair to the Company and the Company’s stockholders and (d) directed that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting for their adoption and recommended that the Company’s stockholders adopt this Agreement;

WHEREAS, the respective board of directors of the Parent and the Merger Sub have adopted, approved and declared it advisable for the Parent and the Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each of Clearlake Capital Partners VI, L.P., a Delaware limited partnership, Clearlake Capital Partners VI (Offshore), L.P., a Cayman Islands exempted limited partnership, Clearlake Capital Partners VI (USTE), L.P., a Delaware limited partnership and Clearlake Flagship Plus Partners (Master), L.P., a Cayman Islands exempted limited partnership (each a “Guarantor” and collectively, the “Guarantors”) are each entering into the Guarantee with respect to certain obligations of Parent and Merger Sub under this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the Parent’s and Merger Sub’s willingness to enter into this Agreement, certain of the Company’s stockholders are executing and delivering to Parent an agreement substantially in the form attached hereto as Exhibit B (the “Voting Agreement”) pursuant to which such Company stockholders have agreed, subject to the terms and conditions set forth in the Voting Agreement, to vote or cause to be voted certain shares of Company Common Stock beneficially owned by them in favor of the Merger, adopting this Agreement and any other actions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, the Merger Sub and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Merger Sub shall merge with and into the Company at the Effective Time.

1.2 Effective Time of the Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent, Merger Sub and the Company shall cause a certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) to be duly prepared, executed and acknowledged in accordance with the relevant provisions of the DGCL and filed with the Secretary of State. The Merger shall become effective upon the due filing of the Certificate of Merger with the Secretary of State or at such subsequent time or date as the Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

1.3 Closing. Subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article VII, the Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable (but in any event no later than the second Business Day) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions) shall be satisfied or waived in accordance with this Agreement, or at such other date, time or place as the parties hereto shall agree in writing. Notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), then the Closing shall occur instead on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (a) any Business Day during the Marketing Period as may be specified by Parent on no less than two (2) Business Days’ prior notice to the Company and (b) one (1) Business Day following the final day of the Marketing Period.

1.4 Effects of the Merger. At the Effective Time (a) the separate existence of the Merger Sub shall cease, the Merger Sub shall be merged with and into the Company and the Company shall continue as the Surviving Corporation in the Merger and (b) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth on Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended in accordance with the DGCL. In addition, subject to Section 6.6(b) hereof, the Parent shall cause the bylaws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of the Merger Sub therein shall be changed to refer to the name of the Company, and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL and in this Agreement.

1.5 Directors and Officers of the Surviving Corporation. The directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and until their successors are duly elected and qualified.

ARTICLE II

TREATMENT OF COMPANY SECURITIES

2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Merger Sub, the Parent or the holder of any shares of the capital stock of the Company or capital stock of the Merger Sub:

(a) Capital Stock of the Merger Sub. Each share of the common stock, par value $0.0001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by any Subsidiary of the Company, the Parent, the Merger Sub or any other Subsidiary of the Parent immediately prior to the Effective Time (such shares, collectively, “Excluded Shares”) shall be cancelled and shall cease to exist and no consideration shall be paid or delivered in exchange therefor.

(c) Merger Consideration for Company Common Stock. Subject to Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares) shall be automatically converted into the right to receive $9.50, without interest thereon (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate or Uncertificated Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) in accordance with the provisions of Section 2.2.

(d) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2 Surrender of Certificates.

(a) Paying Agent. Prior to the Effective Time, the Parent shall (i) enter into an agreement (in form and substance reasonably acceptable to the Company) with the Paying Agent for the Paying Agent to act as paying agent for the Merger and (ii) deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Paying Agent in accordance with this Section 2.2, the Payment Fund. The Payment Fund shall not be used for any other purpose. The Payment Fund may be invested by the Paying Agent as directed by the Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available); provided, however, that no gain or loss thereon shall affect the amounts payable hereunder and, subject to Section 2.2(e), the Parent shall take all actions necessary to ensure that the Payment Fund includes at all times cash sufficient to satisfy the Parent’s obligation to pay the Merger Consideration under this Agreement. Any interest and other income resulting from such investments (net of any losses) shall be paid to the Parent pursuant to Section 2.2(e). Subject to 2.2(e), in the event the Payment Fund is diminished below the level required for the Paying Agent to make prompt cash payments as required under Section 2.2(b), including any such diminishment as a result of investment losses, the Parent shall, or shall cause the Surviving Corporation to, immediately deposit additional cash into the Payment Fund in an amount equal to the deficiency in the amount required to make such payments.

(b) Exchange Procedures.

(i) Promptly (and in any event within two (2) Business Days) after the Effective Time, the Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (A) a letter of transmittal (which shall (1) be prepared prior to the Closing, (2) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(g)) to the Paying Agent, and (3) otherwise be in such form and have such provisions as the Parent and the Company may reasonably agree), and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(g)) in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(g)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be promptly paid in exchange therefor a cash amount in immediately available funds equal to (1) the number of shares of Company Common Stock formerly represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(g)) multiplied by (2) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled.

(ii) Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Uncertificated Shares shall, upon receipt by the Paying Agent of an “agent’s message” in customary form with respect to any Uncertificated Share (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), be promptly paid the Merger Consideration in respect of such Uncertificated Share, and such Uncertificated Share shall forthwith be cancelled.

(c) Interest; Transfers; Rights Following the Effective Time. No interest will be paid or accrued on the cash payable upon the surrender of such Certificates or Uncertificated Shares. In the event of a transfer of ownership of a Certificate or Uncertificated Shares which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Shares is registered, if, in the case of a Certificate, such Certificate is presented to the Paying Agent, and in each case the transferor provides to Paying Agent (i) all documents required to evidence and effect such transfer and (ii) evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate and all Uncertificated Shares (other than Certificates or Uncertificated Shares representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1(c).

(d) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender of Certificates and cancellation of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates and Uncertificated Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to Section 2.2(e). No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

(e) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Uncertificated Shares for one (1) year after the Effective Time (including all interest and other income received by the Paying Agent in respect of all funds made available to it) shall be delivered to the Parent, upon demand, and any holder of a Certificate or Uncertificated Shares who has not previously complied with this Section 2.2 shall be entitled to receive only from the Parent or the Surviving Corporation (subject to abandoned property, escheat and other similar laws) payment of its claim for Merger Consideration, without interest.

(f) No Liability. To the extent permitted by applicable law, none of the Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares of Company

Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement. Parent or the Paying Agent may, in its reasonable determination and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Company Stock Plans.

(a) Effective as of immediately prior to the Effective Time, each then-outstanding and unexercised Company Stock Option shall vest in full. If any such Company Stock Option is not exercised prior to the Effective Time, then at the Effective Time such Company Stock Option shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the total number of shares of Company Common Stock then underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest thereon and subject to all applicable withholding. The aggregate amount payable by the Surviving Corporation pursuant to the preceding sentence shall be paid, net of any applicable withholding Taxes, by the Parent to the Surviving Corporation on the Closing Date for distribution by the Surviving Corporation through, to the extent applicable, the Surviving Corporation’s payroll to the holders of Company Stock Options, without any interest thereon and subject to all applicable withholding Taxes, upon the later of (A) five (5) Business Days after the Closing Date and (B) the date of the Company’s first regularly scheduled payroll after the Closing Date. In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

(b) Effective as of immediately prior to the Effective Time, each Company RSU, other than a Specified RSU, that is then outstanding and unvested shall vest in full. Each Company RSU, other than a Specified RSU, that is outstanding as of the Effective Time shall automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Merger Consideration (the “RSU Consideration”). The aggregate amount payable by the Surviving Corporation pursuant to the preceding sentence shall be paid, net of any applicable withholding Taxes, by the Parent to the Surviving Corporation on the Closing Date for distribution by the Surviving Corporation through, to the extent applicable, the Surviving Corporation’s payroll to the holders of Company RSUs, without any interest thereon and subject to all applicable withholding Taxes, upon the later of (i) five (5) Business Days after the Closing Date and (ii) the date of the Company’s first regularly scheduled payroll after the Closing Date.

(c) Each Specified RSU shall automatically be cancelled and converted into the right to receive an amount in cash equal to the RSU Consideration the holder of the Specified RSU would have received had the Specified RSU been a Company RSU payable pursuant to Section 2.3(b) (the “Specified RSU Consideration”), provided, that the payment of the Specified RSU Consideration shall be made at the same time(s) that the Specified RSUs would have vested in accordance with their terms and will remain subject to the holder of the Specified RSUs remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (provided, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Specified RSU Consideration), provided further that the Company may modify the dates upon which the Specified RSU Consideration will be paid as set forth on Schedule 2.3(c) of the Company Disclosure

Schedule. The Surviving Corporation shall pay on the first administratively practicable payroll date following all or any portion of the Specified RSU Consideration becoming due and payable, the portion of the Specified RSU Consideration net of any applicable withholding Taxes, payable through, to the extent applicable, the Surviving Corporation’s payroll (subject to any required Tax withholding) to the applicable individual entitled to such payment.

(d) Effective as of immediately prior to the Effective Time, each Company RSA that is then outstanding and unvested shall vest in full and shall automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company RSA multiplied by (B) the Merger Consideration. The aggregate amount payable by the Surviving Corporation pursuant to the preceding sentence shall be paid, net of any applicable withholding Taxes, by the Parent to the Surviving Corporation on the Closing Date for distribution by the Surviving Corporation through, to the extent applicable, the Surviving Corporation’s payroll to the holders of Company RSAs, without any interest thereon and subject to all applicable withholding Taxes, upon the later of (i) five (5) Business Days after the Closing Date and (ii) the date of the Company’s first regularly scheduled payroll after the Closing Date.

(e) The Parent shall cause the Surviving Corporation to maintain at all times from and after the Effective Time sufficient liquid funds to satisfy its obligations pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(c) and Section 2.3(d).

(f) As soon as practicable following the execution of this Agreement, the Company shall mail to each Person who is a holder of Company Stock Options, Company RSUs (including Specified RSUs) or Company RSAs a letter describing the treatment of and payment for such equity awards pursuant to this Section 2.3 and providing instructions for use in obtaining payment therefor; provided that, no later than five (5) days prior to mailing such letter, the Company shall provide a copy of such letter to Parent for review and shall consider Parent’s comments in good faith.

(g) The Parent and the Company may agree to treat equity compensation held by Company employees subject to non-U.S. law in a manner other than that contemplated above in this Section 2.3 to the extent permitted under the terms of the applicable Company Stock Plan and related award agreement and necessary to take into account applicable non-U.S. law or Tax or employment considerations; provided that in no event shall any Company Stock Options, Company RSUs, or Company RSAs remain outstanding following the Effective Time.

(h) The Company will take all action necessary to effect the cancellation of the Company Stock Options, Company RSUs and Company RSAs upon the Effective Time and to give effect to this Section 2.3.

2.4 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1, but shall be cancelled and any Certificate or Uncertificated Shares representing Dissenting Shares shall represent only such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1, without interest, and shall not thereafter be deemed to be Dissenting Shares.

(c) The Company shall give the Parent: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer for an amount in excess of the Merger Consideration prior to the Effective Time with respect to any such demand, notice or instrument unless the Parent shall have given its written consent to such payment or settlement offer, which consent shall not be unreasonably withheld, conditioned or delayed.

2.5 Withholding Rights. Each of the Parent, the Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any other recipient of payments hereunder any amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld, (a) such amounts shall be timely remitted by the Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, to the applicable Governmental Entity and (b) such amounts shall be treated for all purposes of this Agreement as having been paid to the holder or other recipient in respect of which such deduction and withholding was made.

2.6 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Surviving Corporation shall be fully authorized to take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and the Merger Sub that the statements contained in this Article III are true and correct, except (a) as disclosed or reflected in the Company SEC Reports filed or furnished prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and any other similar disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (it being acknowledged that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.2); or (b) as set forth herein or in the Company Disclosure Schedule.

3.1 Organization, Standing and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business.

(b) The Company, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. The Company has publicly filed true, correct and complete copies of the certificate of incorporation and bylaws of the Company, each as amended to date. The Company is not in violation of its certificate of incorporation of bylaws, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.

3.2 Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 500,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). The Company Common Stock and the Company Preferred Stock are entitled to the rights and privileges set forth in the Company’s certificate of incorporation. As of the Capitalization Date, 141,588,218 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to the Company RSUs, Company RSAs, and Company Stock Options referred to in Section 3.2(b)), no shares of Company Preferred Stock were issued or outstanding, and 5,981,770 shares of Company Common Stock were held by the Company as treasury shares.

(b) Section 3.2(b)(A) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Capitalization Date, of each Company Stock Plan, indicating for each Company Stock Plan, as of such date, (i) the number of shares of Company Common Stock issued under such Company Stock Plan, (ii) the aggregate number of shares of Company Common Stock that are subject to Company Stock Options under such Company Stock Plan, (iii) the number of shares of Company Common Stock reserved for future issuance under such Company Stock Plan, (iv) the average exercise price of the outstanding Company Stock Options under such Company Stock Plan, (v) the aggregate number of shares of Company Common Stock that are subject to Company RSUs and (vi) the aggregate number of shares of Company Common Stock that are subject to Company RSAs. Section 3.2(b)(B) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Capitalization Date, of (i) each Company Stock Option, Company RSU and Company RSA, (ii) the holder of each Company Stock Option, Company RSU and Company RSA, (iii) the number of shares of Company Common Stock underlying each Company Stock Option, Company RSU and Company RSA, (iv) the date on which each Company Stock Option, Company RSU and Company RSA was granted, (v) the Company Stock Plan under which each Company Stock Option, Company RSU and Company RSA was granted, (vi) the exercise price of each Company Stock Option, and (vii) the expiration date of each Company Stock Option. The Company has made available to the Parent complete and accurate copies of all (A) Company Stock Plans, (B) forms of stock option agreements evidencing Company Stock Options, (C) forms of agreements evidencing Company RSUs and Company RSAs and (D) forms of agreements evidencing any other equity or equity-linked award or compensation arrangement. There are no equity or equity based compensation awards outstanding that were not granted pursuant to a Company Stock Plan. There are no Company Stock Options, Company RSUs or Company RSAs that are subject to performance based vesting conditions. The treatment of Company Stock Options, Company RSUs and Company RSAs contemplated by Section 2.3 is permitted under the terms of the Company Stock Plans.

(c) Except (i) as described in Section 3.2(a) of this Agreement or set forth on Section 3.2(b) of the Company Disclosure Schedule and for changes since the Capitalization Date resulting from the exercise or settlement of Company Stock Options, Company RSUs or Company RSAs outstanding on such date and (ii) as permitted by Section 5.1 of this Agreement, (A) there are no shares of capital stock or equity securities of any class of, or other equity or voting interest in, the Company, or any security exchangeable into or exercisable for such capital stock, equity securities or equity or voting interests (including bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote or other equity securities of the Company)) issued, reserved for issuance or outstanding, (B) there are no options, warrants, equity securities, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of, or equity or voting rights in (including bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote or other equity securities of the Company)), the Company or any security or rights convertible into or exchangeable or exercisable for any such shares, other equity interests, or equity or voting rights (including bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote or other equity securities of the Company)) or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, security, call, right or agreement and (C) no other obligations by the Company to make any payments based on the price or value of any of the items referenced in clauses (A) or (B). The Company does not have any outstanding stock appreciation rights, phantom stock or similar rights or obligations that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company.

(d) Neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company. Except as contemplated by this Agreement or described in Section 3.2(a) or Section 3.2(b) of the Company Disclosure Schedule, and except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company. No Subsidiary of the Company owns any equity interests in the Company.

(e) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) of the Company Disclosure Schedule, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company’s certificate of incorporation or bylaws or any agreement to which the Company is a party or is otherwise bound.

(f) There are no obligations, contingent or otherwise, of the Company or any of its non-wholly owned Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no accrued and unpaid dividends with respect to any outstanding shares of Company capital stock.

3.3 Subsidiaries.

(a) Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) in the case of a Subsidiary of the Company that is not wholly owned, the number and type of its outstanding equity securities and a list of the holders thereof; and (iii) its jurisdiction of organization.

(b) Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect.

(c) The Company does not control, directly or indirectly, any capital stock of any Person that is not a Subsidiary of the Company, other than securities held for investment by the Company or any of its Subsidiaries and consisting of less than 5% of the outstanding capital stock of such Person.

(d) All of the issued and outstanding shares of capital stock of, or other equity securities in, each Subsidiary of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (ii) except as set forth in Section 3.3 of the Company Disclosure Schedule, are owned, directly or indirectly, by the Company free and clear of all Liens.

(e) The Company has made available to the Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its certificate of incorporation, bylaws or other similar organizational documents, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.

3.4 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and, assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8 and receipt of the Company Stockholder Approval, consummate the Merger. The Company Board, at a meeting duly called and held, by the vote of all directors, duly adopted resolutions (i) determining and declaring that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth herein, (ii) approving and declaring the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) declaring that the terms of the Merger are fair to the Company and the Company’s stockholders and (iv) directing that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting for their adoption and recommending that the stockholders of the Company adopt this Agreement (the “Company Board Recommendation”). Assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8 and receipt of the Company Stockholder Approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Parent and the Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.8, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger is the only vote of the holders of any class or series of Company capital stock that is necessary pursuant to applicable law, the certificate of incorporation of the Company or bylaws of the Company to adopt this Agreement and consummate the Merger.

(b) The execution and delivery of this Agreement by the Company do not, and (assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8 and receipt of the Company Stockholder Approval) the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any Company Material Contract, or (iii) subject to compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of such other reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws, the rules and regulations of Nasdaq, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, are not reasonably likely to have a Company Material Adverse Effect.

(d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

3.5 SEC Filings; Financial Statements; Information Provided.

(a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2018. All such registration statements, forms, reports and other documents, as such documents have been amended since the time of their filing (including exhibits and all other information incorporated therein and those registration statements, forms, reports and other documents that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” As of their respective dates or, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and (iii) except to the extent that information contained in a Company SEC Report has been revised, amended, modified or superseded by a later filed Company SEC Report, did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading in any material respect. No Subsidiary of the Company is required to file or furnish any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

(c) Subject to the following sentence, (i) the Proxy Statement, on the date the Proxy Statement is first mailed to holders of shares of Company Common Stock, at the time of any amendment or supplement thereto and at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading in any material respect and (ii) the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act applicable to the Proxy Statement. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on any information supplied by or on behalf of the Parent or the Merger Sub for inclusion or incorporation by reference therein.

(d) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(e) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurance that all information concerning the Company that could have a material effect on the financial statements is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company’s principal executive officer and its principal financial officer have disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.

(f) Section 3.5(f) of the Company Disclosure Schedule contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date hereof with respect to a principal amount in excess of $1,000,000, other than Indebtedness reflected in the Company Balance Sheet or otherwise included in the Company SEC Reports.

3.6 No Undisclosed Liabilities. Except as disclosed in the Company Balance Sheet and except for liabilities incurred in the Ordinary Course of Business since the date of the Company Balance Sheet and liabilities incurred in connection with the entry into this Agreement and the consummation of the Merger, the Company and its Subsidiaries do not have any liabilities of any nature required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

3.7 Absence of Certain Changes or Events.

(a) Since the date of the Company Balance Sheet, there has not been a Company Material Adverse Effect.

(b) From the date of the Company Balance Sheet until the date of this Agreement, except as contemplated hereby and any COVID-19 Responses, the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business.

(c) From the date of the Company Balance Sheet through the date hereof, the Company has not taken action that would be prohibited by Section 5.1 (other than paragraphs (b), (g), (h) and (k) of Section 5.1 and paragraph (o) of Section 5.1 as it relates to paragraphs (b), (g), (h) and (k) of Section 5.1), if taken or proposed to be taken after the date hereof.

3.8 Taxes. Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries has timely filed all Tax Returns that it was required to file, and all such Tax Returns are correct and complete. No extension of time within which to file any such Tax Return is in effect. The Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing (whether or not shown on any Tax Return) by the Company and/or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP.

(b) No waiver of any statute of limitations related to Taxes for which the Company or any of its Subsidiaries may be liable is in effect, and no written request for such a waiver is outstanding.

(c) As of the date of this Agreement, no examination, suit, claim, audit or assessment with respect to Taxes of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or has been proposed or threatened in writing. There are no Liens for Taxes on any of the assets or properties of the Company or any of its Subsidiaries.

(d) All Taxes which the Company or any of its Subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity.

(e) Neither the Company nor any of its Subsidiaries has ever been a member of any Company Group other than each Company Group of which it is presently a member, and neither the Company nor any of its Subsidiaries presently has or has had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity (other than the Subsidiaries).

(f) Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax law in any jurisdiction) or as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other contract (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes).

(g) No Governmental Entity (whether within or without the United States) in which the Company or any of its Subsidiaries has not filed a particular type of Tax Return or paid a particular type of Tax has asserted in writing that the Company or such Subsidiary is required to file such Tax Return or pay such type of Tax in such taxing jurisdiction.

(h) Neither the Company nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code (or any similar provision of state, local or foreign law) applies in the two years prior to the date of this Agreement.

(i) Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) There are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which the Company or any of its Subsidiaries may be liable that could affect the Company’s or any Subsidiary’s liability for Taxes for any taxable period ending after the Closing Date.

(k) Neither the Company nor any of its Subsidiaries has filed any amended Tax Return or other claim for a refund as a result of, or in connection with, the carry back of any net operating loss or other attribute to a year prior to the taxable year including the Closing Date under Section 172 of the Code, as amended by Section 2303 of the CARES Act, or any corresponding or similar provision of other applicable law.

(l) The Company has (i) materially complied with all legal requirements to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent applicable, materially complied with all legal requirements and duly accounted for any available tax credits under Sections 7001 through 7005 of the Families First Act and (iii) has not received or claimed any tax credits under Section 2301 of the CARES Act.

3.9 Real Property.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property that the Company or any of its Subsidiaries owns. With respect to each such item of owned real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, the Company or the applicable Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property.

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all Company Leases and the location of the premises subject thereto. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than the Company and its Subsidiaries. The Company has made available to the Parent complete and accurate copies of all Company Leases.

(c) Except as, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect (i) each Company Lease is in full force and effect except to the extent it has previously expired in accordance with its terms, (ii) neither the Company nor any of its Subsidiaries has received any written notice regarding any violation or breach or default under any Company Lease that has not been cured and (iii) the Company and its Subsidiaries hold a valid and existing leasehold interest in the real property covered under the Company Leases.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been applied for, issued or registered.

(b) Except as would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each item of Company Registered Intellectual Property is subsisting and, to the Company’s Knowledge, valid and (other than applications) enforceable; (ii) no Company Registered Intellectual Property is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the Company’s Knowledge, no such proceeding is or has been threatened with respect to any Company Registered Intellectual Property; and (iii) the Company or one of its Subsidiaries owns exclusively, free and clear of all Liens, all right, title and interest in and to all Company Intellectual Property.

(c) To the Company’s Knowledge, the Company and its Subsidiaries own, or are licensed or otherwise possess valid and legally enforceable rights to use, all Intellectual Property used by the Company and its Subsidiaries in the conduct of the business of the Company and its Subsidiaries as currently conducted (in each case excluding generally commercially available, off the shelf, software programs), except as would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) To the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries, as currently conducted, does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party, except for such infringements, violations and misappropriations that would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Between January 1, 2018 and the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written (or, to the Company’s Knowledge, non-written) claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Company Intellectual Property, except, in each case in clauses (i) and (ii), for any such infringement, violation, misappropriation or challenge that would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, there are no pending or threatened Legal Proceedings against the Company or any of its Subsidiaries challenging the right of the Company or any of its Subsidiaries to exploit any Intellectual Property that is exploited or used in the conduct of the business of the Company or any of its Subsidiaries as currently conducted or challenging the ownership by the Company or any of its Subsidiaries of any Company Intellectual Property.

(e) The Company and its Subsidiaries have implemented commercially reasonable measures to protect the Company Intellectual Property, including any Trade Secrets forming a part of the Company Intellectual Property. To the Company’s Knowledge, except as would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, such Trade Secrets, including the source code of any Software forming a part of the Company Intellectual Property (collectively, “Company Software”), have not been used, disclosed to or discovered by any Person except as permitted pursuant to valid non-disclosure agreements which, to the Company’s Knowledge, have not been breached. No current or contingent rights have been granted to any Person other than the Company or its Subsidiaries to access or possess any source code (or other human-readable version) of any material Company Software.

(f) To the Company’s Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property, except for infringements, violations or misappropriations that would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has initiated any Legal Proceeding that is currently pending against any other Person, alleging or claiming that such Person is infringing, misappropriating or violating any Company Intellectual Property.

(g) Except as would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Software uses or incorporates, or is derived from, any Open Source Software in a manner that requires: (i) the licensing or provision of source code (or other human-readable version) of such Company Software to any Person; (ii) any Company Software to be licensed for the purpose of creating derivative works; or (iii) any Company Software to be redistributed at no charge.

(h) To the Company’s Knowledge, neither the execution, delivery, nor performance of this Agreement, nor the consummation of the Transactions, will impair the right of the Company and its Subsidiaries to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, perform, display, distribute, license or dispose of any Intellectual Property, in each case that is used or exploited in the conduct of the business of Company or any of its Subsidiaries as currently conducted, except where any such impairment would not have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) maintains written policies, processes and procedures designed to ensure the security, integrity and privacy of Company Data that is received, transmitted, stored or otherwise Processed by the Company and each of its Subsidiaries, in accordance with Privacy Requirements; and (ii) is in compliance with such policies, Company Privacy Policies and all applicable Privacy Requirements. Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries has not (A) to the Company’s Knowledge, suffered a security breach relating to, unauthorized access to, or any unauthorized use, disclosure, losses or theft of, Personal Information received, or transmitted, by, or in the possession, custody or control of the Company or any of its Subsidiaries or any third party service providers that Process Company Data that required notification to any Governmental Entity or Person, or (B) received a written notice (including any enforcement notice), from a Governmental Entity alleging noncompliance or potential noncompliance with any Privacy Requirements or Company Privacy Policies relating to its Processing of Personal Information.

3.11 Contracts.

(a) The Company has made available to the Parent a copy of each Company Material Contract to which the Company is a party as of the date of this Agreement.

(b) Each Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(c) Since January 1, 2018, neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

3.12 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending and of which the Company has been notified or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, in each case that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judgments, orders or decrees outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

3.13 Environmental Matters.

(a) Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is, nor at any time since January 1, 2018 has been, in violation of any Environmental Law; (ii) the Company and its Subsidiaries have all permits, licenses, approvals, registrations and other authorizations required under any Environmental Law (“Environmental Permits”), the Company and its Subsidiaries are in compliance with such Environmental Permits, such Environmental Permits are in full force and effect, and there are no Legal Proceedings pending, or to the Company’s Knowledge, threatened, that seek the revocation, cancellation, suspension or adverse modification thereof; (iii) since January 1, 2018, there has been no Release of Hazardous Substances by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other Person at any real property owned, leased or used by the Company or any of its Subsidiaries that would reasonably be expected to result in a liability to the Company or any of its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries has between January 1, 2018 and the date hereof received any written notice of or agreed to or agreed to assume (by contract or operation of law) any obligation, liability, order, settlement, judgment, injunction or decree arising under Environmental Laws.

(b) The only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

3.14 Employee Benefit Plans.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all material Company Employee Plans and identifies the country in which such Company Employee Plan is maintained.

(b) With respect to each Company Employee Plan in effect on the date of this Agreement, the Company has made available to the Parent a complete and accurate copy of (i) the plan document and any amendments thereto for such Company Employee Plan, (ii) the most recent annual report (Form 5500) required to have been filed with the U.S. Department of Labor, including all schedules thereto, if any, (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan, (iv) the most recent determination letter (or, if applicable, opinion or advisory letter), if any, from the IRS, and (v) any non-routine correspondence to or from any Governmental Entity within the three years preceding the date of this Agreement.

(c) Each Company Employee Plan has been maintained, funded, operated, and administered in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms, except for failures to so maintain, fund, operate, or administer such Company Employee Plan as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. As of the date hereof, there are no material Legal Proceedings pending or, to the Company’s Knowledge, threatened on behalf of or against any Company Employee Plan, the assets of any trust pursuant to any Company Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Employee Plan with respect to the administration or operation of such plans, other than (i) routine claims for benefits that have been or are being handled through an administrative claims procedure or (ii) Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP, except for failures to make such contributions or accruals for contributions as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(e) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that, to the Company’s Knowledge, have received such letters, and no such determination letter has been revoked and revocation has not been threatened, and no act or omission has occurred, that would adversely affect its qualification except, in each case, as is not, individually or in the aggregate, reasonably likely to give rise to a material liability of the Company.

(f) None of the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates (i) maintains or has maintained, sponsors or participates in or sponsored or participated in, contributes or contributed to or is has been obligated to contribute to, or otherwise has liability with respect to (i) a

“multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a multiple employer plan (within the meaning of Section 4063 or Section 4064 of ERISA) or (iii) a plan subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA. No Company Employee Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g) Neither the Company nor any of the Company’s Subsidiaries is a party to any written agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee.

(h) None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), except as contemplated by this Agreement or required by applicable law, (i) result in, or accelerate the time of any material payment or vesting of, any material payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Company Employee Plan; (ii) materially increase any compensation or benefits otherwise payable under any Company Employee Plan; (iii) result in the forfeiture of any material compensation or benefits under any Company Employee Plan; (iv) trigger any other material obligation under, or result in the material breach or violation of, any Company Employee Plan, or (v) result in the payment of any compensation or benefits to any Person who would be a “disqualified individual” (as defined in Section 280G of the Code) that would reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G of the Code).

(i) Each Company Employee Plan that is subject to Section 409A of the Code complies in all material respects with, and the Company and all Subsidiaries of the Company have materially complied in practice and operation with, all applicable requirements of Section 409A of the Code.

(j) None of the Company Employee Plans promises or provides post-termination retiree medical or other retiree welfare benefits (other than severance and severance-related compensation) to any Person, except as required by applicable law or where the liabilities of the Company and its subsidiaries are not reasonably expected to be material.

(k) With respect to each Company Employee Plan that is maintained for employees located outside of the United States (each, a “Foreign Employee Plan”), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) if any such Foreign Employee Plan is intended to qualify for special tax treatment, such Foreign Employee Plan meets the requirements for such treatment and (ii) each Foreign Employee Plan that is required to be registered by the Company and the Company’s Subsidiaries has been registered and has been maintained in good standing with the applicable Governmental Entities.

3.15 Compliance With Laws.

(a) The Company and each of its Subsidiaries is, and since January 1, 2018 has been, in compliance with, and is not in violation of, any applicable statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(b) Since January 1, 2018, the Company and each Subsidiary has complied with, and is not in violation of, Anti-Corruption Laws, except, in each case, for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2018, neither the Company nor any Subsidiary has received any written or, to the Company’s Knowledge, oral notice with respect to any violation of Anti-Corruption Laws. The Company and each Subsidiary has implemented and maintained in effect policies and procedures reasonably designed to ensure compliance by the Company and each Subsidiary of the Company, and their respective Representatives, with Anti-Corruption Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the Company’s Knowledge, threatened claims or Legal Proceedings against the Company or any Subsidiary of the Company, or any of their respective Representatives (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary), related to Anti-Corruption Laws, and, to the Company’s Knowledge, there are no actions, conditions or circumstances pertaining to the Company or any Subsidiary of the Company, or any of their respective Representatives, that would reasonably be expected to give rise to any future claims with respect to Anti-Corruption Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Since January 1, 2018, the Company and its Subsidiaries have been in compliance with the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. 120 et seq.), the Export Administration Regulations (15 C.F.R. 730 et seq.) and associated executive orders, the laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury and all other applicable export control or asset control laws, including those administered by the U.S. Department of Commerce, the U.S. Department of State, and the U.S. Department of the Treasury, except in each case for failures to comply that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

3.16 Permits; Regulatory Matters. The Company and its Subsidiaries have, and since January 1, 2018 have had, all authorizations, permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such authorizations, permits, licenses and franchises the absence of which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (the “Company Permits”). The Company Permits are, and since January 1, 2018 have been, in full force and effect, except for any failures to be in full force and effect that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries are, and since January 1, 2018 have been, in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

3.17 Labor Matters.

(a) The Company and its Subsidiaries are, and since January 1, 2018 have been, in compliance with all applicable laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, wage payment, employee record keeping, fair employment practices, terms and conditions of employment, occupational safety and health, plant closings, withholding of taxes, equal employment opportunity, reasonable accommodations, employee leave issues, employment discrimination, harassment, or retaliation, overtime compensation, whistle-blowing, child labor, hiring, promotion and termination of employees (including the WARN Act), working conditions, meal and break periods, privacy, and employee classification (both as exempt/non-exempt and as contractor/employee), except for such failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries are not liable for any failure to pay or delinquency in paying any wages, salaries, wage premiums, commissions, bonuses, fees and other compensation that have come due and payable prior to the Closing Date to its current and former employees and independent contractors under applicable laws, contracts or company policy except for any such failures that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 3.17(a) of the Company Disclosure Schedule, there is no pending or, to the Company’s Knowledge, threatened Legal

Proceedings in respect of any such applicable employment or labor laws (including any employment discrimination charge or employment-related multi-claimant or class action claims) against the Company or its Subsidiaries, nor, to the Company’s Knowledge, is there any basis therefor except for Legal Proceedings that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is or has been a party to, is or has been bound by, is or has been negotiating, or has been asked to negotiate a collective bargaining agreement or other agreement or understanding with any labor organization since January 1, 2018. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to the Company’s Knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs, lockouts, grievances, unfair labor practice charges or proceedings, or other disputes involving a labor organization or with respect to unionization or collective bargaining, involving the Company or any of its Subsidiaries that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

3.18 Insurance. Except as has not had and would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (b) the Company and its Subsidiaries are not in default under any such insurance policy and (c) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

3.19 Opinion of Financial Advisor. The Company Board has received the opinion of each of Centerview Partners LLC and Goldman Sachs & Co. LLC to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock (other than holders of Excluded Shares, Dissenting Shares and shares held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.20 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8, the Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

3.21 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except as disclosed in Section 3.21 of the Company Disclosure Schedule.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB

The Parent and the Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this Article IV are true and correct.

4.1 Organization, Standing and Power. Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business. Each of the Parent and the Merger Sub, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation and bylaws, or similar organizational documents as amended through the date of this Agreement, of Merger Sub and Parent.

4.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Parent and the Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Merger Sub (which shall occur immediately after the execution and delivery of this Agreement), to consummate the transactions contemplated hereby. The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement by the Parent and the Merger Sub have been duly authorized by all necessary corporate action on the part of each of the Parent and the Merger Sub, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Merger Sub (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of each of the Parent and the Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Parent and the Merger Sub do not, and the consummation by the Parent and the Merger Sub of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Parent or the Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Parent or the Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Merger Sub or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of common stock of the Parent are listed for trading is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement by the Parent or the Merger Sub or the consummation by the Parent or the Merger Sub of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement under the Exchange Act, (iv) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, are not reasonably likely to have a Parent Material Adverse Effect.

(d) No vote of the holders of any class or series of the Parent’s capital stock or other securities is necessary for the consummation by the Parent of the transactions contemplated by this Agreement.

4.3 Information Provided. The information supplied or to be supplied by or on behalf of the Parent for inclusion in the Proxy Statement, on the date the Proxy Statement is first mailed to holders of shares of Company Common Stock, at the time of any amendment or supplement thereto and at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading in any material respect.

4.4 Operations of the Merger Sub. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.5 Financing. Parent has delivered to the Company true and complete copies, including all exhibits and schedules thereto, of (a) the executed commitment letter, dated as of November 1, 2020 (the “Equity Funding Letter”), from the Guarantors, pursuant to which the Guarantors have agreed to make an equity investment in Parent, subject only to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”), and (b) the executed commitment letter and Redacted Fee Letter, dated as of November 1, 2020 (collectively, the “Debt Commitment Letter” and, together with the Equity Funding Letter, the “Financing Letters”), among Merger Sub and the financial institutions party thereto, pursuant to which such financial institutions have agreed to provide, subject only to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, collectively referred to as the “Financing”) for purposes of, among other things, financing the Transactions, the related fees and expenses to be incurred by Parent in connection therewith and for the other purposes set forth in such Debt Commitment Letter. The Company is an express third-party beneficiary of the Equity Funding Letter, which provides that Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third-party beneficiary rights in accordance with the terms of the Equity Funding Letter. As of the date of this Agreement, neither of the Financing Letters has been amended or modified, no such amendment or modification is contemplated, none of the respective commitments contained in such letters have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated; provided, that the existence or exercise of any “market flex” provisions contained in the Debt Commitment Letter shall not be deemed to constitute a modification or amendment of the Debt Commitment Letter. Parent or Merger Sub has fully paid or caused to be paid any and all commitment fees or other fees required to be paid by it in connection with the Financing Letters that are payable on or prior to the date hereof. Assuming the Financing is funded in accordance with the Financing Letters on the Closing Date, the net proceeds contemplated by the Financing Letters (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Debt Commitment Letter) will in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by, or required in connection with the transactions described in, this Agreement, the Equity Funding Letter or the Debt Commitment Letter) and any other amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Company Stock Options, Company RSUs and Company RSAs under this Agreement) and to pay all related fees and expenses of Parent and Merger Sub (collectively, the “Required Amount”). The Financing Letters are (x) legal, valid and binding obligations of Parent and Merger Sub, as applicable, and, to Parent’s and Merger Sub’s knowledge, each of the other parties thereto, (y) enforceable in accordance with their respective terms against Parent and Merger Sub, as applicable, and each of the other parties thereto, in each case except as such enforceability may be limited by the Bankruptcy and Equity Exception, and (z) in full force and effect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to Parent’s or Merger Sub’s knowledge, any other parties thereto under the Equity Funding Letter or the Debt Commitment Letter. As of the date of this Agreement, subject to the satisfaction of the conditions contained in Section 7.3(a) and 7.3(b), Parent does not have any reason to believe that (i) it or any of the other parties to the Financing Letters will be unable to satisfy on a timely basis any term or condition of the Financing Letters required to be satisfied by it, (ii) the conditions thereof will not otherwise be satisfied or (iii) the full amount of the Financing needed to fund the Required Amount will not be available on the Closing Date. The only conditions precedent or other contingencies (including, if applicable, as related to the “market flex” provisions) related to the obligations of the Guarantors to fund the full amount of the Equity Financing and the lenders to fund the full amount of the Debt Financing are those expressly set forth in the Equity Funding Letter and the Debt Commitment Letter, respectively. As of the date of this Agreement, there are no side letters or other contracts or arrangements (other than customary engagement and fee credit letters with respect to any offering of debt securities referenced in the Debt Commitment Letter, in each case that does not impact the conditionality or amount of the Financing and would not reasonably be expected to prevent, impair or delay the consummation of the Financing) to which Parent or any of its Affiliates is a party related to the funding of all or any portion of the Financing necessary to fund the Required Amount other than as expressly contained in the Financing Letters and delivered to the Company prior to the execution and delivery of this Agreement.

4.6 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed limited guarantee of the Guarantors, dated as of the date of this Agreement, in favor of the Company in respect of Parent’s obligation to pay the Parent Termination Fee and Parent’s and Merger Sub’s other payment or reimbursement obligations arising under, or in connection with, this Agreement and the Transactions, up to the aggregate amount set forth therein (collectively with all exhibits, schedules, annexes and amendments thereto, the “Guarantee”). The Guarantee is in full force and effect and is a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any Guarantor under the Guarantee.

4.7 Solvency. None of Parent, Merger Sub or any Guarantor is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or such Guarantor or any of their respective Subsidiaries or Affiliates or of the Company or any of its Subsidiaries. Assuming satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, and after giving effect to the Transactions, any alternative financing incurred in accordance with Section 6.14 and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Financing Letters, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses of Parent and Merger Sub, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and (d) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4.8 Section 203 of the DGCL. Neither the Parent nor the Merger Sub, nor any of their respective “Affiliates” or “Associates” (as those terms are defined in Section 203 of the DGCL) (a) directly or indirectly “owns” (as such term is defined in Section 203 of the DGCL) or, within the past three (3) years, has “owned” (as such term is defined in Section 203 of the DGCL) beneficially or otherwise, any shares of Company Common Stock, any other securities of the Company or any options, warrants or other rights to acquire shares of Company Common Stock or other securities of the Company, or any other economic interest (through derivative securities or otherwise) in the Company, or (b) has been an “Affiliate” or “Associate” (as those terms are defined in Section 203 of the DGCL) of the Company at any time during the past three (3) years. Assuming the accuracy of the Company’s representations and warranties set forth in Section 3.2(a) and the second sentence of Section 3.4(a), the restrictions contained in Section 203 of the DGCL do not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

4.9 Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and of which the Parent has been notified or, to the Parent’s knowledge, threatened against the Parent or any of its Subsidiaries, in each case that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no judgments, orders or decrees outstanding against the Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.

4.10 Other Agreements or Understandings. There are no contracts, agreements or other arrangements or understandings (whether oral or written) or commitments to enter into contracts, agreements or other arrangements or understandings (whether oral or written) (a) between Parent, the Merger Sub, the Guarantors or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Superior Proposal.

4.11 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Parent or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

4.12 Independent Investigation. Each of the Parent and the Merger Sub acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company’s Subsidiaries and that each of the Parent and the Merger Sub and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and the Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of the Company and the Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company’s Subsidiaries.

4.13 No Other Company Representations or Warranties. The Parent and the Merger Sub hereby acknowledge and agree that, except for the representations and warranties set forth in Article III (in each case as qualified and limited by the Company Disclosure Schedule), (a) none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement, the transactions contemplated hereby or otherwise, and (b) to the fullest extent permitted by law, none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or indemnification or other obligation of any kind or nature to the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, or the use by the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the Parent, the Merger Sub or any of their respective Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda, management presentations or otherwise in anticipation or contemplation of the Merger or any other transaction contemplated by this Agreement, and (subject to the express representations and warranties of the Company set forth in Article III (in each case as qualified and limited by the Company Disclosure Schedule)) none of the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof) or any representations or warranties or other statements or omissions that may have been made by the Company or any Person with respect to the Company other than the representations and warranties set forth in this Agreement. The Parent and the Merger Sub each expressly disclaims any obligation or duty by the Company to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in this Agreement.

4.14 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Parent and the Merger Sub and their respective Affiliates, stockholders and Representatives, the Parent and the Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof (including pursuant to Section 6.3(b)) from the Company and its Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. The Parent and the Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Parent and the Merger Sub are familiar, that the Parent and the Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that the Parent and the Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective Affiliates, stockholders or Representatives, or any other Person, with respect thereto. Accordingly, the Parent and the Merger Sub hereby acknowledge and agree that none of the Company or any of its Subsidiaries, nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except (w)(1) as required by applicable law, (2) by any Company Material Contract that has been made available to Parent or other agreement, plan or arrangement in effect on the date hereof that is listed in the Company Disclosure Schedule, or (3) as taken in connection with any COVID-19 Responses (clauses (1) through (3), the “Specified Exceptions”), (x) as otherwise expressly contemplated or permitted by this Agreement, (y) as set forth in Section 5.1 of the Company Disclosure Schedule, or (z) with the Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to act and carry on its business in the Ordinary Course of Business, to preserve intact its business organization and to preserve satisfactory business relationships with material customers, suppliers, licensors, licensees, distributors, lessors and others having material business dealings with the Company or its Subsidiaries. Except (w) with respect to the Specified Exceptions (other than as applied to Section 5.1(a), Section 5.1(b), or Section 5.1(k)), (x) as otherwise expressly contemplated or permitted by this Agreement, (y) as set forth in Section 5.1 of the Company Disclosure Schedule, or (z) with the Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property or any combination thereof) in respect of, any of its capital stock or other equity or voting interests (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), (ii) adjust, split, combine, divide, subdivide, reverse split, recapitalize or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or voting interests; (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for (A) the acquisition or redemption of shares of capital stock of wholly owned Subsidiaries of the Company or (B) the acquisition of Company Common Stock (1) from holders of Company Stock Options in full or partial payment of the exercise price, to the extent required or permitted under the terms thereof, (2) from holders of Company Stock Options, Company RSUs or Company RSAs in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof or (3) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this clause (3) in connection with any termination of services to the Company or any of its Subsidiaries; (iv) modify the terms of any shares or other equity or voting interest of the Company; or (v) enter into any agreement with respect to the voting or registration of shares or other equity or voting interest of the Company;

(b) except as permitted by Section 5.1(k), issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any Lien (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, equity awards or otherwise) any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (or instruments for cash based on the value of any such securities), in each case other than (i) the issuance of shares of capital stock of wholly owned Subsidiaries of the Company in connection with capital contributions, (ii) the issuance of shares of Company Common Stock (A) upon the exercise of Company Stock Options outstanding on the date of this Agreement or (B) upon settlement of Company RSUs outstanding on the date of this Agreement or (iii) the vesting of Company RSAs outstanding on the date of this Agreement;

(c) amend the Company’s or any of its Subsidiaries’ certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

(d) acquire (i) by merging, amalgamating or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, directly or indirectly, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets, securities, properties or interests that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and raw materials in the Ordinary Course of Business;

(e) sell, lease, license, pledge, or otherwise dispose of or subject to any Lien any properties or assets of the Company or of any of its Subsidiaries, tangible or intangible (including any Company Intellectual Property), in each case with a value in excess of $250,000 individually or $1,000,000 in the aggregate, and other than (1) the sale, lease or licensing of products or services of the Company or its Subsidiaries or other materials embodying Company Intellectual Property in the Ordinary Course of Business; (2) the assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company or its Subsidiaries in the Ordinary Course of Business; (3) the abandonment of trade secrets in the Ordinary Course of Business and to the extent not desirable to maintain for the conduct of the business of the Company or its Subsidiaries; and (4) the sale or other disposition of obsolete assets of the Company or its Subsidiaries in the Ordinary Course of Business;

(f) adopt any stockholder rights plan or similar arrangement;

(g) (i) incur or assume any Indebtedness (including any long-term or short-term debt) or assume or guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) any such Indebtedness of another Person (other than to the Company or one of its wholly-owned Subsidiaries), (ii) issue, sell or amend any debt securities, instruments or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities or instruments of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, provided, however, that the Company may incur Indebtedness in the Ordinary Course of Business in an amount not to exceed $2,000,000 in aggregate incremental outstanding principal (other than accrued but unpaid interest) pursuant to (A) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities, supplier financing programs or cash management programs, (B) Indebtedness under the Credit Facility or other existing arrangements (including in respect of letters of credit) or (C) pursuant to investments in short-term deposits in the Ordinary Course of Business;

(h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $11,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as included in the Company’s budget for capital expenditures previously made available to the Parent;

(i) make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in law or GAAP;

(j) (i) prepare or file any federal income or other material income Tax Return inconsistent with past practice, (ii) make, change or revoke any material Tax election, (iii) file any amended Tax Return with respect to a material amount of Taxes, (iv) settle or compromise any claim related to a material amount of Taxes, (v) enter into any closing agreement or similar agreement relating to Taxes, (vi) otherwise settle any dispute relating to a material amount of Taxes, (vii) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or (viii) request any ruling or similar guidance with respect to Taxes;

(k) (i) adopt, enter into, terminate or amend any employment, consulting, change in control, severance, termination, retention or similar agreement or material Employee Benefit Plan for the benefit or welfare of any current or former director or executive officer (except in the Ordinary Course of Business and only if such arrangement is terminable on sixty (60) days’ or less notice without either a penalty or a termination payment or, for employment outside the United States, as required by applicable law) or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the Ordinary Course of Business and bonuses consistent with arrangements set forth on Section 3.14(a) of the Company Disclosure Schedule), it being understood (for the avoidance of doubt) that the Company and its Subsidiaries may promote employees in the Ordinary Course of Business, (iii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock or restricted stock units, other than as contemplated by this Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock;

(l) hire any employee with an annualized base salary rate in excess of $200,000 other than in replacement for a departing employee with substantially similar compensation or terminate or transfer any employee with an annualized base salary rate in excess of $200,000 other than for cause as determined by the Company or one of its subsidiaries in its reasonable discretion in accordance with applicable law;

(m) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, amalgamation, restructuring, recapitalization or other reorganization;

(n) (i) except as permitted by and in accordance with Section 6.12, settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Company Balance Sheet; or (B) for solely monetary payments of no more than $250,000 individually and $1,000,000 in the aggregate (net of insurance proceeds received and indemnity, contribution, or similar payments actually received) or (ii) commence any material Legal Proceeding;

(o) enter into any joint venture, strategic alliance or similar legal partnership;

(p) enter into, modify, amend or terminate any (a) contract (other than any Company Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (b) Company Material Contract except (i) in the Ordinary Course of Business (other than as would be in violation of Sections 5.1(a), 5.1(b) or 5.1(k)) or as permitted under Sections 5.1(a), 5.1(b) or 5.1(k), (ii) terminations as a result of a material breach or a material default by the counterparty or the expiration of such contract in accordance with its terms or (iii) amendments that are not adverse to the Company in any material respect;

(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r) enter into any collective bargaining agreement or agreement to form a work council or other contract with any labor organization or works council (except to the extent required by applicable law); or

(s) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2 Conduct of Business by the Parent and the Merger Sub Pending the Merger. The Parent and the Merger Sub agree that, during the Pre-Closing Period, (a) they shall not, directly or indirectly, without the prior consent of the Company, take or cause to be taken any action that would impair or prevent the consummation of the transactions contemplated by this Agreement and (b) the Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger and the other transactions contemplated by this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) No Solicitation or Negotiation. Except as set forth in this Section 6.1, until the Specified Time, neither the Company nor any of its Subsidiaries shall, and the Company shall instruct its Representatives not to, and shall not authorize or knowingly permit any of its Representatives to, directly or indirectly:

(i) solicit, initiate or propose the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

(ii) terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential Acquisition Proposal, except as permitted by this Section 6.1(a); or

(iii) other than informing Persons of the existence of the provisions of this Section 6.1, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal or any proposal or inquiry that is reasonably expected to lead to an Acquisition Proposal.

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, subject to compliance with Section 6.1(c), at any time prior to receipt of the Company Stockholder Approval the Company may (A) furnish non-public information with respect to the Company and its Subsidiaries to any Qualified Person (and the Representatives of such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive with respect to the confidentiality obligations of the Qualified Person than the Confidentiality Agreement, provided that such confidentiality agreement shall not (x) grant any exclusive right to negotiate with such counterparty, (y) prohibit the Company from satisfying its obligations hereunder or (z) require the Company or its Subsidiaries to pay or reimburse the Company the counterparty’s fees, costs or expenses, (B) engage in discussions or negotiations (including solicitation of revised Acquisition Proposals) with any Qualified Person (and the Representatives of such Qualified Person) regarding any Acquisition Proposal, or (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock with any Qualified Person; provided, however, that Company may only furnish such non-public information and engage in such discussions or negotiations if: (x) the Company and its Subsidiaries are not in material breach their obligations pursuant to this Section 6.1 and (y) the Company Board has determined that the failure to take the actions contemplated by this sentence would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law and; and provided, further, however, that the Company will promptly make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.

(b) No Change in Recommendation or Alternative Acquisition Agreement. Prior to the Specified Time:

(i) the Company Board shall not, except as set forth in this Section 6.1, withhold, withdraw, qualify or modify, in a manner adverse to the Parent, the Company Board Recommendation;

(ii) the Company Board shall publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three (3) separate occasions);

(iii) the Company Board (or any committee thereof) shall not make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 6.1(b) or a Company Board Recommendation Change);

(iv) the Company Board shall not fail to include the Company Board Recommendation in the Proxy Statement;

(v) the Company Board shall not, except as set forth in this Section 6.1, adopt, approve, endorse or recommend any Acquisition Proposal or any proposal that is reasonably expected to lead to an Acquisition Proposal (any action described in clauses (i) through (v), a “Company Board Recommendation Change”); and

(vi) the Company shall not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)).

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of this Section 6.1), at any time prior to receipt of the Company Stockholder Approval, the Company Board may effect a Company Board Recommendation Change in response to a Superior Proposal or an Intervening Event if: (i) the Company Board shall have determined in good faith (after consultation with outside counsel and outside financial advisor) that the failure to effect a Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; (ii) so long as the Company and its Subsidiaries are not in material breach of their obligations pursuant to this Section 6.1 with respect to an Acquisition Proposal underlying such Company Board Recommendation Change; (iii) the Company has notified the Parent in writing that it intends to effect a Company Board Recommendation Change, describing in reasonable detail the reasons for such Company Board Recommendation Change (a “Recommendation Change Notice”) (it being understood that the Recommendation Change Notice shall not constitute a Company Board Recommendation Change or a Trigger Event for purposes of this Agreement); (iv) if requested by the Parent, the Company shall have made its Representatives available to negotiate (to the extent that Parent desires to so negotiate) with the Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to the Parent of such Recommendation Change Notice; and (v) if the Parent shall have delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Company Board shall have determined in good faith (after consultation with outside counsel), after considering the terms of such offer by the Parent, that the failure to effect a Company Board Recommendation Change would still be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; provided, however, that in the event of any material revisions to an Acquisition Proposal underlying a potential Company Board Recommendation Change, the Company will be required to notify Parent of such revisions and the applicable three (3) Business Day period described above shall be extended until two (2) Business Days after the time Parent receives notification from the Company of such revisions.

(c) Notices to the Parent. The Company shall promptly (and in any event within one (1) Business Day) advise the Parent orally, with written confirmation to follow, of (i) the Company’s receipt of any written Acquisition Proposal, (ii) a summary of the material terms and conditions of any such Acquisition Proposal; (iii) all material written requests, proposals or offers (including any written documents containing material terms which relate to such requests, proposals or offers), including any proposed agreements and any material changes to the terms of the Acquisition Proposal, received by or made to the Company from any Person making an

Acquisition Proposal; and (iv) the identity of the Person making any such Acquisition Proposal (unless, in the case of clause (iv), such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person that is in effect on the date of this Agreement).

(d) Certain Permitted Disclosure. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit the Company, any of its Subsidiaries or the Company Board from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (none of which, in and of itself, shall be deemed to constitute a Company Board Recommendation Change), or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose could be inconsistent with its obligations under applicable law, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 6.1(b).

(e) Cessation of Ongoing Discussions. The Company shall, and shall direct its Representatives to: (i) cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that would constitute (if made after the date of this Agreement), or could reasonably be expected to lead to, an Acquisition Proposal, (ii) request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any Person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into at any time within the six (6) month period immediately preceding the date hereof and (iii) terminate all access granted to any such Persons or their respective Representatives referenced in clauses (i) and (ii) to any physical or electronic data room; provided, however, that the foregoing shall not in any way limit or modify any of the Company’s rights under the other provisions of this Section 6.1.

6.2 Nasdaq Listing. The Company shall use its commercially reasonable efforts to continue the listing of the Company Common Stock on Nasdaq. Each of the parties hereto agrees to cooperate with the other parties hereto and to use its reasonable best efforts to take or cause to be taken, all actions necessary to delist the Company Common Stock from Nasdaq as promptly as possible following the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

6.3 Confidentiality; Access to Information.

(a) Except as expressly modified herein, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

(b) During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Parent’s Representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of its books, contracts and records as the Parent shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) promptly make available to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information in the Company’s possession concerning its business, properties and assets as the Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection or other access, or to disclose any information, (A) other than as contemplated by Section 6.1, in connection with an Acquisition Proposal, Trigger Event, Recommendation Change Notice or Superior Proposal Notice, (B) that in the reasonable judgment of the Company would: (1) result in the disclosure of any trade secrets of any third party, (2) violate any legal requirement or contract or any obligation of the Company with respect to confidentiality or privacy, including under any privacy policy, or (3) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine, or (C) that the Company in good faith determines, in light of any COVID-19 Responses, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or its Subsidiaries; provided, further, that the Company shall use commercially reasonable efforts to provide the information in clauses (A) through (C) to Parent in an alternative manner and limit the information it is otherwise unable to provide. Any such information shall be subject to the Confidentiality Agreement. Prior to the Closing, neither the Parent nor the Merger Sub shall (and each shall cause its Affiliates and Representatives not to) contact or communicate with any of the employees, customers, licensors or suppliers of the Company or any of its Subsidiaries, without the prior written consent of the Company.

6.4 Legal Conditions to the Merger.

(a) Subject to the terms hereof, including Section 6.1, Section 6.4(b), Section 6.4(c) and Section 6.4(d), each party hereto shall each use its reasonable best efforts to:

(i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii) as promptly as practicable, obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its Subsidiaries) from any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay any monies or agree to any material undertaking in connection with any of the foregoing;

(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act, any other applicable Antitrust Laws and any related governmental request thereunder and (C) any other applicable law;

(iv) contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (a “Restrictive Order”) which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement;

(v) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; and

(vi) with the prior written consent of Parent, seek all consents, waivers and approvals and delivering all notifications pursuant to any Company Material Contracts, in connection with this Agreement and the consummation of the Merger; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay any monies or agree to any material undertaking in connection with any of the foregoing.

The parties hereto shall cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing clauses (ii) or (iii), including providing copies of all such documents to the non-filing Person and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. Each party hereto shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, nothing contained in this Section 6.4(a) shall limit any obligation under any other provision in this Section 6.4.

(b) Without limiting the generality of anything contained in this Section 6.4, each of the Parent and the Company shall as soon as reasonably practicable and in any event within five (5) Business Days following the date of this Agreement, if required, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (including seeking early termination of the waiting period under the HSR Act) with respect to the transactions contemplated by this Agreement. None of the Parent, the Merger Sub or the Company shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws or enter into a timing agreement with any Governmental Entity, without the prior written consent of the other parties.

(c) Subject to the terms hereof, and without limiting the Parent’s obligations under Section 6.4(d), the parties hereto shall, and shall cause each of their respective Subsidiaries to, cooperate and use their respective reasonable best efforts to obtain any government clearances or approvals required for the Closing under any Antitrust Law, to respond to any government requests for information under any Antitrust Law, to cause any waiting periods under any applicable Antitrust Laws to expire or be terminated, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Restrictive Order. The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law; provided, however, that Parent shall make the ultimate determination about which analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals, if any, are necessary. To the extent permitted by law or Governmental Entities reviewing the transactions contemplated by this Agreement, the parties will provide each other the opportunity to participate in meetings and other substantive conversations with any such Governmental Entities.

(d) Notwithstanding anything to the contrary in this Agreement, the Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective Subsidiaries, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Parent, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any Restrictive Order, which would have the effect of preventing or delaying the Closing beyond the Outside Date.

6.5 Public Disclosure. Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent and (b) the Parent and the Company shall use their respective commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement; provided, however, that these restrictions shall not apply to any Company communications permitted pursuant to Section 6.1 in connection with an Acquisition Proposal, Trigger Event, Recommendation Change Notice or Superior Proposal Notice.

6.6 Indemnification.

(a) From and after the Effective Time, each of the Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, manager, employee or agent of the Company or any of its Subsidiaries or, while a director, manager or officer of the Company or any of its Subsidiaries, is or was serving at the request of the Company or one of its Subsidiaries as an officer, director, manager, member, trustee, fiduciary, employee or agent of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law.

Each Indemnified Party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Parent and the Surviving Corporation within ten (10) Business Days of receipt by the Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Indemnified Party to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable law. Without limitation of the foregoing or any other provision of this Section 6.6, the Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party, whether provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(b) From the Effective Time through the six (6)-year anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries shall contain, and the Parent shall cause the certificate of incorporation and bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Indemnified Party than are set forth in the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement.

(c) Subject to the next sentence, the Surviving Corporation shall either (i) maintain, and the Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not exceed the Maximum Premium, or (ii) purchase a Reporting Tail Endorsement and maintain such endorsement in full force and effect for its full term. If the Company’s or the Surviving Corporation’s existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and the Parent shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Current D&O Insurance. Notwithstanding anything to the contrary in this Agreement, the Company may, prior to the Effective Time, purchase a Reporting Tail Endorsement, provided, that the Company does not pay more than six times the Maximum Premium for such Reporting Tail Endorsement. If a Reporting Tail Endorsement has been purchased by the Company prior to the Effective Time, the Parent shall cause such Reporting Tail Endorsement to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Corporation.

(d) In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall expressly assume and succeed to the obligations set forth in this Section 6.6.

(e) If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.6 that is denied by the Parent and/or the Company or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement of expenses, then the Parent, the Company or the Surviving Corporation shall pay the Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred by the Indemnified Party in connection with pursuing his or her claims to the fullest extent permitted by law.

(f) The provisions of this Section 6.6 are intended to be in addition to the rights otherwise available to any Indemnified Party by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

6.7 Notification of Certain Matters. Prior to the Effective Time, the Parent shall give prompt notice to the Company, and the Company shall give prompt notice to the Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such Person (or, in case of the Parent’s obligation to provide notice, any representation or warranty of the Merger Sub) contained in this Agreement to be untrue or inaccurate (i) in the case of any representation or warranty of the Company, in any manner that would result in the failure of the condition set forth in Section 7.3(a) or (ii) in the case of any representation or warranty of the Parent or the Merger Sub, in any manner that would result in the failure of the condition set forth in Section 7.2(a) or (b) any material breach by such Person (or, in case of the Parent’s obligation to provide notice, any material breach by the Merger Sub) of any covenant or agreement set forth in this Agreement. The parties hereto agree that the Company’s compliance or failure to comply with this Section 6.7 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.3(b) has been satisfied.

6.8 MIP; Severance.

(a) Parent shall assume sponsorship of the Company’s 2020 Management Incentive Plan (the “MIP”) and related awards, in each case as in effect as of the date hereof, and shall administer the MIP and awards in accordance with their terms. All decisions under the MIP shall be made, subject to the terms of the MIP and the immediately subsequent sentence, by Parent. On or around February 15, 2021, the Company shall pay (or, if the Effective Time has already occurred Parent shall, or shall cause its Subsidiaries to, pay), the bonuses provided by the MIP, with such bonuses calculated as the greater of (a) 100% of the target bonus amounts determined under the MIP or (b) the bonuses determined using actual achievement pursuant to the formula set forth in the 2020 MIP, in each case using the terms in effect as of the date of this Agreement (without any discretionary reduction of payments); and, for any Company Employee whose employment ends on a termination without Cause (as defined in the Company’s Severance Practices) after December 31, 2020, any requirement that the individual remain employed at the date of bonus payment shall be waived.

(b) If any Company Employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the Effective Time under circumstances under which such Company Employee would have been eligible to receive severance benefits under the Company Severance Practices, the Parent will cause the Surviving Corporation or its Subsidiaries to provide such Company Employee severance benefits consistent with those that would have been paid under the Company Severance Practices as in existence on the date of this Agreement, provided, however, that entitlement to any severance benefits may be conditioned on the Company Employee’s timely signing, returning, and not revoking a release in the form customarily used by the Company as of the date of this Agreement.

(c) The provisions of this Section 6.8 are solely for the benefit of the parties to this Agreement, and no current or former employee, officer, director, manager or consultant, or any other individual associated therewith, shall be regarded for any purpose as a third party beneficiary of this Section 6.8. The provisions of Sections 6.8(a) and (b) shall not apply to persons employed by the Company or any of its Subsidiaries outside the United States, it being agreed that such persons shall be treated in accordance with applicable law and the terms of any contracts covering them.

6.9 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by this Agreement, the parties hereto shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.

6.10 Rule 16b-3. Prior to the Effective Time, the Company shall take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company and who would otherwise be subject to Rule 16b-3 promulgated under the Exchange Act to be exempt under such rule to the extent permitted by applicable law.

6.11 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, (a) nothing contained in this Agreement shall give the Parent or the Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time and (b) prior to the Effective Time, the Company shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

6.12 Security Holder Litigation. The Company shall give the Parent: (i) prompt notice of all litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement brought by any stockholder of the Company or any holder of the Company’s other securities against the Company and/or its directors or officers (“Security Holder Litigation”) (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed at Parent’s request with respect to the status thereof; and (ii) the opportunity to participate, at the Parent’s expense, in any negotiations and proceedings with respect to any Security Holder Litigation. The Company shall not make any arrangement, compromise, payment or settlement offer or enter into any arrangement, compromise, payment or settlement prior to the Effective Time with respect to any Security Holder Litigation unless the Parent shall have given its written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

6.13 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable (and no later than twenty (20) Business Days) after the date of this Agreement, the Company shall (i) prepare (with the Parent’s reasonable cooperation) and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of the Company relating to the special meeting of the Company’s stockholders (such special meeting and any adjournments and postponements thereof, the “Company Stockholders Meeting”) to be held to consider, among other matters, the adoption of this Agreement and (ii) set a record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and the Company will give due consideration in good faith to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing the Parent a reasonable opportunity to review and comment thereon . The Company will advise the Parent promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, will promptly provide the Parent with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto, and will respond to requests by the SEC with respect thereto as promptly as reasonably practicable. If, at any time prior to the Effective Time, any information relating to the Company or the Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or the Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable law, disseminated to stockholders of the Company; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

(b) As promptly as reasonably practicable following the Company’s receipt of notice from the SEC that the SEC has completed its review of the Proxy Statement (or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the tenth (10th) calendar day following the filing of the preliminary Proxy Statement pursuant to Rule 14a-6 under the Exchange Act, as promptly as reasonably practicable following such 10th calendar day), the Company, acting through the Company Board, shall duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith; provided, however, that the Company Board shall be permitted to adjourn, delay or postpone the Company Stockholders Meeting in accordance with applicable law (but not beyond the Outside Date) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting, (ii) on no more than two (2) occasions, if there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meetings or (iii) if on the date on which the Company Stockholders Meeting is then-scheduled, the Company has not received proxies representing the Company Stockholder Approval. Except to the extent that (A) the Company Board shall have effected a Company Board Recommendation Change in accordance with Section 6.1(b), the Company, through the Company Board, shall (1) recommend to its stockholders that they adopt this Agreement and (2) include such recommendation in the Proxy Statement and (B) use its reasonable best efforts to solicit and obtain the Company Stockholder Approval.

6.14 Financing.

(a) Each of Parent and Merger Sub shall use, and shall cause its Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms (including, if applicable, as related to the “market flex” provisions) and subject only to the conditions set forth in the Financing Letters, including using reasonable best efforts to (i) maintain in effect and comply with the Financing Letters and the definitive agreements relating to the Financing, including the payment of related fees and expenses in connection therewith as and when due and payable, until the transactions contemplated by this Agreement are consummated, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms (including, if applicable, as related to the “market flex” provisions) and subject only to the conditions set forth in the Debt Commitment Letter, (iii) satisfy (and cause its Affiliates to satisfy) on a timely basis all conditions to funding applicable to Parent and its Affiliates in the Financing Letters and the definitive agreements related thereto (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Merger Sub contained in such Financing Letter or such definitive agreements related thereto), (iv) upon the satisfaction of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions), consummate the Financing at or prior to the Closing Date, including using its (and causing its Affiliates to use) reasonable best efforts to cause the lenders and the other Persons committing to fund the Financing to fund the Financing at the Closing and (v) enforce its rights under the Financing Letters and the definitive agreements relating to the Financing. Parent shall not, and shall not permit any of its Affiliates to, take any action not otherwise required under this Agreement that is a breach of, or would result in termination of, any of the Financing Letters. Parent, Merger Sub and the Guarantors shall not, without the prior written consent of the Company, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Financing Letters or the definitive agreements relating to the Financing if such termination, amendment, supplement, modification or waiver would (A)(1) reduce the aggregate amount of any portion of the Financing (including by increasing the amount of fees to be paid or original issue discount except by operation of the “market flex” provisions as in effect on the date of this Agreement) or (2) reduce the amount of Equity Financing unless the Debt Financing is increased by a corresponding amount no later than the date of such amendment, modification or waiver and, after giving effect thereto, the representations and warranties set forth in Section 4.5 shall be true and correct, (B) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify in any manner adverse to the interests of the Company any of the conditions precedent to the Financing as set forth in the Financing Letters, or otherwise expand, amend or modify any other provision of the Financing Letters in a manner that would reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or satisfaction of the conditions to the Financing) or the completion of the Transactions on the Closing Date or (C) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Financing Letters or the definitive agreements with respect to the Financing on the terms and conditions contained in the Financing Letters. Parent shall deliver to the Company true and complete copies of any amendment, modification, supplement, consent or waiver to or under any Financing Letter or the definitive agreements relating to the Financing promptly upon execution thereof. Subject to the limitations set out in this clause (a), Parent and Merger Sub may amend, supplement, modify or replace the Debt Commitment Letter as in effect at the date of this Agreement solely to add or replace lenders, lead arrangers, bookrunners, syndication agents, managers or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement.

(b) Parent shall, upon request, keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company drafts (reasonably in advance of execution) and thereafter complete, correct and executed copies of the material definitive documents for the Debt Financing. Parent and Merger Sub shall give the Company prompt notice (i) of any breach, default (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach), termination, cancellation or repudiation by any party to any of the Financing Letters or definitive documents related to the Financing of which Parent or Merger Sub becomes aware, (ii) of the receipt of any written notice or other written communication from any Financing Source with respect to any (A) actual or potential breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters or any definitive document related to the Financing of any provisions of the Financing Letters or any definitive document related to the Financing or (B) material dispute or disagreement between or among any parties to any of the Financing Letters or any definitive document related to the conditionality of the Financing, the obligation to fund the Financing or the amount of the Financing to be funded at Closing (other than customary negotiations with respect to the terms of the Debt Financing) and (iii) of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing contemplated by the Financing Letters on the terms and conditions, in the manner and from the sources contemplated by any of the Financing Letters or the definitive documents related to the Financing (or if at any time for any other reason Parent or Merger Sub believes that it will not be able to obtain all or any portion of the Financing contemplated by the Financing Letters on the terms and conditions, in the manner and from the sources contemplated by any of the Financing Letters or the definitive documents related to the Financing). As soon as reasonably practicable, but in any event within two Business Days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable on the terms (including, if any, as related to the applicable “market flex” provisions) and conditions contemplated by the Debt Commitment Letter, and such portion is reasonably required to pay the Required Amount, or Parent becomes aware of any event or circumstance that would reasonably be expected to make any such portion of the Debt Financing unavailable on the terms (including, if any, as related to the applicable “market flex” provisions) and conditions contemplated by the Debt Commitment Letter, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources in an amount sufficient to pay the Required Amount with conditions not materially less favorable, taken as a whole, to Parent and Merger Sub (or their respective Affiliates) than the conditions set forth in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all contracts, agreements or other arrangements (including Redacted Fee Letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing; provided, however, that Parent and Merger Sub shall not be required to obtain financing which (in the reasonable judgment of Parent) includes terms and conditions materially less favorable (taking into account any “market flex” provisions), taken as a whole, to Parent and Merger Sub, in each case relative to those in the Debt Financing being replaced. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.14(b) shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, Parent or Merger Sub to (i) seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Funding Letter or (ii) pay any fees or any interest rates applicable to the Debt Financing in excess of those contemplated by the Debt Commitment Letter (including the “market flex” provisions), or agree to any “market flex” term less favorable to Parent and Merger Sub or Company than such corresponding “market flex” term contained in or contemplated by the Debt Commitment Letter (in either case, whether to secure waiver of any conditions contained therein or otherwise). For purposes of this Section 6.14, (x) references to the “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented or replaced by this Section 6.14, (y) references to the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.14 and (z) references to “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.14.

(c) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Debt Financing (and taking into account the timing of the Marketing Period), including using its reasonable best efforts to:

(i) furnish Parent and Merger Sub and their Debt Financing Sources (w) with, the audited consolidated balance sheet of the Company and the related audited consolidated statements of income and cash flows as of and for the fiscal years ended December 31, 2018 and December 31, 2019 (each of which Parent and Merger Sub hereby acknowledge that they have received) and, if the Closing Date occurs after February 11, 2021, the audited consolidated balance sheet and consolidated statements of income and cash flows of the Company for the fiscal year ending December 31, 2020, (x) with the unaudited consolidated balance sheet of the Company and the related unaudited consolidated statements of income and cash flows as of and for each of the fiscal quarters that is not a fiscal year-end after the date of the most recent financial statements delivered pursuant to the foregoing clause (w) and ended at least forty-five (45) days before the Closing Date, (y) if the Marketing Period commences prior to the filing date of an Annual Report on Form 10-K or Quarterly Reports on Form 10-Q but after the end of the Company’s corresponding fiscal year or quarter, as applicable, customary “flash” or “recent developments” data and (z) to the extent requested with specificity and in writing, such other pertinent and customary financial and other information derived from the historical books and records of the Company and its Subsidiaries as Parent shall reasonably request of a type and form customarily included in marketing materials for a senior secured bank financing or an offering memorandum with respect to a private placement of high yield debt securities pursuant to Rule 144A under the Securities Act, as applicable, subject to exceptions customary for such financings (it being understood that to the extent any information under Section 6.14(c)(i)(w), (x) or (y) is contained in any Company SEC Reports, such inclusion shall constitute furnishing to Parent and Merger Sub hereunder) (provided, that in no event shall the Company be required to provide (A) any post-Closing or pro forma financial statements, post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Financing based on post-Closing actions or capital structure (including any synergies or cost savings), projections, ownership or an as-adjusted capitalization table or any financial statements not available to the Company and prepared in the ordinary course of its financial reporting practice, (B) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, or other information customarily provided by the Debt Financing Sources or their counsel, (C) risk factors relating to all or any component of the Financing, (D) consolidating financial information, subsidiary financial statements, “segment reporting” or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) Compensation Disclosure and Analysis required by Regulation S-K Item 402(b), (F) other information not reasonably available to the Company and its Subsidiaries under its current internal control and reporting systems or (G) other information customarily excluded from a Rule 144A offering memorandum) (the information described in clauses (A) through (G), the “Excluded Information”);

(ii) assist in preparation for and participate (and cause senior management and Representatives, with appropriate seniority and expertise, of the Company and its Subsidiaries to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies upon reasonable request, and otherwise cooperate with the marketing and due diligence efforts for any of the Debt Financing (it being understood, if circumstances so require, that any such meetings, presentations, road shows and/or sessions will be held virtually and not in person and shall be scheduled at mutually convenient times);

(iii) assist Parent, Merger Sub and the Debt Financing Sources, upon reasonable request, with the timely preparation of reasonable and customary (A) rating agency presentations and Offering Documents customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company and its Subsidiaries; and (B) pro forma financial statements and forecasts of financial statements of the Company and its Subsidiaries for one or more periods following the Closing Date, in each case based solely on financial information and data derived from the Company’s and its Subsidiaries’ historical books and records; provided, however, that neither the Company nor any of its Subsidiaries will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (X) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (Y) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (Z) any financial information related to Company or any adjustments, in each case, that are not directly related to the acquisition of the Company and its Subsidiaries;

(iv) reasonably cooperate with the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Closing;

(v) provide customary authorization letters to the Debt Financing Sources with respect to Company information included in a customary confidential information memorandum for a syndicated bank financing authorizing the distribution of information to prospective lenders; provided, however, that all such materials have been previously identified to, and provided to, the Company;

(vi) facilitate and assist in the preparation, execution and delivery of one or more credit agreements, indentures, purchase agreements, guarantees, certificates (provided that no officers of the Company that will not be continuing officers, acting in such capacity, shall be required to execute any solvency certificate) and other definitive financing documents as may be reasonably requested by Parent or Merger Sub (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided, that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;

(vii) promptly furnish (but in no event later than five (5) Business Days prior to the Closing Date) Parent, Merger Sub and the Debt Financing Sources with all documentation and other information about the

Company and its Subsidiaries as is reasonably requested by Parent, Merger Sub or the Debt Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. § 1010.230, to the extent requested in writing at least eight (8) Business Days prior to the Closing Date; and

(viii) in connection with any offering of high yield debt securities as part of the Debt Financing, cause the independent registered public accountants of the Company confirm that they are prepared to issue a customary comfort letter upon the “pricing” and “closing” of the debt securities included in the Debt Financing (subject to the completion by such accountants of customary procedures relating thereto) and to provide drafts thereof reasonably in advance of “pricing” and “closing” upon request of Parent.

Such requested cooperation shall not, in the Company’s reasonable judgment, unreasonably interfere with the ongoing business or operations of the Company and any of its Subsidiaries. In no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the Financing or any of the foregoing effective prior to the Closing. In addition, nothing in this Section 6.14 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any laws, rules or regulations or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party. For the avoidance of doubt, none of the Company or its Subsidiaries or their respective officers, directors (with respect to any Subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement, certificate or other document with respect to the Financing contemplated by the Financing Letters (other than customary authorization letters referred to in this Section 6.14) that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company that will not be continuing directors, acting in such capacity, shall be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the Financing. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented (A) attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing) incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with the Financing, including the cooperation of the Company or any of its Subsidiaries or any of their respective Representatives contemplated by this Section 6.14 and the compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.14, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, including compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.14. Nothing contained in this Section 6.14 or otherwise shall require the Company or any of its Subsidiaries to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.

(d) The Company and its Subsidiaries consent to the use of their logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is customary for such purpose and not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries; (ii) are used solely in connection with a description of the Company and its Subsidiaries, their business and products or the transactions contemplated by this Agreement; and (iii) are used in a manner consistent with the other terms and conditions that the Company and its Subsidiaries reasonably impose. The Company shall be given reasonable opportunity to review and comment on any such materials or other similar documents, or any materials for rating agencies, that include information about the Company or any of its Subsidiaries prepared in connection with the Debt Financing.

(e) Parent shall, and shall cause its Affiliates to, refrain from taking, directly or indirectly, any action that could reasonably be expected to result in the failure of any of the conditions contained in the Financing

Letters or in any definitive agreement relating to the Financing. Parent and Merger Sub acknowledge and agree that, notwithstanding the Company’s obligations under Section 6.14(c), none of the obtaining of the Financing or any permitted alternative financing, or the completion of any issuance of securities contemplated by the Financing, is a condition to the Closing, and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any permitted alternative financing or the completion of any such issuance.

(f) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to clause (c) above shall be kept confidential in accordance with the Confidentiality Agreement; provided, that, upon notice to the Company, Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication of the Debt Financing (including any permitted alternative financing) subject to customary confidentiality arrangements with such Persons regarding such information.

6.15 Debt Tender Offers and Redemptions; Pay-off Letters.

(a) At the request and expense of Parent, the Company shall promptly at a time reasonably requested by Parent, use its reasonable best efforts to commence an offer to purchase and/or consent solicitation for any and all of the outstanding aggregate principal amount of the Senior Notes on price terms that are acceptable to Parent and such other customary terms and conditions as are reasonably acceptable to the Company and Parent to be consummated substantially simultaneously with the Closing using funds provided by Parent (the “Debt Tender Offer”) and Parent shall assist the Company in connection therewith. The closing of the Debt Tender Offer shall be conditioned on the occurrence of the Closing, and the parties shall use reasonable best efforts to cause the Debt Tender Offer to close on the Closing Date; provided that the consummation of the Debt Tender Offer with respect to the Senior Notes shall not be a condition to Closing. Concurrent with the Effective Time, and in accordance with the terms of the Debt Tender Offer (if any), the Surviving Corporation shall accept for purchase and purchase each series of Senior Notes properly tendered and not properly withdrawn in the Debt Tender Offer using funds provided by or at the direction of Parent. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds to the Company for the full payment at the Effective Time of all Senior Notes properly tendered and not withdrawn to the extent required pursuant to the terms of the Debt Tender Offer.

(b) If reasonably requested by the Parent in writing, the Company shall, in accordance with the applicable redemption provisions of the Senior Notes and the Indenture, (A) issue a notice of optional redemption for all of the outstanding aggregate principal amount of the Senior Notes, pursuant to the redemption provisions of the Indenture (which notice of optional redemption may be requested to be issued prior to the Closing Date but conditioned on the Closing) and (B) use reasonable best efforts to take any other actions reasonably requested by the Parent to facilitate the satisfaction and discharge of the Senior Notes pursuant to the satisfaction and discharge provisions of the Indenture and the other provisions of the Indenture applicable thereto; provided that neither the Company nor its counsel shall be responsible for the delivery of any legal opinions with respect thereto and any such Discharge of the Senior Notes shall only be required if conditioned on the occurrence of the Closing. The redemption and satisfaction and discharge of the Senior Notes pursuant to the preceding sentence are referred to in this Section 6.15 collectively as the “Discharge” of such series of Senior Notes.

(c) Parent shall prepare all necessary and appropriate documentation in connection with any Debt Tender Offer, including the offer to purchase, related letter of transmittal, and other related documents (collectively, the “Offer Documents”), and provide the Company with a reasonable opportunity to comment and make reasonable changes to such documents. Parent and the Company shall reasonably cooperate with each other in the preparation of the Offer Documents. The Offer Documents (including all amendments or supplements) and all mailings to the holders of the Senior Notes in connection with any Debt Tender Offer shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of any Debt Tender Offer any information in the Offer Documents should be discovered by the Company, on the one hand, or Parent, on the other, which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated by or on behalf of the Company to the holders of the Senior Notes. Notwithstanding anything to the contrary in this Section 6.15, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable law to the extent such laws are applicable in connection with the any Debt Tender Offer and such compliance will not be deemed a breach hereof.

(d) So long as the Company has sufficient immediately available funds provided by or at the direction of Parent for the full payment of the Senior Notes validly tendered, the Company shall waive any of the conditions to any Debt Tender Offer (other than that the Merger shall have been consummated and that there shall be no final order, decree, judgment, injunction, ruling or other non-appealable action prohibiting consummation of any Debt Tender Offer) as may be reasonably requested by Parent in writing and shall not, without the written consent of Parent, waive any condition to any Debt Tender Offer or make any changes to any Debt Tender Offer other than as agreed between Parent and the Company.

(e) In connection with any Debt Tender Offer, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall enter into customary agreements (including indemnities) with such parties so selected; provided that neither the Company nor its counsel shall be responsible for the delivery of any legal opinions with respect thereto. Parent shall pay the fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with any Debt Tender Offer upon the incurrence of such fees and out-of-pocket expenses.

(f) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with the Company’s compliance with its obligations under this Section 6.15, including all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with any Debt Tender Offer or Discharge made in respect of the Senior Notes (including any out-of-pocket costs, fees and expenses incurred in connection with the preparation or distribution of any Offer Documents or other documents related thereto). Parent shall indemnify and hold harmless the Company and its Representatives from and against any and all losses, damages, claims, costs or liabilities incurred by any of them in connection with any action taken by them pursuant to this Section 6.15 with respect to any Debt Tender Offer or Discharge (in each case other than as a result of the Company’s fraud or willful misconduct), and the Company shall not be required to take any actions pursuant to this Section 6.15 that would result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party.

(g) Parent and Merger Sub agree and acknowledge that (i) upon satisfaction or waiver of the conditions set forth in Article VII and completion of the Marketing Period, the Closing will proceed in accordance with Section 1.3 notwithstanding the status of any Debt Tender Offer or Discharge and (ii) no action taken by the Company prior to Closing at the request or direction of the Parent pursuant to any Debt Tender Offer or Discharge shall be a breach of any representation, warranty or covenant included in this Agreement. In addition, nothing in this Section 6.15 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any laws.

(h) No later than three (3) Business Days prior to the Closing, Company will request customary payoff letters from the agent for the lenders under the Credit Facility (together, the “Pay-off Letters”), which Pay-off

Letters will specify the amount necessary to repay the indebtedness of the Company and its Subsidiaries under the Credit Facility and satisfy the obligations of the Company and its Subsidiaries with respect thereto, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit or similar indebtedness and to the continuation of provisions that customarily survive a termination of a credit facility, and which will contain the agreement of the holders of such indebtedness to release all Liens held by such Persons relating to the underlying indebtedness substantially concurrently with the Closing by means of the filing of customary UCC-3 termination statements or equivalent Lien termination filings, subject to the receipt of the amount set forth in the applicable Pay-off Letter.

6.16 Director Resignation. The Company shall use reasonable best efforts to obtain the resignation of all of the members of the Company Board who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Subsidiary of the Company), which resignations shall be effective at, and conditioned upon the occurrence of, the Effective Time.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) the Company Stockholder Approval shall have been obtained.

(b) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted; and

(c) no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

7.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Parent and the Merger Sub contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in such representations and warranties) is not reasonably likely to have a Parent Material Adverse Effect;

(b) each of the Parent and the Merger Sub shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date; and

(c) the Company shall have received a certificate, dated the Closing Date, signed by an executive officer of the Parent certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b).

7.3 Conditions to the Obligations of the Parent and the Merger Sub. The obligation of the Parent and the Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by the Parent (on behalf of the Parent and the Merger Sub), on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of the Company contained in Section 3.7(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date; (ii) the representations and warranties of the Company contained in Sections 3.2(a), the first sentence of 3.2(b) and 3.2(c) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all material respects as of such date), except for any de minimis exceptions; (iii) the representations and warranties of the Company contained in Sections 3.1(a), 3.2(d), 3.2(e), 3.2(f), 3.4(a), 3.19 and 3.21 shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all material respects as of such date); and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct as of such date), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in such representations and warranties) is not reasonably likely to have a Company Material Adverse Effect;

(b) the Company shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date; and

(c) the Parent shall have received a certificate, dated the Closing Date, signed by an executive officer of the Company certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated and the Merger may be abandoned (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after stockholder approval hereof:

(a) by mutual written consent of the Parent and the Company at any time prior to the Effective Time;

(b) by either the Parent or the Company at any time prior to the Effective Time and after the Outside Date if the Effective Time shall not have occurred on or before the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) (i) shall not be available to any party hereto if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of or primarily resulted in the failure of the Effective Time to occur on or before the Outside Date, (ii) if the Marketing Period shall have commenced but not have been completed by the date that is three Business Days prior to the Outside Date, but all other conditions to the Closing (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or, to the extent permitted by law, waived, then the Outside Date shall be extended to the third Business Day following the final day of the Marketing Period, and such date shall become the Outside Date for purposes of this Agreement; and (iii) shall be subject to the proviso set forth in Section 8.1(i);

(c) by either the Parent or the Company at any time prior to the Effective Time if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of or primarily resulted in the issuance of any such order, decree, ruling or the taking of such other action;

(d) by the Parent or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if such failure to obtain the Company Stockholder Approval is attributable to the failure of such party (or any Affiliate of such party) to perform in any material respect any covenant in this Agreement required to be performed by such party (or any Affiliate of such party) at or prior to the Effective Time;

(e) by the Parent, if, prior to the Effective Time, the Company Board shall have effected a Company Board Recommendation Change (a “Trigger Event”); provided, that any such termination must occur within ten (10) Business Days after the occurrence of the Trigger Event;

(f) by the Company, at any time prior to receipt of the Company Stockholder Approval, in the event that: (i) the Company shall have received a Superior Proposal; (ii) the Company Board has determined in good faith (after consultation with outside counsel) that the failure proceed pursuant to this Section 8.1(f) would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; (iii) so long as the Company and its Subsidiaries are not in material breach of their obligations pursuant to Section 6.1 with respect to such Superior Proposal; (iv) the Company has notified the Parent in writing that it intends to enter into a definitive agreement relating to such Superior Proposal, specifying the material terms and conditions of such Superior Proposal (a “Superior Proposal Notice”) (it being understood that the Superior Proposal Notice shall not constitute a Company Board Recommendation Change or a Trigger Event for purposes of this Agreement); (v) if requested by the Parent, the Company shall have made its Representatives available to negotiate with the Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to the Parent of such Superior Proposal Notice; provided, however, that in the event of any material revisions to such Superior Proposal, the Company will be required to notify Parent of such revisions and the applicable three (3) Business Day period described above shall be extended until two (2) Business Days after the time Parent receives notification from the Company of such revisions; (vi) if the Parent shall have delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Company Board shall have determined in good faith (after consultation with outside counsel), after considering the terms of such offer by the Parent, that the Superior Proposal giving rise to such Superior Proposal Notice continues to be a Superior Proposal and it would still be reasonably likely to be inconsistent with its fiduciary obligations of the Company Board under applicable law not to accept such Superior Proposal; and (vii) concurrently with the termination of this Agreement, the Company pays the Parent the Termination Fee contemplated by Section 8.3(b)(ii) and enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal;

(g) by the Parent, prior to the Effective Time, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied, and (ii) shall not have been cured within twenty (20) Business Days following receipt by the Company of written notice of such breach or failure to perform from the Parent; provided, that neither the Parent nor the Merger Sub is then in material breach of any representation, warranty or covenant under this Agreement;

(h) by the Company, prior to the Effective Time, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or the Merger Sub set forth in this

Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied, and (ii) shall not have been cured within twenty (20) Business Days following receipt by the Parent of written notice of such breach or failure to perform from the Company; provided, that the Company is not then in material breach of any representation, warranty or covenant under this Agreement.

(i) by the Company if (A) the conditions set forth in Sections 7.1 and 7.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, (B) the Company has confirmed by notice to Parent after the end of the Marketing Period that all conditions set forth in Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive any unsatisfied conditions in Section 7.2 and (C) the Merger shall not have been consummated within three (3) Business Days after the delivery of such notice; provided, that notwithstanding anything in Section 8.1(b) to the contrary, no party shall be permitted to terminate this Agreement pursuant to Section 8.1(b) during such three (3) Business Day period following delivery of the notice referred to in clause (B) above.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parent, the Company, the Merger Sub or their respective Representatives, stockholders or Affiliates; provided that, subject to Section 8.3(d), (a) subject to Section 10.10(b), any such termination shall not relieve any party hereto from liability for any Willful Breach and (b) the provisions of Section 6.3(a) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Article IX (Defined Terms), Article X (Miscellaneous), the expense reimbursement provisions of Section 6.14(c) and 6.15 and indemnification provisions of Section 6.14(c), the Confidentiality Agreement and the Guarantee shall remain in full force and effect and survive any termination of this Agreement to the extent set forth therein.

8.3 Fees and Expenses.

(a) Except as set forth in this Section 8.3 or as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(b) The Company shall pay the Parent the Termination Fee in the event that this Agreement is terminated:

(i) by the Parent pursuant to Section 8.1(e);

(ii) by the Company pursuant to Section 8.1(f); or

(iii) by either the Parent or the Company pursuant to Sections 8.1(b) (if such termination occurs prior to obtaining the Company Stockholder Approval) or Section 8.1(d) or by Parent pursuant to Section 8.1(g) if (A) before the date of such termination, an Acquisition Proposal shall have been publicly announced and not withdrawn, (B) with respect to a termination pursuant to Section 8.1(d), at the time of the stockholder vote, the Financing Letters shall not have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by this Agreement and (C) within twelve (12) months after the date of termination, the Company shall have consummated any Acquisition Transaction or entered into a definitive agreement with respect to an Acquisition Transaction that is thereafter consummated;

provided, however, that, for purposes of this Section 8.3(b), all references to “15%” and “85%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”; provided further, however, that the Company shall not be required to pay any Termination Fee if, at the time of termination of this Agreement, the Company would have been entitled to terminate this Agreement pursuant to Section 8.1(h). Any fee due under

Section 8.3(b)(i) shall be paid to the Parent by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Any fee due under Section 8.3(b)(ii) shall be paid to the Parent by wire transfer of same-day funds on or before the date of termination of this Agreement. Any fee due under Section 8.3(b)(iii) shall be paid to the Parent by wire transfer of same-day funds within two (2) Business Days after the date on which the transaction referenced in clause (C) of Section 8.3(b)(iii) is consummated. In no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(c) In the event that the Company shall terminate this Agreement pursuant to Section 8.1(h) (arising from a material breach of the Parent’s covenants set forth in Section 6.14) or Section 8.1(i) (or pursuant to Section 8.1(b) under circumstances in which the Company would have been entitled to terminate the Agreement pursuant to Section 8.1(h) (arising from a material breach of the Parent’s covenants set forth in Section 6.14) or Section 8.1(i)), then Parent shall pay to the Company as promptly as reasonably practicable (and, in any event, within two Business Days following such termination) the Parent Termination Fee, it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, that the parties hereto would not enter into this Agreement absent such agreement and that each of the Termination Fee and the Parent Termination Fee is not a penalty. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit, action or proceeding which results in a judgment against the other party, with respect to Parent or Merger Sub, or parties, with respect to the Company, for the payment set forth in this Section 8.3, such paying party shall pay the other party or parties, as applicable, its or their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, action or proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

8.4 Amendment. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time to the extent permitted by law; provided, that following receipt of the Company Stockholder Approval, no amendment may be made that (i) pursuant to applicable law requires further approval or adoption by the stockholders of the Company without such further approval or adoption or (ii) by rule or regulation of any stock exchange requires further approval by the stockholders of the Company without such further approval. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto (as applicable), signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary contained herein, this Section 8.4, Section 8.5, Section 10.4, Section 10.10(c) Section 10.11 and Section 10.12 (and any other provision of this Agreement to the extent that an amendment, modification or supplementation of such provision would modify the substance of the foregoing) may not be amended, modified or supplemented in a manner that is adverse in any respect to a Debt Financing Source without the prior written consent of such Debt Financing Source.

8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary contained herein, the last sentence of each of Section 8.4, Section 8.5, Section 10.4, Section 10.10(c), Section 10.11 and Section 10.12, (and any other provision of this Agreement to the extent a waiver of such provision would modify the substance of the foregoing) may not be waived, in whole or in part, in a manner adverse to any of the Debt Financing Sources without the prior consent of the adversely affected Debt Financing Sources.

8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require action by the respective Board of Directors of the applicable parties.

ARTICLE IX

DEFINED TERMS

The following capitalized terms shall have the respective meanings set forth below:

“Acquisition Proposal” means any proposal or offer for an Acquisition Transaction first made after the date hereof.

“Acquisition Transaction” means (a) a merger, consolidation, dissolution, recapitalization, share exchange, tender offer or other business combination involving the Company and its Subsidiaries (other than (i) mergers, consolidations, recapitalizations, share exchanges or other business combinations involving solely the Company and/or one or more Subsidiaries of the Company and (ii) mergers, consolidations, recapitalizations, share exchanges, tender offers or other business combinations that if consummated would result in the holders of the outstanding shares of Company Common Stock immediately prior to such transaction owning more than 85% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter), (b) the issuance by the Company of 15% or more of its equity securities or (c) an acquisition in any manner, directly or indirectly, 15% or more of the equity securities of the Company or consolidated total assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act, except as otherwise set forth in Section 4.8.

“Agreement” has the meaning set forth in the preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.1(b)(vi).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and any other applicable U.S. or foreign anti-corruption or anti-bribery laws.

“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.4(a).

“Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings other than a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

“Capitalization Date” means the close of business on October 29, 2020.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136 (H.R. 748)) and all regulations and guidance issued by any Governmental Entity with respect thereto, as in effect from time to time, including subsequent legislation in effect as of the date of this Agreement amending paragraph 36 of Section 7(a) of the Small Business Act.

“Certificate” means a certificate that immediately prior to the Effective Time represents shares of Company Common Stock.

“Certificate of Merger” has the meaning set forth in Section 1.2.

“Closing” means the closing of the Merger.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Balance Sheet” means the consolidated unaudited balance sheet of the Company as of June 30, 2020.

“Company Board” means the Board of Directors of the Company (together with any duly constituted and authorized committee thereof).

“Company Board Recommendation” has the meaning set forth in Section 3.4(a).

“Company Board Recommendation Change” has the meaning set forth in Section 6.1(b)(v).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Data” means all confidential data, information, and data compilations contained in the IT systems or any databases of the Company, including Personal Information, that are used by, or necessary to the business of, the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Parent and the Merger Sub and dated as of the date of this Agreement.

“Company Employee” means an employee of the Company or its Subsidiaries.

“Company Employee Plans” means all Employee Benefit Plans sponsored, maintained, contributed to, or required to be contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates, including Employee Benefit Plans maintained with respect to a current or former employee, individual independent contractor who is a natural Person or member of the board of directors of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material liability, other than those maintained by a Governmental Entity or required by applicable law.

“Company Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or any of its Subsidiaries or any direct or indirect predecessor of the Company or any of its Subsidiaries, or any other group of corporations filing Tax Returns on a combined, consolidated, unitary or similar basis that, at any time on or before the Closing Date, includes or has included the Company or any of its Subsidiaries or any direct or indirect predecessor of the Company or any of its Subsidiaries.

“Company Intellectual Property” means any Intellectual Property owned or purported to be owned by the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

“Company Leases” means the leases, subleases or licenses pursuant to which the Company or any of its Subsidiaries leases, subleases or licenses from third parties any real property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

“Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that (A) is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (B) would prevent the consummation by the Company of the Merger; provided, however, that none of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” or shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (a) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (c) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business; (d) changes in political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (f) in each case other than for purposes of any representation and warranty contained in Section 3.4(b) or 3.14(h), the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (i) the identity of the Parent, (ii) the loss or departure of officers or other employees of the Company or any of its Subsidiaries directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by this Agreement, (iii) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of the Company or any of its Subsidiaries or otherwise, directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by this Agreement, and (iv) any other negative development (or potential negative development) in the relationships of the Company or any of its Subsidiaries with any of its customers or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of the Company or any of its Subsidiaries or otherwise, directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by this Agreement; (g) any actions taken or failure to take action, in each case, to which the Parent has expressly requested or consented to; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement; (h) changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; (i) changes in the

Company’s stock price or the trading volume of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (j) pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing (including, without limitation, any COVID-19 Responses); (k) the availability or cost of financing to Parent or Merger Sub; or (l) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, the Merger Sub, the Parent or any of their directors or officers arising out of the Merger or in connection with any other transactions contemplated by this Agreement; except to the extent such Effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a) through (e), (h) or (j) disproportionately adversely affect in a material respect the Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its Subsidiaries conduct business (in which case, only the incremental disproportionate adverse impact of such adverse Effects (if any) shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur).

“Company Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or bound that:

(a) is an agreement or contract pursuant to which the Company and its Subsidiaries spent, in the aggregate, more than $3,000,000 with respect to such agreement or contract during fiscal year 2019;

(b) is a non-competition or other agreement (including any exclusive license to, or covenant not to sue or assert claims based on, any Company Intellectual Property) that prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries from freely engaging in any business material to the Company and its Subsidiaries, taken as a whole, anywhere in the world;

(c) relates to the material disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) owned by the Company or its Subsidiaries, which has not been fully performed (other than confidentiality obligations);

(d) relates to the material acquisition of any business (whether by merger, sale of stock, sale of assets or otherwise) (i) entered into since January 1, 2018 or (ii) that contains any outstanding earn-out or other contingent payment obligations of the Company or its Subsidiaries which has not been fully performed (other than confidentiality obligations);

(e) relates to bonds, debentures, notes or other indebtedness for borrowed money (excluding letters of credit and agreements between or among the Company or its Subsidiaries) (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $1,000,000;

(f) is a joint venture, alliance or legal partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as whole;

(g) constitutes a settlement, conciliation or similar agreement (A) pursuant to which the Company or any of its Subsidiaries is obligated after the date of this Agreement to pay consideration to a Governmental Entity in excess of $1,000,000 or (B) that would otherwise limit or adversely affect the operation of the business conducted by the Company and its Subsidiaries in any material respect after the Closing;

(h) includes material pricing or margin representations that provide “most favored nation” or similar material representations with respect to pricing;

(i) restricts payment of dividends or distributions in respect of the Company Common Stock or other equity interests of the Company or any of its Subsidiaries;

(j) constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) with respect to the Company and its Subsidiaries;

(k) constitutes a “material contract” with a related person (as such term is defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports; or

(l) any collective bargaining agreement with a labor union, works council, or other labor organization representing employees of the Company or any of the Subsidiaries.

“Company Permits” has the meaning set forth in Section 3.16.

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Privacy Policies” means any (a) internal or external past or present data protection, data usage, data privacy and security policy of the Company, (b) public statements, representations, obligations, promises, commitments relating to privacy, security, or the Processing of Personal Information, and (c) policies and obligations applicable to the Company as a result of any certification relating to privacy, security, or the Processing of Personal Information.

“Company Registered Intellectual Property” means any Registered Intellectual Property owned or purported to be owned by (or, with respect to a pending application, filed by or in the name of) the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

“Company Related Parties” has the meaning set forth in Section 10.10(c)(ii).

“Company RSAs” mean restricted stock awards with respect to shares of Company Common Stock granted under any Company Stock Plan.

“Company RSUs” mean restricted stock units with respect to shares of Company Common Stock granted under any Company Stock Plan.

“Company SEC Reports” has the meaning set forth in Section 3.5(a).

“Company Severance Practices” means the Company’s severance guidelines described in Section 3.14 of the Company Disclosure Schedule

“Company Software” has the meaning set forth in Section 3.10(e).

“Company Stock Option” means each option to purchase shares of Company Common Stock granted pursuant to any Company Stock Plan.

“Company Stock Plan” means the Amended and Restated 2013 Stock Incentive Plan of the Company and the Second Amended and Restated 2011 Stock Incentive Plan of Constant Contact, Inc.

“Company Stockholder Approval” means the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter at the Company Stockholders Meeting.

“Company Stockholders Meeting” has the meaning set forth in Section 6.13(a).

“Company’s Knowledge” means the actual knowledge as of the date hereof (without any duty to inquire or investigate) of the individuals identified in Section 10.1 of the Company Disclosure Schedule.

“Compliant” means, solely with respect to the financial information referred to in Section 6.14(c)(i)(w), (x), and (z) that (a) such financial information, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such financial information, in light of the circumstances under which the statements contained in the financial information are made, not misleading, (b) in the case of such financial information delivered prior to the commencement of the Marketing Period (or re-commencement if the Marketing Period terminates prior to its scheduled eighteen (18) consecutive Business Day period and prior to completion of the Debt Financing) in connection with the offering of high yield debt securities as part of the Debt Financing, such financial information is compliant in all material respects with all applicable requirements of Regulation S-X and Regulation S-K under the Securities Act that are applicable to offerings of non-convertible debt securities on a registration statement of the Company to be declared effective by the SEC on the last day of the Marketing Period on Form S-1 that are applicable to such financial information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities and, for the avoidance of doubt, provisions to the extent solely applicable to any Excluded Information), and (c) in the case of such financial information delivered prior to commencement of the Marketing Period (or re-commencement if the Marketing Period terminates prior to its scheduled eighteen (18) consecutive Business Day period and prior to completion of the Debt Financing) in connection with the offering of high yield debt securities as part of the Debt Financing, the independent registered public accountants of the Company have consented to or otherwise authorized to the use of their audit opinions related to any audited financial statements included in such financial information and have confirmed they are prepared to issue customary comfort letters upon the “pricing” and “closing” of the debt securities included in the Debt Financing (subject to the completion by such accountants of customary procedures relating thereto).

“Confidentiality Agreement” means the confidentiality agreement, dated as of September 1, 2020, between the Company and Clearlake Capital Group, L.P.

“Contract” means any legally binding contract, subcontract, note, bond, mortgage, indenture, loan, lease, sublease, license, sublicense or other similar legally binding agreement or instrument.

“COVID-19 Response” means any actions taken or omitted in response to the COVID-19 pandemic (a) to the extent reasonably necessary to comply with applicable law in any jurisdiction or (b) that (i) are commercially reasonable, (ii) are intended to protect the health and safety of employees of the Company or its Subsidiaries and (iii) are consistent with prevalent practices of similarly situated businesses in the industries or the locations in which the Company and its Subsidiaries operate, and the effects resulting from such taken or omitted actions (including any required quarantines, travel restrictions, “stay-at-home” orders, social distancing measures, other safety measures, or any workplace or worksite shutdowns or slowdowns) but, with respect to clause (b), solely to the extent supported by documentation, information, data, or other evidence reasonably substantiating the necessity or appropriateness of such actions as determined by the Company in good faith.

“Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of November 25, 2013, among Endurance International Group Holdings, Inc., EIG Investors Corp., the financial institutions party thereto as lenders and Credit Suisse AG, Cayman Islands Branch, as issuing bank and administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Current D&O Insurance” means the current directors’ and officers’ liability insurance policies maintained by the Company.

“Debt Commitment Letter” has the meaning set forth in Section 4.5.

“Debt Financing” has the meaning set forth in Section 4.5.

“Debt Financing Sources” means the entities that are party to the Debt Commitment Letter that have committed to provide or otherwise entered into agreements in connection with all or any part of the Debt Financing or other financings (other than the Equity Financing) in connection with the transactions contemplated hereby, together with their Affiliates, and including the parties to any related commitment letters, engagement letters, joinder agreements, credit agreements or indentures (including the definitive agreements relating thereto), any underwriters, placement agents or initial purchasers in connection with the Debt Financing and their respective successors and assigns, and their and their respective Affiliates’ officers, directors, employees, representatives and agents and their respective successors and assigns; provided, that none of the Parent, Merger Sub or any of their Affiliates shall be deemed to be “Debt Financing Sources”.

“Debt Tender Offer” has the meaning set forth in Section 6.15(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” means shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and properly demands appraisal rights of such shares pursuant to, and who is complying in all respects with, the provisions of Section 262 of the DGCL (until such time as such holder effectively withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares, at which time such shares shall cease to be Dissenting Shares).

“Effective Time” has the meaning set forth in Section 1.2.

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other agreement involving material direct or indirect compensation involving more than one Person, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate, but excludes any plan, agreement, or arrangement required to be maintained, in whole or in part, by non-U.S. law.

“Environmental Law” means any law, including common law, regulation, rule, order, decree or permit requirement of any Governmental Entity relating to: (a) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (b) the handling, use, storage, treatment, transport, disposal, Release or threatened Release of or exposure to any Hazardous Substance or (c) noise, odor or wetlands protection.

“Environmental Permits” has the meaning set forth in Section 3.13(a).

“Equity Financing” has the meaning set forth in Section 4.5.

“Equity Funding Letter” has the meaning set forth in Section 4.5.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Information” has the meaning set forth in Section 6.14(c)(i).

“Excluded Shares” has the meaning set forth in Section 2.1(b).

“Financing” has the meaning set forth in Section 4.5.

“Financing Letters” has the meaning set forth in Section 4.5.

“Financing Sources” means the Debt Financing Sources and the entities that are party to the Equity Funding Letter that have committed to provide or cause to be provided the Equity Financing.

“Foreign Employee Plan” has the meaning set forth in Section 3.14(k).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any foreign or domestic court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality.

“Guarantee” has the meaning set forth in Section 4.6.

“Guarantors” has the meaning set forth in the recitals.

“Hazardous Substance” means: (a) any substance, material, waste, pollutant or contaminant that is regulated by or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means any of the following liabilities or obligations: (a) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (b) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (c) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (d) liabilities pursuant to capitalized leases; (e) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; and (f) indebtedness of others guaranteed by the Company and its Subsidiaries or secured by any lien or security interest on the assets of the Company and its Subsidiaries.

“Indemnified Party” means each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time a director, manager or officer of the Company or any of its Subsidiaries or serves as a director, officer, manager, member, trustee, fiduciary, employee or agent of another Person if such service was at the request or for the benefit of the Company or any of its Subsidiaries.

“Indenture” means the Indenture, dated as of February 9, 2016, among EIG Investors Corp., the guarantors listed on the signature pages thereto and Wilmington Trust, National Association, as Trustee with respect to the Senior Notes.

“Intellectual Property” means (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, and slogans and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing (collectively, “Marks”), (c) copyrights (whether registered or unregistered), works of authorship (including Software), whether or not copyrightable, and moral rights, and registrations and applications for registration thereof, (d) trade secrets, confidential information and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), and related protocols, processes, methods and techniques, and technical data and data collections, including rights to use any customer and supplier lists (including prospects), and other business information and data (collectively, “Trade Secrets”), (e) Internet domain names, and (f) copies and tangible embodiments of any of the foregoing, in whatever form or medium.

“Intervening Event” means a material change in circumstances or development that (a) was not known by the Company Board as of the date of this Agreement and (b) does not relate to an Acquisition Proposal.

“Legal Proceeding” means any claim, action, charge, lawsuit, litigation, administrative action, audit, investigation, arbitration, mediation or other similarly formal legal proceeding brought by or pending before any Governmental Entity, arbitrator, mediator or other tribunal.

“Lien” means any mortgage, security interest, pledge, lien, charge or encumbrance, other than (a) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other statutory liens arising in the Ordinary Course of Business, (b) liens for Taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established to the extent required by GAAP, (c) liens arising from actions of the Parent or the Merger Sub (including in connection with any financing), (d) liens, defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters of record that are shown in public records, (e) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business, (f) liens relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business, (g) liens arising under applicable securities laws, (h) any lien or encumbrance arising out of any license to Company Intellectual Property granted in the Ordinary Course of Business, (i) zoning, building and other similar codes and regulations, and (j) any conditions that would be disclosed by a current, accurate survey or physical inspection.

“Marketing Period” means the first eighteen (18) consecutive Business Day period (provided, that (1) if such eighteen (18) Business Day period has not ended on or prior to December 18, 2020, then the Marketing Period shall commence no earlier than January 4, 2021 and (2) such eighteen (18) Business Day period shall not be required to be consecutive to the extent it would include November 25, 2020 or November 27, 2020 (which dates set forth in this clause (2) shall be excluded for purposes of, but shall not reset, the eighteen (18) Business Day period)) commencing on the Business Day on which Parent receives the financial information referred to in Section 6.14(c)(i)(w), (x) and (z) and during which period (a) such information is and remains Compliant and (b) (i) the conditions set forth in Section 7.1(a) and Section 7.1(b) have been satisfied and (ii) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1(c), Section 7.3(a) or Section 7.3(b) to fail to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), assuming that the Closing Date were to be scheduled for any time during such eighteen (18) consecutive Business Day period; it being understood and agreed that, following the time that the conditions in the preceding clause (b)(i) have been satisfied and to the extent nothing has occurred and no condition exists that would cause any of the conditions set forth in the preceding clause (b)(ii) to fail to be satisfied (subject to the limitations set forth therein), when the Company in good faith reasonably believes that it has delivered the financial information referred to in Section 6.14(c)(i)(w). (x) and (z), it may deliver to Parent and Merger Sub a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date specified in such notice, unless Parent or Merger Sub in good faith reasonably believes that the Company has not completed delivery of the financial information referred to in Section 6.14(c)(i)(w), (x) and (z) and, within three (3) Business Days after receipt of such notice from the Company, Parent or Merger Sub delivers a written notice to the Company to that effect (stating with specificity which financial information referred to in Section 6.14(c)(i)(w), (x) and (z) the Company has not delivered), but without prejudice to the Company’s right to assert that such financial information was in fact delivered; provided further that the Marketing Period shall end on any earlier date that is the date on which all of the Debt Financing or any alternative financing as set forth in Section 6.14 is obtained. Notwithstanding the foregoing, the Marketing Period shall not commence and shall be deemed not to have commenced if, prior to the completion of the Marketing Period (i) the Company’s auditor shall have withdrawn any audit opinion contained in the financial information referred to in Section 6.14(c)(i)(w), (x) and (z), in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the auditor or another independent public accounting firm reasonably acceptable to Parent and Merger Sub or (ii) the Company issues a public statement indicating its intent to, or determines that it is required to, restate any historical financial statements of the Company or that any such restatement is under consideration, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP.

“Maximum Premium” means 300% of the last annual premium paid prior to the Effective Time for the Current D&O Insurance.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(c).

“Merger Sub” has the meaning set forth in the preamble.

“MIP” has the meaning set forth in Section 6.8(a).

“Nasdaq” means The NASDAQ Stock Market.

“Offer Documents” has the meaning set forth in Section 6.15(c).

“Offering Documents” means prospectuses, private placement memoranda, information memoranda, offering memoranda and packages and lender and investor presentations, in connection with the Debt Financing.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (or any successor web page), which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the Free Software Foundation.

“Ordinary Course of Business” means the ordinary course of business consistent in all material respects with past practice.

“Outside Date” means April 30, 2021.

“Parent” has the meaning set forth in the preamble.

“Parent Material Adverse Effect” means any change, event or development that would reasonably be expected to prevent, or materially impair or delay, the ability of the Parent or the Merger Sub to consummate the Merger or any of the other transactions contemplated by this Agreement or otherwise perform any of its obligations under this Agreement.

“Parent Related Parties” has the meaning set forth in Section 10.10(c)(i).

“Parent Termination Fee” means a termination fee of $119,656,000.00 in cash.

“Paying Agent” means American Stock Transfer & Trust Company or a bank or trust company mutually acceptable to the Parent and the Company, which shall be engaged by Parent to act as paying agent for the payment of the Merger Consideration to the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Payment Fund” means cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (other than shares of Company Common Stock cancelled in accordance with Section 2.1(b)).

“Pay-off Letters” has the meaning set forth in Section 6.15(h).

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, estate, Governmental Entity, association, enterprise, unincorporated organization or other entity.

“Personal Information” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to: (i) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, an Internet Protocol address, a processor or device serial number, or a unique device identifier; (ii) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements; or (iii) any other information that allows the identification of a natural person.

“Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier time as this Agreement may be terminated in accordance with its terms.

“Privacy Requirements” means all laws and regulations concerning the Processing of Personal Information, including but not limited to: (i) the Federal Trade Commission Act, 15 U.S.C. § 45; the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227; the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Health Information Technology for Economic and Clinical Health Act (“HITECH”); the Fair Credit Reporting Act, 15 U.S.C. § 1681; the Computer Fraud and Abuse Act, 18 U.S.C. § 1030; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. 17.00; Nev. Rev. Stat. 603A; Cal. Civ. Code § 1798.82, N.Y. Gen. Bus. Law § 899-aa, et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC); the General Data Protection Regulation (2016/679); (ii) each contract relating to the Processing of Personal Information applicable to the Company; and (iii) the Payment Card Industry Data Security Standard (“PCI-DSS”).

“Processing”, “Process” or “Processed”, with respect to data or IT systems, means any collection, access, acquisition, storage, protection, use, re-use, disposal, disclosure, re-disclosure, destruction, transfer, modification, or any other processing (as defined by Privacy Requirements) of such data or IT systems.

“Proxy Statement” has the meaning set forth in Section 6.13(a).

“Qualified Person” means any Person making an Acquisition Proposal that did not result from any material breach of Section 6.1(a) that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal.

“Recommendation Change Notice” has the meaning set forth in Section 6.1(b).

“Redacted Fee Letter” means a fee letter from a Debt Financing Source in which the only redactions relate to fee amounts, “market flex” provisions and “securities demand” provisions, provided, that such redactions do not relate to any terms that could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing or other funding being made available by such Debt Financing Source.

“Registered Intellectual Property” means any rights in or to Intellectual Property that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity (or, in the case of any Internet domain names, by any domain name registrar).

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, or groundwater.

“Reporting Tail Endorsement” means a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

“Required Amount” has the meaning set forth in Section 4.5.

“Restrictive Order” has the meaning set forth in Section 6.4(a)(iv).

“RSU Consideration” has the meaning set forth in Section 2.3(b).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Holder Litigation” has the meaning set forth in Section 6.12.

“Senior Notes” means the 10.875% Senior Notes due 2024 issued by EIG Investors Corp.

“Software” means: (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other human-readable form (b) descriptions, schematics, flow charts and other work product used to design, plan, organize and develop any of the foregoing; and (c) documentation, user manuals and training materials, relating to any of the foregoing.

“Solvent” has the meaning set forth in Section 4.7.

“Specified Exceptions” has the meaning set forth in Section 5.1.

“Specified RSU” means a Company RSU set forth on Section 2.3(c) of the Disclosure Schedule that was granted (i) on or after October 27, 2020 to new hires or (ii) in connection with any acquisition that closed in 2020.

“Specified RSU Consideration” has the meaning set forth in Section 2.3(c).

“Specified Time” means the earlier of (a) time at which this Agreement is terminated in accordance with the terms hereof and (b) receipt of the Company Stockholder Approval.

“Subsidiary” means, with respect to any Person, another Person (a) of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such second Person or (ii) the right to receive more than 50% of the net assets available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution, or (b) of which such first Person is a general partner.

“Superior Proposal” means any bona fide Acquisition Proposal, (a) on terms which the Company Board determines in its good faith judgment to be more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal and this Agreement (including any written, binding offer by the Parent to amend the terms of this Agreement, which offer is not revocable for at least five Business Days) that the Company Board determines to be relevant and (b) which the Company Board determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal that the Company Board determines to be relevant. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

“Superior Proposal Notice” has the meaning set forth in Section 8.1(f).

“Surviving Corporation” means the Company following the Merger.

“Tax Returns” means all reports, returns, forms, or statements required to be filed with a Governmental Entity with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, license, services, stamp, transfer, ad valorem, withholding, employment, payroll, severance and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto.

“Termination Fee” means a termination fee of $37,393,000.00.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing.

“Trigger Event” has the meaning set forth in Section 8.1(e).

“Uncertificated Shares” means uncertificated shares that immediately prior to the Effective Time represented shares of Company Common Stock.

“Voting Agreement” has the meaning set forth in the Recitals.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq., as amended, and any similar state and local applicable laws related to plant closings, relocations, mass layoffs and employment losses.

“Willful Breach” means a material breach of any covenant or agreement set forth in this Agreement that is a consequence of an act undertaken, or failure to act, by the breaching party with the actual knowledge that the taking of such act, or failure to act, would result, or would reasonably be expected to result, in such breach.

ARTICLE X

MISCELLANEOUS

10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

(a) if to the Parent or the Merger Sub, to:

c/o Clearlake Capital Group, L.P.

233 Wilshire Boulevard, Suite 800

Santa Monica, CA 90401

Fax: (310) 400-8801

Attention: Behdad Eghbali and James Pade

E-mail: behdad@clearlakecapital.com and jpade@clearlakecapital.com with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars

17th Floor

Los Angeles, CA 90067

Attn: Mehdi Khodadad

Email: mkhodadad@sidley.com

(b) if to the Company, to:

Endurance International Group Holding, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts

Attn: David Bryson, Chief Legal Officer

E-mail: david@endurance.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attn: Andrew R. Bonnes, Esq.

E-mail: andrew.bonnes@wilmerhale.com

Facsimile: +1 617 526 5000

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

10.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.4 Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 6.6 (with respect to which the Indemnified Parties shall be third party beneficiaries), (b) prior to the Effective Time, for the right of holders of shares of Company Common Stock to pursue claims for damages (including damages based on loss of the economic benefits of the transaction to the stockholders of the Company, taking into account without limitation the total amount payable to such stockholders under this Agreement) and other relief (including equitable relief) for any breach of this Agreement by the Parent or the Merger Sub, whether or not this Agreement has been validly terminated pursuant to Article VIII, (c) from and after the Effective Time, the rights of holders of shares of Company Common Stock, Company Stock Options, Company RSUs and Company RSAs to receive the consideration set forth in Article I, (d) the rights of Persons who are explicitly provided to be third-party beneficiaries of the Equity Funding Letter solely to the extent of the rights set forth therein, (e) the rights of the Parent Related Parties and the Company Related Parties set forth in Section 10.10(c), (f) the rights of the Company’s Subsidiaries and the respective Representatives of the Company and its Subsidiaries set forth in Section 6.14(c) and Section 6.15(f) and (g) the rights of the Debt Financing Sources set forth in this Section 10.4, Section 8.4 (with respect to any amendment adverse to the Debt Financing Sources), Section 8.5, Section 10.10(c), Section 10.11 and Section 10.12, which are intended to benefit and to be enforceable by the Debt Financing Sources. The rights granted pursuant to clause (b) of this Section 10.4 shall only be enforceable on behalf of the stockholders of the Company by the Company in its sole and absolute discretion, as agent for the stockholders of the Company, it being understood and agreed that any and all interests in such claims shall attach to such shares of Company Common Stock and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (i) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (ii) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.

10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, Parent or Merger Sub may assign all or any portion of its rights and obligations pursuant to this Agreement (a) or as collateral to the applicable Debt Financing Sources in connection with the Debt Financing without the consent of the Company, but no such assignment shall relieve any assignor of any of its respective liabilities or obligations under this Agreement in the event its obligations are not performed, or (b) to one or more of its Affiliates that was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement (provided that no such assignment shall (x) affect the obligations of any such Affiliate who has committed to provide Equity Financing or the Guarantors under the Guarantee, (y) impede or delay the consummation of the Transactions or (z) relieve Parent or Merger Sub of any of its obligations under this Agreement).

10.6 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

10.7 Counterparts and Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law.

10.8 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; (k) references to “days” shall mean calendar days unless explicitly stated otherwise; (l) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency; and (m) references to “make available” or “made available” shall mean (A) posted through the virtual data room managed by DataSite at labeled as “Project Eagle” in connection with the Transactions prior to 9:00 a.m. Pacific Time on October 31, 2020 or (B) filed with the SEC and available through EDGAR prior to the date hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

10.10 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

(b) Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies (including any fees payable pursuant to Section 8.3), even if available, would not be an adequate remedy for any such damages, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. Accordingly, except as expressly set forth in this Section 10.10(b), in the event of any breach or threatened breach by the Company, on the one hand, or the Parent and/or the Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and the Parent and the Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement in the courts described in Section 10.11 without proof of damages or otherwise, to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security and in addition to any other remedy to which they are entitled. The parties acknowledge and agree that (i) the provisions set forth in Section 8.3 and Section 10.10(c) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. Time shall be of the essence for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, prior to a valid termination of this Agreement pursuant to Section 8.1, it is explicitly agreed that the right of the Company to seek and obtain an injunction, specific performance and other equitable relief enforcing Parent’s and Merger Sub’s obligations to cause (x) the Equity Financing to be funded to fund the Merger or (y) cause Parent and Merger Sub to consummate the Merger (but not the right of the Company to such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the following conditions being satisfied: (A) the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied at the time the Closing would have occurred and remain satisfied, but for the failure of the Equity Financing to be funded, (B) the Debt Financing (including any alternative financing that has been obtained in accordance with Section 6.14(b)) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing were to be funded at the Closing and (C) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Debt Financing and the Equity Financing are funded, then it would take such actions required of it by this Agreement to cause the Closing to occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s or Merger’s obligation to consummate the Merger if the Debt Financing (including any alternative financing that has been obtained in accordance with Section 6.14(b)) has not been funded (or will not be funded at the Closing if the Equity Financing were to be funded at the Closing).

(c) Notwithstanding anything in this Agreement to the contrary:

(i) in the event that the Company shall terminate this Agreement and receive full payment of the Parent Termination Fee pursuant to Section 8.3(c), together with any indemnification for or reimbursement of any applicable expenses pursuant to Section 6.14(c), 6.15 or 8.3(d), the receipt of the Parent Termination Fee together with such expenses shall be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement (and the termination hereof), the Financing Letters or the Guarantee, the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, the Guarantors, the Debt Financing Sources or any of their respective former, current or future general or limited partners, equityholders, financing sources, managers, members, directors, officers, agents, attorneys, assignees or Affiliates (collectively, the “Parent Related Parties”) arising out of or in connection with this Agreement, the Financing Letters or the Guarantee, any of the Transactions (or the abandonment or termination thereof) or any matters forming the basis for such termination (but excluding, for the avoidance of doubt, the Confidentiality Agreement); provided, that nothing in this Section 10.10(c) shall limit the rights of the Company, its Subsidiaries and their respective Representatives under the Confidentiality Agreement or to be indemnified and reimbursed for expenses in accordance with Section 6.14(c), 6.15 or 8.3(d); and

(ii) in the event that Parent or its designee shall receive full payment of the Termination Fee pursuant to Section 8.3(b), together with any reimbursement of applicable expenses pursuant to Section 8.3(d), the receipt of the Termination Fee and any applicable expenses referred to in Section 8.3(d) shall be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and (A) none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company and its Subsidiaries and any of their respective former, current or future officers, employees, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination.

(d) For the avoidance of doubt, while each of the Company and Parent may pursue both a grant of specific performance in accordance with Section 10.10(b) and the payment of the Parent Termination Fee or the Termination Fee, as applicable, under Section 8.3(b) or Section 8.3(c) or the recovery of monetary damages, under no circumstances shall the Company or Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the Parent Termination Fee or the Termination Fee, as applicable. The parties acknowledge and agree that the fact that the parties have agreed to this Section 10.10(d) shall not be deemed to affect any party’s right to specific performance under Section10.10(b).

10.11 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.11, however, shall affect the right of any Person to serve legal process in any other manner permitted by law. Notwithstanding the foregoing, each of the parties agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including, any dispute arising out of or relating in any way to the Debt Commitment Letter, the Debt Financing, or the performance thereof, in any forum other than the United States District Court for the Southern District of the State of New York or the Supreme Court of the State of New York, County of New York, and that (x) the provisions of Section 10.12 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third party claim and (y) any such action, cause of action, claim, cross-claim or third party claim will be governed and construed in accordance with the laws of the State of New York (except as expressly contemplated by the Debt Commitment Letter).

10.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING INVOLVING OR AGAINST ANY DEBT FINANCING SOURCE ARISING OUT OF THIS AGREEMENT OR THE DEBT FINANCING.

10.13 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

10.14 Parent Guarantee. The Parent agrees to take all action necessary to cause the Merger Sub or the Surviving Corporation, as applicable, to perform all of its agreements, covenants and obligations under this Agreement. The Parent unconditionally guarantees to the Company the full and complete performance by the Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of the Merger Sub or the Surviving Corporation, as applicable, under this Agreement. The Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against the Merger Sub or the Surviving Corporation, as applicable, protest, notice and all defenses and demands whatsoever in connection with the performance of its obligations set forth in this Section 10.14. The Parent shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the agreements, covenants and obligations of the Merger Sub or the Surviving Corporation under this Agreement.

[Remainder of Page Intentionally Left Blank.]

The Parent, the Merger Sub and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement.

RAZORBACK TECHNOLOGY INTERMEDIATE HOLDINGS, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

RAZORBACK TECHNOLOGY, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

[Signature Page to Agreement and Plan of Merger]

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ Jeffrey H. Fox
Name: Jeffrey H. Fox
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Certificate of Incorporation

of the Surviving Corporation

[Attached]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

The name of this corporation is Endurance International Group Holdings, Inc.

The registered office of the corporation in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, City of Wilmington, DE 19808, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 1,000, each having a par value of $0.0001.

The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

The corporation shall provide indemnification as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article VI, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of Part B of this Article VI, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the corporation to Indemnitee of its election so to assume such defense, the corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article VI. The corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The corporation shall not be required to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advance of Expenses. Subject to the provisions of Section 6 of Part B of this Article VI, in the event of any threatened or pending action, suit, proceeding or investigation of which the corporation receives notice under this Article VI, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article VI; and provided further that no such advancement of expenses shall be made under this Article VI if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of Part B of this Article VI, an Indemnitee shall submit to the corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of Indemnitee, unless (i) the corporation has assumed the defense pursuant to Section 4 of Part B of this Article VI (and none of the circumstances described in Section 4 of Part B of this Article VI that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of Part B of this Article VI, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation) in a written opinion, or (d) by the stockholders of the corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article VI shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 6 of Part B of this Article VI that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

8. Limitations. Notwithstanding anything to the contrary in this Article VI, except as set forth in Section 7 of Part B of this Article VI, the corporation shall not indemnify an Indemnitee pursuant to this Article VI in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors or is a successful proceeding by such Indemnitee to enforce such Indemnitee’s right to indemnification under this Certificate of Incorporation or otherwise. Notwithstanding anything to the contrary in this Article VI, the corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article VI or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article VI shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VI. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VI.

11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VI to indemnification by the corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

13. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery in the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

***

EXHIBIT B

Form of Voting Agreement

[Attached]

Annex B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

November 1, 2020

The Board of Directors

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, MA 01803

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), of the $9.50 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Razorback Technology Intermediate Holdings, Inc., a Delaware corporation (“Parent”), Razorback Technology, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Dissenting Shares (as defined in the Agreement) and (ii) Shares held by the Company as treasury stock or owned by Parent, the Company or any of their subsidiaries (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $9.50 per Share in cash, without interest, (the $9.50 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Warburg Pincus LLC (“Warburg Pincus”) (affiliates of which own approximately 37% of the Shares) and we have not received any compensation from Warburg Pincus during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent

31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019

PHONE: (212) 380-2650    FAX: (212) 380-2651    WWW.CENTERVIEWPARTNERS.COM

NEW YORK     ●    LONDON     ●    PARIS     ●    SAN FRANCISCO     ●    PALO ALTO     ●    LOS ANGELES

The Board of Directors

Endurance International Group Holdings, Inc.

November 1, 2020

during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Clearlake Capital Group, L.P. (“Clearlake”) and we have not received any compensation from Clearlake during such period. We may provide financial advisory and other services to or with respect to the Company, Warburg Pincus, Parent or Clearlake or their respective affiliates, including portfolio companies of Warburg Pincus or Clearlake, in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Warburg Pincus, Parent, Clearlake or any of their respective affiliates, including portfolio companies of Warburg Pincus or Clearlake, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) an execution copy of Agreement dated November 1, 2020; (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2019, December 31, 2018 and December 31, 2017; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the execution copy reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other

The Board of Directors

Endurance International Group Holdings, Inc.

November 1, 2020

change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement (including the Voting Agreement, as defined in the Agreement) or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

Annex C

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

November 1, 2020

Board of Directors

Endurance International Group Holdings, Inc.

10 Corporate Drive

Burlington, Massachusetts 01803

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Razorback Technology Intermediate Holdings, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Endurance International Group Holdings, Inc. (the “Company”) of the $9.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 1, 2020 (the “Agreement”), by and among Parent, Razorback Technology, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Warburg Pincus LLC, an affiliate of significant shareholders of the Company (“Warburg Pincus”), Clearlake Capital Group, L.P., an affiliate of Parent (“Sponsor”), and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Warburg Pincus and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a joint bookrunner with respect to the public offering of Warburg Pincus’ portfolio company, Nio Inc.’s 4.500% Convertible Senior Notes due 2024 (aggregate principal amount $750,000,000) in January 2019; as a joint bookrunner with respect to the initial public offering of 279,950,000 shares of common stock of Warburg Pincus’ portfolio company, Network International Holdings LLC in April 2019; as a joint bookrunner with respect to the initial public offering of 16,675,000 shares of common stock of Warburg Pincus’ portfolio company, Brigham Minerals Inc. in April 2019; as a joint bookrunner with respect to the follow-on offering of 4,133,984 of shares of common stock of Warburg Pincus’ portfolio company, Avalara, Inc. in June 2019; as a joint bookrunner with respect to the initial public offering of 20,700,000 shares of common stock of Warburg Pincus’ portfolio company, CrowdStrike Holdings Inc. in June 2019; as a joint bookrunner with respect to the public offering of Warburg Pincus’ portfolio company, Allied

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Board of Directors

Endurance International Group Holdings, Inc.

November 1, 2020

Universal Holdco LLC’s 6.625% Senior Secured Notes due 2026 and 9.750% Senior Notes due 2027 (aggregate principal amount $2,050,000,000) in July 2019; as financial advisor to Liaison International Inc., a former portfolio company of Warburg Pincus, in connection with a sale of the company in December 2019; as a joint bookrunner with respect to the initial public offering of 10,293,777 shares of common stock of Warburg Pincus’ portfolio company, Outset Medical Inc. in September 2020; and as financial advisor to Avaloq Group AG, a portfolio company of Warburg Pincus, in connection with the pending sale of the company announced in October 2020. We also have provided certain financial advisory and/or underwriting services to Sponsor and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a joint lead arranger with respect to the bank loan to Sponsor’s portfolio company, Perforce Software Inc. (“Perforce”) (aggregate principal amount $875,000,000) in June 2019; and as financial advisor to Perforce in connection with a sale of a 50% stake of the company in July 2019. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Warburg Pincus, Sponsor and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Warburg, Sponsor and their respective affiliates from time to time and may have invested in limited partnership units of respective affiliates of Warburg and Sponsor from time to time and may do so in the future. In addition, affiliates of Goldman Sachs & Co. LLC (the “GS Funds”) currently own, in the aggregate, approximately 11% of the outstanding Shares and receive certain management fees from the Company. In connection with the Transaction, the GS Funds have entered into a Voting Agreement (as defined in the Agreement). A Managing Director of Goldman Sachs & Co. LLC is a director of the Company.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2019; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts of the tax assets of the Company prepared by management of the Company, as approved for our use by the Company (the “NOL Projections”); and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the SMB digital enablement industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Board of Directors

Endurance International Group Holdings, Inc.

November 1, 2020

will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $9.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $9.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent, or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $9.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Annex D

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of November 1, 2020 (this “Agreement”), is made and entered into by and between Razorback Technology Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned stockholders (the “Stockholders”) of the Company. Parent and the Stockholders are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and Razorback Technology, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (“Company Common Stock”), but excluding any shares to be cancelled in accordance with Section 2.1(b) of the Merger Agreement and any Dissenting Shares, will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined below), has the right to direct the voting of, and owns of record the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the undersigned Stockholder will not be construed as the Beneficial Owner of any shares of Company Common Stock held by any other undersigned Stockholder or by entities that are otherwise affiliated with an undersigned Stockholder but over which such undersigned Stockholder does not have dispositive power. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning.

“Covered Company Shares” means, with respect to each Stockholder, such Stockholder’s Pro Rata Share multiplied by the total number of shares of Company Common Stock outstanding as of the date of this Agreement multiplied by 0.36.

“Permitted Transfer” means a Transfer of Covered Company Shares by a Stockholder to any Affiliate of such Stockholder; provided, however, that any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Shares agrees in writing to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

“Proceeding” means any judicial, administrative, investigative or arbitral claim, action, suit, charge, complaint, petition, written notice of violation, audit, assessment, subpoena, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Entity or any arbitrator with legal and binding authority over such matter.

“Pro Rata Share” means with respect to a Stockholder, the quotient of the number of Existing Shares held by such Stockholder divided by the number of Existing Shares held by all of the Stockholders in the aggregate.

“Transfer” means any direct or indirect sale, assignment, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise), creation of any Lien or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract with respect to any sale, assignment, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise), creation of any Lien or other transfer (by operation of law or otherwise), of or on any Covered Company Shares.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote.

(a) During the Term (as defined herein), each Stockholder hereby agrees that at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the extent that the Covered Company Shares are entitled to vote thereon or consent thereto and subject to Section 2.1(b):

(i) appear at each such meeting or otherwise cause all of such Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) subject to the terms hereof, irrevocably and unconditionally vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Shares:

(1) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger;

(2) in favor of any proposal to adjourn a meeting of the stockholders of the Company if there are not sufficient votes to adopt the Merger Agreement and approve the Merger; and

(3) against any Acquisition Proposal, without regard to the terms of any such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other transactions contemplated by the Merger Agreement (clause (i) and (ii)(1) to (3) above, the “Required Votes”).

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require any Stockholder (or shall entitle any proxy of any Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

Section 2.2 No Inconsistent Agreements. Each Stockholder represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares and (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Company Shares, in either case that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

ARTICLE III

OTHER COVENANTS

Section 3.1 Restrictions on Transfers. Each Stockholder hereby agrees that, during the Term, (i) except with Parent’s prior written consent, such Stockholder shall not Transfer or consent to a Transfer of any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.

Section 3.2 No Solicitation. During the Term, (i) each Stockholder shall cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal and shall not direct its Affiliates or Representatives to continue discussions or negotiations that commenced prior to the date of this Agreement, (ii) such Stockholder shall not and shall not direct its Affiliates or Representatives to directly or indirectly (A) solicit or initiate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (B) other than informing Persons of the existence of the provisions of this Section 3.2, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal, (C) enter into any Alternative Acquisition Agreement or (D) adopt, approve or recommend any Acquisition Proposal. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of such Stockholder to, directly or indirectly, take any action that the Company is permitted to take in accordance with the terms of Section 6.1 of the Merger Agreement or to sign a voting and support agreement in the event of any termination of the Merger Agreement or Company Board Recommendation Change.

Section 3.3 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Each Stockholder. Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

(a) Organization. Such Stockholder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable.

(b) Authority; Execution and Delivery; Enforceability. Such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by such Stockholder of this Agreement and the compliance by such

Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) Ownership of Shares. As of the date hereof, such Stockholder is the Beneficial Owner of the Existing Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares (other than this Agreement and such Liens, limitations or restrictions that would not adversely affect the ability of the Stockholder to perform its obligations under this Agreement), and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder and which Stockholder has the power to direct the vote as of the date hereof. Except as set forth on Schedule I hereto such Stockholder has and will have at all times through the Term (except to the extent such Existing Shares are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1, and sole power to agree to all of the matters set forth in this Agreement, and no Existing Shares are subject to any voting trust, proxy, voting restriction, adverse claim or other arrangement with respect to the voting, in each case with respect to all of such Stockholder’s Existing Shares that would adversely affect the ability of the Stockholder to perform its obligations under this Agreement.

(d) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by it with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder’s properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any contract to which such Stockholder is a party or by which any of the Covered Company Shares are bound, or result in the creation of any Lien upon any of the Covered Company Shares, except, in the case of the foregoing clauses (i), (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay such Stockholder’s ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement do not and will not require any consent of, or filing with, any Governmental Entity (excluding filings with the SEC under applicable securities laws or where the failure to obtain such consent or make such filing would not reasonably be expected to impair or materially delay such Stockholder’s ability to perform its obligations under this Agreement).

(f) Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to impair or materially delay such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, and none of such Stockholder’s properties or assets is or are, subject to any order, judgment, injunction, decree, decision, ruling, assessment, writ, stipulation, determination, settlement or award entered by or with any Governmental Entity that would reasonably be expected to impair or materially delay such Stockholder’s ability to perform its obligations under this Agreement.

(g) Acknowledgement. Each Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Stockholder’s own choosing. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Organization. Parent is duly organized, validly existing and in good standing under the laws of Delaware.

(b) Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of Parent, (ii) conflict with or violate any law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any contract to which Parent is a party or by which any property or asset of Parent is bound, or result in the creation of any Lien upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (i), (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay Parent’s ability to perform its obligations under this Agreement.

(d) No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE V

TERMINATION

Section 5.1 Termination. This term of this Agreement (“Term”) shall commence on the date hereof and shall terminate upon the earliest to occur of:

(a) the termination of this Agreement by the mutual written consent of Parent and each Stockholder;

(b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time;

(c) the date upon which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of Merger Consideration payable to the stockholders of the Company, (C) extends the Outside Date or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger, or (D) affects any of the other material terms of Article I (the Merger), Article II (Treatment of Company Securities), Section 6.1 (No Solicitation), Section 6.6 (Indemnification), Article VII (Conditions to Merger) or Article VIII (Termination and Amendment) of the Merger Agreement in a manner that is materially adverse to any of the Stockholders;

(d) the date upon which the Company Board or any committee thereof makes a Company Board Recommendation Change pursuant to Section 6.1 of the Merger Agreement; and

(e) the Effective Time.

In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any willful material breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, willful material breach shall mean a material breach of a Party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such action would be a material breach of such Party’s covenants or agreements.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release or the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required under applicable law in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required under applicable law in connection with such publication or disclosure (“Stockholder Information”) (provided, that, Parent or the Company (as applicable) shall give each Stockholder and its legal counsel a reasonable opportunity (which shall in no event be less than twenty-four (24) hours) to review and comment on such publications or disclosures prior to their first being made public), and (ii) hereby agrees to cooperate with Parent and the Company in connection with such filings, including providing Stockholder Information requested by Parent or the Company. As promptly as practicable, each Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by such Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes the publication and disclosure by each Stockholder and its Affiliates of this Agreement and any Stockholder Information in any disclosure required by applicable law (including any Schedule 13D or other filing with the SEC).

Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3 Further Assurances. Each of the Parties agrees that, upon the reasonable request of any other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure or delay of any Party to assert any of its rights, powers or privileges under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.5 Notices. (a) All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by electronic mail, in each case to the intended recipient as set forth below:

if to the Parent, to:

c/o Clearlake Capital Group, L.P.

233 Wilshire Boulevard, Suite 800

Santa Monica, CA 90401

Fax: (310) 400-8801

Attention: Behdad Eghbali and James Pade

E-mail: behdad@clearlakecapital.com and jpade@clearlakecapital.com with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars

17th Floor

Los Angeles, CA 90067

Attn: Mehdi Khodadad

Email: mkhodadad@sidley.com

(b) if to a Stockholder, as set forth on Schedule II hereto.

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

Section 6.6 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 6.7 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof, and the Parties specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

Section 6.8 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

Section 6.9 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.10 Headings; Interpretation.

(a) The Parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b) Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency; and (l) references to “make available” or “made available” shall include availability through an electronic data room, through EDGAR or otherwise. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

Section 6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

Section 6.12 Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement). It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 6.13 Consent to Jurisdiction. Each Party (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.5. Nothing in this Section 6.13, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

Section 6.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.14.

Section 6.15 Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as record holder and Beneficial Owner of the Covered Company Shares and,

notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by any Representative of such Stockholder solely in his or her capacity as a director or officer of the Company.

Section 6.16 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated.

Section 6.17 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

Section 6.18 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

RAZORBACK TECHNOLOGY INTERMEDIATE HOLDINGS, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Chandler Reedy
Name: Chandler Reedy
Title: Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Chandler Reedy
Name: Chandler Reedy
Title: Partner

WP EXPEDITION CO-INVEST L.P.

By:	Warburg Pincus Partners LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Chandler Reedy
Name: Chandler Reedy
Title: Partner

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS ADVISORS VI, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

GS CAPITAL VI OFFSHORE FUND, L.P.

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS ADVISORS VI, L.L.C.
Managing Limited Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

MBD 2011 HOLDINGS, L.P.

By:	MBD 2011 HOLDINGS ADVISORS, INC.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

BRIDGE STREET 2011, L.P.

By:	BRIDGE STREET 2011 ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

BRIDGE STREET 2011 OFFSHORE, L.P.

By:	BRIDGE STREET 2011 OFFSHORE ADVISORS, Inc.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

SCHEDULE I

EXISTING SHARES

Name of Stockholder	Existing Shares
Warburg Pincus Private Equity X, L.P	38,748,221
Warburg Pincus X Partners, L.P.	1,239,623
WP Expedition Co-Invest L.P.	12,575,112
GS Capital Partners VI Fund, L.P.	6,656,301
GS Capital Partners VI Offshore Fund L.P.	5,536,478
GS Capital Partners VI Parallel, L.P.	1,830,369
GS Capital Partners VI GmbH & Co. KG	236,565
Bridge Street 2011, L.P.	534,373
Bridge Street 2011 Offshore, L.P.	234,533
MBD 2011 Holdings, L.P.	349,502
Goldman Sachs & Co. LLC	401

SCHEDULE II

STOCKHOLDER NOTICES

Name of Stockholder	Notices
Warburg Pincus Private Equity X, L.P	c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017

Warburg Pincus X Partners, L.P.	c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017

WP Expedition Co-Invest L.P.	c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017

GS Capital Partners VI Fund, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

GS Capital Partners VI Offshore Fund L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

GS Capital Partners VI Parallel, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

GS Capital Partners VI GmbH & Co. KG	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Bridge Street 2011, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Bridge Street 2011 Offshore, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

MBD 2011 Holdings, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Goldman Sachs & Co. LLC	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Annex E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to §251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in §251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in §251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.
10 CORPORATE DRIVE, THIRD FLOOR
BURLINGTON, MASSACHUSETTS 01803 UNITED STATES
VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery
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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
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Mailed proxy cards must be received not later than January 13, 2021, the day before the special meeting.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D27490-S13436 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
ENDURANCE INTERNATIONAL GROUP HOLDINGS
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.     For Against Abstain
1.    To adopt the Agreement and Plan of Merger, dated as of November 1, 2020, as it may be amended from time to time in accordance with its terms, by (the “merger agreement”) ! !!
and among Endurance International Group Holdings, Inc., Razorback Technology Intermediate Holdings, Inc. and Razorback Technology, Inc.
2.    To approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to Endurance International Group ! !!
Holdings, Inc.’s named executive officers in connection with the merger of Endure Digital, Inc. (formerly known as Razorback Technology, Inc.), a wholly owned subsidiary of Endure Digital Intermediate Holdings, Inc. (formerly known as Razorback Technology Intermediate Holdings, Inc.), with and into Endurance Interantional Group Holdings, Inc., pursuant to the merger agreement.
3.    To approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there ! !!
are insufficient votes at the time of the special meeting to adopt the merger agreement.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]    Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
D27491-S13436
ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC. Special Meeting of Stockholders Thursday, January 14, 2021 10:00 a.m. EDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Jeffrey H. Fox, Marc Montagner, David Bryson and Timothy Oakes, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them, jointly and severally, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., EDT on Thursday, January 14, 2021, via live webcast at www.virtualshareholdermeeting.com/EIGI2021SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. This proxy revokes any prior proxy given by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations to vote “FOR” all proposals.
Continued and to be signed on reverse side